Exhibit 10.1

CREDIT AGREEMENT
Dated as of March 26, 2024
among
APA FINANCE IV, LLC,
as the Borrower,
APA FINANCE IV HOLDINGS, LLC,
as the Equity Holder,

BLACKSTONE ASSET BASED FINANCE ADVISORS LP,
as Blackstone Representative,
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent,
U.S. BANK NATIONAL ASSOCIATION,
as Document Custodian, and
THE LENDERS PARTY HERETO FROM TIME TO TIME

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    2
Section 1.01    Defined Terms    2
Section 1.02    Other Interpretive Provisions    63
Section 1.03    Accounting Terms    63
Section 1.04    Rounding    64
Section 1.05    References to Agreements, Laws, Etc.    64
Section 1.06    Times of Day    64
Section 1.07    Timing of Payment or Performance    64
Section 1.08    Negative Covenant Compliance    64
Section 1.09    Divisions    65
ARTICLE II THE COMMITMENTS AND BORROWINGS    66
Section 2.01    Commitments; Loans    66
Section 2.02    Borrowings of Loans    66
Section 2.03    Prepayments    67
Section 2.04    Termination or Reduction of Commitments    69
Section 2.05    Maturity of Loans    70
Section 2.06    Interest    70
Section 2.07    Fees    70
Section 2.08    Computation of Interest and Fees    71
Section 2.09    Evidence of Indebtedness    71
Section 2.10    Payments Generally    72
Section 2.11    Sharing of Payments    73
Section 2.12    Defaulting Lenders    74
Section 2.13    Erroneous Payment    75
ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY    79
Section 3.01    Taxes    79
Section 3.02    Increased Cost and Reduced Return; Capital Adequacy    83
Section 3.03    Matters Applicable to All Requests for Compensation    84
Section 3.04    Replacement of Lenders under Certain Circumstances    84
Section 3.05    Survival    85
ARTICLE IV CONDITIONS PRECEDENT TO BORROWINGS    86
Section 4.01    Closing Conditions    86
Section 4.02    Conditions to Term Borrowing    87
Section 4.03    Conditions to Permitted Acquisitions    90
ARTICLE V REPRESENTATIONS AND WARRANTIES    94
Section 5.01    Existence, Qualification and Power; Compliance with Laws    94
Section 5.02    Authorization; No Contravention    94
Section 5.03    Governmental Authorization    95
Section 5.04    Binding Effect    95

Section 5.05    Projections; No Material Adverse Effect    95
Section 5.06    Litigation    96
Section 5.07    No Default    96
Section 5.08    Security Documents    96
Section 5.09    Environmental Matters    97
Section 5.10    Taxes    98
Section 5.11    ERISA Compliance    98
Section 5.12    Subsidiaries; Equity Interests    99
Section 5.13    Margin Regulations; Investment Company Act    99
Section 5.14    Disclosure    99
Section 5.15    Non-Recourse Parties    99
Section 5.16    Solvency    99
Section 5.17    Limited Purpose; Separateness 100
Section 5.18    OFAC; USA PATRIOT Act; FCPA; Anti-Terrorism Laws 100
Section 5.19    Permitted Acquisition 101
ARTICLE VI AFFIRMATIVE COVENANTS 102
Section 6.01    Financial Statements 102
Section 6.02    Certificates; Other Information 103
Section 6.03    Notices 106
Section 6.04    Payment of Tax Obligations, Etc 107
Section 6.05    Preservation of Existence, Etc.; Material Contracts 107
Section 6.06    Maintenance of Properties; Compliance with Material Project Documents 108
Section 6.07    Maintenance of Collateral Accounts; Other Accounts    108
Section 6.08    Compliance with Laws    109
Section 6.09    Books and Records    109
Section 6.10    Inspection Rights    109
Section 6.11    Additional Collateral; Additional Guarantors    110
Section 6.12    Sanctions, OFAC, etc    111
Section 6.13    Further Assurances    112
Section 6.14    Distribution of Funds    113
Section 6.15    Maintenance of Ratings    113
Section 6.16    Maintenance of Insurance    114
Section 6.17    Minimum Hedging    114
Section 6.18    Bankruptcy Remoteness; Separateness    114
Section 6.19    Subsidiaries    120
Section 6.20    Accounting Changes    120
Section 6.21    Use of Proceeds    120
Section 6.22    Reports by Independent Accountants    120
Section 6.23    Project Company Expenses    121
Section 6.24    Notice of Name Change    121
Section 6.25    Tax Matters as to the Borrower    121
Section 6.26    Funding of the Reserve Accounts    121
Section 6.27    Reserve LC Limit    122
Section 6.28    Post-Closing Deliveries    122

ARTICLE VII NEGATIVE COVENANTS    123
Section 7.01    Liens    123
Section 7.02    Investments    126
Section 7.03    Indebtedness    128
Section 7.04    Fundamental Changes    129
Section 7.05    Dispositions    130
Section 7.06    Restricted Payments    131
Section 7.07    Transactions with Affiliates    131
Section 7.08    Burdensome Agreements    132
Section 7.09    Financial Covenant    132
Section 7.10    Business; Change in Nature of Business; Material Project
Documents    132
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES    134
Section 8.01    Events of Default    134
Section 8.02    Remedies Upon Event of Default    137
Section 8.03    Reserved    137
Section 8.04    Application of Funds    138
Section 8.05    Borrower’s Right to Cure    138
ARTICLE IX ACCOUNTS AND COLLATERAL; APPLICATION OF MONIES    140
Section 9.01    Collection of Money    140
Section 9.02    Collection Account    140
Section 9.03    Payment Account; Closing Expense Account    142
Section 9.04    Custodian; Collateral Accounts Generally.    148
Section 9.05    Method of Collateral Transfer    149
Section 9.06    Continuing Liability of the Borrower    150
Section 9.07    Payment Date Reports    151
Section 9.08    Disbursement of Funds from Payment Account    153
ARTICLE X ADMINISTRATIVE AGENT AND OTHER AGENTS    156
Section 10.01    Appointment and Authorization of Agents    156
Section 10.02    Delegation of Duties    158
Section 10.03    Liability of Agents    158
Section 10.04    Reliance by Agents    160
Section 10.05    Notice of Default    160
Section 10.06    Credit Decision; Disclosure of Information by Agents    161
Section 10.07    Indemnification of Agents    161
Section 10.08    Agents in Their Individual Capacities    161
Section 10.09    Successor Agents    162
Section 10.10    Administrative Agent May File Proofs of Claim    163
Section 10.11    Collateral and Guaranty Matters    164
Section 10.12    [Reserved]    165
Section 10.13    Appointment of Supplemental Agents    165
Section 10.14    Withholding Tax Indemnity    166
Section 10.15    ERISA Matters    167

Section 10.16    Document Custodian    168
ARTICLE XI MISCELLANEOUS    170
Section 11.01    Amendments, Etc    170
Section 11.02    Notices and Other Communications; Facsimile Copies    171
Section 11.03    No Waiver; Cumulative Remedies    173
Section 11.04    Costs and Expenses    173
Section 11.05    Indemnification by the Borrower    174
Section 11.06    Payments Set Aside    177
Section 11.07    Successors and Assigns    177
Section 11.08    Confidentiality    186
Section 11.09    Setoff    187
Section 11.10    Interest Rate Limitation    188
Section 11.11    Counterparts    188
Section 11.12    Integration; Termination    188
Section 11.13    Survival of Representations and Warranties    188
Section 11.14    Severability    188
Section 11.15    GOVERNING LAW    189
Section 11.16    WAIVER OF RIGHT TO TRIAL BY JURY    190
Section 11.17    Binding Effect    190
Section 11.18    USA PATRIOT Act    190
Section 11.19    No Advisory or Fiduciary Responsibility    190
Section 11.20    Electronic Execution of Assignments    192
Section 11.21    Effect of Certain Inaccuracies    192
Section 11.22    Judgment Currency    192
Section 11.23    Acknowledgement and Consent to Bail-In of EEA Financial
Institutions    192

SCHEDULES
1.01A    Commitments
1.01B    Collateral Documents 1.01D    Closing Date L/Cs 1.01E    Closing Date Projects
1.01F    Closing Date Tax Equity Financing 1.01G    Bloomberg NEF PV Module Tier 1 List 1.01H    Contribution Agreements
1.01I    Scheduled Rent
1.5Certain Liabilities
1.6Litigation
1.8Intellectual Property
1.9Environmental Matters
5.10    Taxes
5.12    Subsidiaries
6.28    Post-Closing Deliveries 7.01(b)    Existing Liens
7.02(e)    Existing Investments 7.03(b)    Existing Indebtedness
1.7Transactions with Affiliates
1.8Certain Contractual Obligations
11.02(a) Administrative Agent’s Office, Certain Addresses for Notices EXHIBITS
Form of
A    Committed Loan Notice
A-1Class A Note
A-2Class B Note
CCompliance Certificate
DSolvency Certificate
EAssignment and Assumption
FSecurity Agreement
GPerfection Certificate
HLimited Guarantee
I-1Affiliated Lender Assignment and Assumption I-2    Affiliated Lender Notice
A-1US Tax Compliance Certificate (Foreign Non-Partnership Lenders)
A-2US Tax Compliance Certificate (Foreign Non-Partnership Participants) J-3    US Tax Compliance Certificate (Foreign Partnership Lenders)
J-4    US Tax Compliance Certificate (Foreign Partnership Participants)
KPayment Date Report

L[Reserved]
MNotice of New Project
NForm of Request for Release of Custody Documents

CREDIT AGREEMENT
This CREDIT AGREEMENT (as the same may be amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 26, 2024, among APA FINANCE IV, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE IV HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BLACKSTONE ASSET BASED FINANCE ADVISORS LP, as Blackstone Representative, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as Document Custodian, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).
PRELIMINARY STATEMENTS
The Borrower has requested that, upon satisfaction or waiver of the conditions set forth in Section 4.01, the Lenders extend credit to the Borrower in the form of the Term Loans on the Borrowing Date in an aggregate principal amount equal to the aggregate Commitment of all of the Lenders.
The proceeds of the Term Loans will be used by the Borrower, directly or indirectly, to fund (i) the Debt Service Reserve Account, (ii) cash on the balance sheet, (iii) the Borrower’s portion of the acquisition, development, construction and operating costs associated with or related to certain Projects (as hereinafter defined), including, without limitation, any initial working capital and (iv) the Transactions and the Transaction Expenses. The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Defined Terms. As used in this Agreement (including in the preliminary statements hereto), the following terms shall have the meanings set forth below:
“Acceptable CS Customers” means, as of any date of determination, with respect to an applicable Project, the counterparties to the subscription agreements for such Project as of such date, which counterparties shall (a) have a FICO score of not less than 680, as verified by Experian (or another credit reporting bureau acceptable to the Blackstone Representative), (b) make payments under an “autopay” program (including but not limited to ACH or credit card), (c) participate under consolidated billing, which merges payments with a utility payment or (d) fulfills the eligibility and evaluation criteria of a subscription manager of recognized standing, which eligibility and evaluation criteria is substantially consistent with the market practice; provided that
(x) with respect to any such Projects, the average FICO score of the pool for all Eligible CS Projects shall be no less than 700 (provided that any Acceptable CS Customers without a FICO

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score shall be deemed to have a FICO score of 550), (y) Acceptable CS Customers with a FICO score below 700 must be no more than 15% of the pool for all Eligible CS Projects and (z) each subscription agreement shall be originated and serviced in compliance with all applicable laws and regulations.
“Acceptable L/C Issuer” means, at any time, (a) any bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A- or higher by KBRA (or if not rated by KBRA, a comparable rating from an internationally recognized credit rating agency) at such time or (b) any bank or financial institution which (having previously satisfied such requirement) ceases to satisfy the foregoing ratings requirement for a period of not more than forty-five (45) days.
“Acceptable Rating Agency” means (a) KBRA, or (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the U.S. Securities and Exchange Commission and approved by the Blackstone Representative, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the U.S. Securities and Exchange Commission and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.
“Account Control Agreement” means the Account Control Agreement among the Borrower, as debtor, the Collateral Agent, as secured party, and the Custodian, dated as of the Closing Date.
“Administrative Agent” means U.S. Bank Trust Company, National Association, in its capacity as administrative agent in its own name under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 11.02(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Expenses” means, without duplication, fees, expenses (including indemnities) and other amounts due and payable with respect to any Interest Payment Date or Quarterly Payment Date or with respect to any other date specified hereunder (including, with respect to any such date, any such amounts that were due and not paid on any prior date) and payable in the following order by the Borrower to:
(a)first, to the Agents, on a pro rata basis, in respect of the Agent Fees and any fees owed to the Administrative Agent, Collateral Agent, the Document Custodian and the Custodian (if any), and for the reimbursement of reasonable and documented out-of-pocket expenses and disbursements incurred by (and any indemnities owing to) the Administrative Agent, Collateral Agent, the Document Custodian and the Custodian under any Loan Documents in accordance with the provisions of this Agreement;
(b)second, to the Blackstone Representative in respect of any fees owed to the Blackstone Representative and for the reimbursement of reasonable and documented out-

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of-pocket expenses (including legal fees and expenses of counsel) and disbursements incurred by (and any indemnities owing to) the Blackstone Representative;

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(c)third, for fees and reasonable and documented out-of-pocket expenses of the Rating Agency in connection with any rating of the Loans;
(d)fourth, on a pro rata basis, the following amounts (excluding indemnities unless otherwise noted) to the following parties:
(1)the Collateral Manager (other than the Management Fee), amounts payable under the Collateral Management Agreement, including legal fees and expenses of counsel to the Collateral Manager;
(2)the Independent Director pursuant to the Organizational Documents, amounts payable in respect of services provided to the Borrower;
(3)the agents and counsel of the Borrower for fees, including retainers, and expenses (including the expenses associated with complying with FATCA and any other tax compliance regulations); and
(4)without duplication, any Person in respect of (x) any other reasonable fees or expenses of the Borrower (including in respect of any indemnity obligations, if applicable) not prohibited under this Agreement and (y) any reports and documents delivered pursuant to or in connection with this Agreement; and
(e)fifth, on a pro rata basis, indemnities payable to any Person permitted under this Agreement or the documents delivered pursuant to or in connection with this Agreement or the other Loan Documents not otherwise paid (including without limitation indemnities payable by the Borrower to any Independent Director in accordance with its Organizational Documents);
provided that Administrative Expenses shall not include (1) any salaries of any employees of the Group Members (for the avoidance of doubt, the Group Members do not and shall not have any employees or pay any salaries) or the Collateral Manager, (2) any Increased Costs, (3) amounts due in respect of actions taken on or before the Closing Date in connection with the closing of the Transactions and (4) any Management Fee.
“Administrative Officer” means, (a) when used with respect to the Collateral Agent, any vice president, assistant vice president, treasurer, assistant treasurer, trust officer, associate or any other officer of the Collateral Agent who shall have direct responsibility for the administration of this Agreement or to whom any corporate trust matter is referred within the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject, and in each case having direct responsibility for the administration of this Agreement and (b) when used with respect to the Administrative Agent, any officer within the office of the Administrative Agent at the address listed on the signature pages hereto, including any senior managing director, managing director, officer of the Administrative Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any matter is referred at such location because of his or her knowledge of and familiarity

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with the particular subject, and in each case having direct responsibility for the administration of this Agreement.
“Administrative Questionnaire” means an Administrative Questionnaire in such form as may be supplied from time to time by the Administrative Agent.
“Affiliate” means, with respect to any Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or
(b) any other person who is a director, officer or employee (1) of such Person, (2) of any subsidiary or parent company of such Person or (3) of any Person described in clause (a) above. For the purposes of this definition, (1) “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities or other interests having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (2) with respect to any Lender, the term “Affiliates” shall include any investment advisor to such Lender, any account, fund, client or portfolio established and controlled by the investment advisor of such Lender or for which such investment advisor or an Affiliate of such investment advisor acts as the investment adviser or exercises discretionary control.
“Affiliated Lender” means, at any time, (a) any Lender that is an Investor (including portfolio companies of the Investors notwithstanding the exclusion in the definition of “Investors”) (other than the Borrower or any of its Subsidiaries and other than any Debt Fund Affiliate), (b) any Lender that is a Non-Debt Fund Affiliate of an Investor, (c) any Lender that is a direct or indirect holding company of the Borrower or (d) any investment advisor to any Affiliated Lender, any account, fund, client or portfolio established and controlled by the investment advisor of such Affiliated Lender or for which such investment advisor or an Affiliate of such investment advisor acts as the investment adviser or exercises discretionary control, at such time; provided that, notwithstanding the foregoing, Blackstone Asset Based Finance Affiliates and funds, accounts and clients managed or advised by them shall not constitute Affiliated Lenders.
“Affiliated Lender Assignment and Assumption” has the meaning set forth in Section 11.07(l)(i).
“Affiliated Lender Cap” has the meaning set forth in Section 11.07(l)(iii).
“Agent Fees” means the fees payable to the Administrative Agent, the Collateral Agent, Custodian and Document Custodian in arrears on each Payment Date in an amount specified in the Agent Fee Letter.
“Agent Fee Letter” means the letter agreement dated on or prior to the date hereof among the Borrower, Administrative Agent, the Collateral Agent, Custodian and Document Custodian.
“Agent-Related Persons” means the Blackstone Representative, the Agents, together with their respective Affiliates and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

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“Agents” means, collectively, the Administrative Agent, the Collateral Agent , the Custodian, the Document Custodian and the Supplemental Agents (if any).
“Aggregate Collections” means, for any Test Period, the aggregate amount of Collections deposited in the Collection Account during such Test Period; provided that, solely for purposes of calculating “Aggregate Collections” for any Test Period that includes (a) any one or more of the Fiscal Quarters ended September 30, 2023, and December 31, 2023, Collections shall be deemed to be have been deposited into the Collection Account during such Fiscal Quarter in an amount equal to $4,161,608 and $1,962,724 for such Fiscal Quarters; and (b) the Fiscal Quarter ended March 31, 2024, Collections shall be deemed to have been deposited into the Collection Account during such Fiscal Quarter in an amount equal to (1) $2,382,082 plus (2) the actual amount of Collections deposited into the Collection Account during the period from and including the Business Day following the Closing Date through and including March 31, 2024.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Altus Power” means Altus Power, LLC, a Delaware limited liability company together with its successors and permitted assigns under the Vitol Master Lease Agreement or any other Master Lease Documents.
“AML Laws” has the meaning set forth in Section 10.01.
“Amortization Amount” means, with respect to the Loans of each Class on any Interest Payment Date, an amount equal to the product of (x) the aggregate initial principal balance of the Term Loans of such Class on such date (for the avoidance of doubt, determined prior to payments made on such Class of Loans on such date) multiplied by (y) a percentage equal to at any time prior to the Anticipated Repayment Date, (1) for any Interest Payment Date on (and including) or prior to the Interest Payment Date for the Due Period ended March 31, 2025, 2.0%, and (2) for each Interest Payment Date thereafter, 2.6% divided by (z) four, in each case, together with any accrued but unpaid Amortization Amounts from prior Interest Payment Dates; provided, that, at any time on or after the Anticipated Repayment Date, the “Amortization Amount” shall be in an aggregate principal amount equal to 100% of remaining cash on deposit in the Payment Account.
“Anti-Corruption Laws” means, to the extent applicable, (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Group Member is located or doing business.
“Anti-Money Laundering Laws” means applicable law, rule or regulation in any jurisdiction in which any Group Member is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

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“Anticipated Repayment Date” means June 30, 2034 or if such day is not a Business Day, the immediately following Business Day.
“Applicable Period” has the meaning set forth in Section 11.21.
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Asset Management Agreement” means, with respect to (i) the Vitol Project, the Vitol Asset Management Agreement and (ii) any other Project, the document identified in the Notice of New Project as the Asset Management Agreement for such Project, and which Asset Management Agreement shall either be in a form consistent with Holdings’ past business practices or otherwise acceptable to the Required Lenders.
“Assignees” has the meaning set forth in Section 11.07(b)(i).
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.
“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Available Draw Amount” means, as of any date of determination with respect to any letter of credit, the amount available to be drawn thereunder on such date; provided that, if an LC Default shall have occurred with respect thereto, then the “Available Draw Amount” with respect to such letter of credit for purposes of this Agreement shall be equal to zero.
“Average Credit Profile” means, with respect to all of the Projects selling power pursuant to one or more Power Purchase Agreements at any date, the average credit profile of all of the customers of all such Projects at such date (based on the respective ratings or credit scores of such customers, weighted by the present value of the future expected payments in respect of each such customer’s account (determined using a discount rate of 6.0%)), and calculated in a manner consistent with the calculation of the Average Credit Profile on the Closing Date as agreed between the Borrower and the Blackstone Representative.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

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“Bankruptcy Code” means the U.S. Bankruptcy Code, being Title 11 of the U.S. Code.
“Blackstone Asset Based Finance” means Blackstone Asset Based Finance Advisors LP.
“Blackstone Asset Based Finance Affiliates” means Affiliates of Blackstone Asset Based Finance within the structured finance group of The Blackstone Group Inc.
“Blackstone Asset Based Finance Entity” means Blackstone Asset Based Finance and each Blackstone Asset Based Finance Affiliate, and shall include, without limitation, each fund, account and client that is, or is a fund or an account of, an insurance company, in any case that is managed, advised or sub-advised by Blackstone Asset Based Finance, as the context may require.
“Blackstone Asset Based Finance Investor” shall mean any insurance company investor in a fund or an account managed or advised by Blackstone Asset Based Finance or a Blackstone Asset Based Finance Affiliate to which investor Blackstone Asset Based Finance or a Blackstone Asset Based Finance Affiliate is providing certain administrative and other services.
“Blackstone Representative” shall mean, Blackstone Asset Based Finance, and, after the Closing Date, any successor or assign that is a Blackstone Asset Based Finance Affiliate appointed by the previous Blackstone Representative, effective after five (5) Business Days’ advance written notice of such appointment to the Borrower and the Administrative Agent; provided, that if no Lender under this Agreement is a Blackstone Asset Based Finance Entity then “Blackstone Representative” shall mean a Lender appointed by the Required Lenders and notified to the Administrative Agent to fulfill the role as the Blackstone Representative.
“Blackstone Representative Side Letter” means the side letter agreement dated as of the Closing Date among Blackstone Asset Based Finance Advisors LP, as Blackstone Representative, the Borrower and certain of its Affiliates.
“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.
“Borrowed Amount” means, with respect to any Borrowing, the aggregate principal amount of Loans made or to be made in respect of such Borrowing.
“Borrower” has the meaning set forth in the introductory paragraph to this Agreement. “Borrower Materials” has the meaning set forth in Section 6.02.
“Borrower Order” means a written order or request dated and signed in the name of the Borrower by a Responsible Officer of the Borrower (or a Responsible Officer of the Collateral Manager on its behalf), which order or request may be provided by email or other electronic communication (except to the extent that the Collateral Agent requests otherwise).
“Borrower SLB Account” means any deposit account of the Borrower, designated as the

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(i) “Secured Account” under the Vitol Asset Management Agreement, or (ii) secured account under each other Master Lease Agreement into which all revenues under the applicable revenue contracts and other amounts received by the SLB Lessee shall be deposited.
“Borrowing” means each borrowing of Loans described in Section 2.01 on any single day.

“Borrowing Date” means, with respect to any Borrowing, the date thereof.
“Borrowing Percentage” means, (a) with respect to any Borrowing of Class A Loans, the related Class A Borrowing Percentage, and (b) with respect to any Borrowing of Class B Loans, the related Class B Borrowing Percentage.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or in the state in which the Corporate Trust Office is located.
“Buyout Eligible JV” means, at any time, any Tax Equity JV in respect of which (a) any holder of any Stock of such Tax Equity JV (i) has a contractual right (whether arising under the applicable Tax Equity Documents or otherwise) to sell all or a portion of its Stock in such Tax Equity JV to any Group Member and (ii) such contractual right is exercisable by such holder at such time or will be exercisable by such holder at any time within the following 12 months or (b) any Group Member (i) has a contractual right (which right may, for the avoidance of doubt, be contingent on any election made or declined to be made by another Person) to purchase any Stock of such Tax Equity JV from any other Person and (ii) such contractual right is exercisable by such Group Member at such time or will be exercisable by such Group Member at any time within the following 12 months (whether arising under the applicable Tax Equity Documents or otherwise).
“Buyout L/C” means (a) the letters of credit set forth on Part I of Schedule 1.01D and/or
(b) any other irrevocable, transferable, standby letter(s) of credit issued by an Acceptable L/C Issuer in favor of the Collateral Agent (for the benefit of the Secured Parties) as beneficiary, which
(i) provides the Collateral Agent with the right to draw such Buyout L/C (x) whenever amounts would otherwise be required to be withdrawn from the Buyout Reserve Account, (y) in full if less than 15 days remain until the stated expiry of such Buyout L/C and (z) in full if any LC Default has occurred and is continuing in respect of such Buyout L/C, (ii) will have an expiration date of no later than the first anniversary of its date of issuance, (iii) will indicate by its terms that the proceeds in respect of drawings under such Buyout L/C will be paid directly into the Buyout Reserve Account and (iv) is, at the time of issuance thereof, otherwise in form and substance reasonably acceptable to the Blackstone Representative; provided that in no event shall the aggregate face amount of Buyout L/Cs and DSR L/Cs outstanding (collectively) at any time exceed the amount equal to 10% of the Total Outstandings at such time.
“Buyout Price” means, at any time, in respect of any Buyout Eligible JV, the greater of
(a) the aggregate amount of purchase consideration the applicable Group Member would be obligated to pay to acquire all Stock subject to any such right of sale and (b) the aggregate

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amount of purchase consideration the applicable Group Member would be required to pay to acquire all Stock subject to any such purchase right (in each of the preceding (a) and (b), as determined by the Collateral Manager in its commercially reasonable discretion and consistent with the past practices of Holdings and its Affiliates).
“Buyout Reserve Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(h) hereof.

“Buyout Reserve Amount” means, at any time, an amount equal to the sum of the Buyout Prices for each Buyout Eligible JV at such time.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of any Group Member either existing on the Closing Date or created prior to any re- characterization described below (i) that were not included on the consolidated balance sheet of the Borrower as financing or capital lease obligations and (ii) that are subsequently re- characterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement not be treated as financing or capital lease obligations, Capitalized Lease Obligations or Indebtedness.
“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as financings or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Agreement or compliance with any covenant, GAAP will be deemed to treat leases in a manner consistent with its current treatment under GAAP as of the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
“Casualty Event” means any event that gives rise to the receipt by any Person of (a) any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property or (b) any Diminution Proceeds.
“Casualty Proceeds” means, with respect to any Casualty Event, (a) any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property, in each case which are actually received in cash by a Group Member and (b) any Diminution Proceeds which are actually received in cash by a Group Member.
“CFC Holdco” shall mean any direct or indirect Domestic Subsidiary that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) of: (i) one or more “controlled foreign corporations” (within the meaning of Section 957 of the Code), or (ii) other Domestic Subsidiaries that have no material assets other than Equity Interests (or Equity

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Interests and Indebtedness) of one or more “controlled foreign corporations” (within the meaning of Section 957 of the Code).
“Change in Law” means the occurrence, after the Closing Date, of any of the following:
(a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street

Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class” when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. As of the Initial Borrowing Date, there shall be a single Class of Loans and Commitments. Loans and Borrowings hereunder shall also be allocated into Loans or Borrowings (as applicable) of two classes (“Class A” and “Class B”, respectively), each of which shall also be considered a “Class” of Loans or Borrowings.
The terms “Borrowing”, “Loan”, “Term Loan”, “Commitment”, “Class A” and “Class B” (and similar terms) may be applied adjectivally in combinations to loans and borrowings hereunder that satisfy the collective requirements of such terms at the relevant time (e.g., references to a “Class A Borrowing” will be to a Borrowing of Loans that are allocated hereunder to Class A; references to a “Class B Commitment” will be to a Commitment to make Loans that are allocated hereunder to Class B; etc.).
“Class A Borrowing Percentage” means 100%.
“Class B Borrowing Percentage” means a percentage equal to 100% minus the Class A Borrowing Percentage.
“Class A Only Lender” has the meaning set forth in Section 2.01(c). “Class B Only Lender” has the meaning set forth in Section 2.01(c).
“Clean Energy System” means a solar energy generating installation that uses solar fuel source, in each case, whether commercial, municipal, residential or utility-scale in nature.
“Closing Date” means March 26, 2024.
“Closing Expense Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(b) hereof.

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“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. “Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the
“Collateral”, “Pledged Assets” or “Account Collateral” as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document.
“Collateral Accounts” means the Debt Service Reserve Account, the Closing Expense Account, the Collection Account, the Reinvestment Account, the Expense Reserve Account, the Equity Account, the Quarterly Payment Date Account, the Buyout Reserve Account, the Payment

Account, the Custodial Account, and any other deposit account or securities account required to be subject to a Control Agreement hereunder or under the Security Agreement.
“Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)the Blackstone Representative, the Administrative Agent and the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date, pursuant to Section 4.01(a)(ii) or from time to time pursuant to Section 6.11 or Section 6.13, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;
(b)the Obligations shall have been guaranteed by (i) each Subsidiary of the Borrower (other than Non-Recourse Parties) pursuant to the Guaranty and (ii) the Limited Guarantor pursuant to the Limited Guarantees;
(c)the Obligations and the Guaranty shall have been secured pursuant to the Security Agreement by a first-priority security interest, subject to Liens permitted by Section 7.01, in (i) all the Equity Interests of each Loan Party, in each case held by a Loan Party, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction) and (ii) all the Equity Interests in the Borrower, and in each case the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;
(d)all Pledged Debt owing to any Loan Party (i) that is evidenced by a promissory note with a principal amount in excess of $250,000 or (ii) that, together with all other Pledged Debt evidenced by a promissory note owing to any Loan Party, exceeds an aggregate principal amount of $500,000, shall have been delivered to the Collateral Agent pursuant to the Security Agreement and the Collateral Agent shall have received all such promissory notes, together with

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undated instruments of transfer with respect thereto endorsed in blank, in each case within 30 days after the later of (x) the receipt of such promissory note and (y) the aggregate amount of such Pledged Debt evidenced by a promissory note exceeding $500,000;
(e)the Obligations and the Guaranty shall have been secured by a perfected security interest in substantially all now owned or at any time hereafter acquired tangible and intangible assets of each Loan Party (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, intellectual property, other general intangibles and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction);
(f)except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United

States Copyright Office, required by the Collateral Documents, applicable Law or reasonably requested by the Blackstone Representative, the Administrative Agent or the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Blackstone Representative, the Administrative Agent or the Collateral Agent for filing, registration or recording; and
(g)after the Closing Date, each Group Member (including each Tax Equity HoldCo but excluding the Tax Equity Parties) that is not a Non-Recourse Party (including, for the avoidance of doubt, any Tax Equity Entity following a Permitted Buyout in respect thereof) shall become a Guarantor pursuant to a Guarantee Assumption Agreement in accordance with Sections
6.11 or 6.13 and a party to the Collateral Documents in accordance with Section 6.11.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(A)the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in or taking other actions with respect to the following (collectively, the “Excluded Assets”):
(i)(x) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000 and (y) motor vehicles and other assets subject to certificates of title having an aggregate market value of less than $1,000,000,
(ii)any particular asset, if the pledge thereof or the security interest therein is restricted or prohibited by Law (including any requirement to obtain the consent of any governmental authority or third party (other than a Loan Party) unless such consent has been obtained),

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(iii)Equity Interests in any Person other than the Borrower, any direct or indirect Domestic Subsidiary of the Borrower or any Tax Equity JV (other than to the extent the Equity Interests of such Domestic Subsidiary constitute Excluded Equity Interests),
(iv)any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the applicable anti- assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition or restriction,
(v)the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse U.S. federal income tax consequences to the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, as reasonably determined by the Collateral Manager with the consent of the Blackstone Representative,

(vi)letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished by the filing of a Uniform Commercial Code financing statement,
(vii)any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law,
(viii)(w) Equity Interests in a Project Company owned by a Tax Equity JV, (x) Equity Interests in a Project Company that are held directly by a Tax Equity Investor, (y) Projects owned directly or indirectly by a Tax Equity JV, and (z) Projects owned directly by a Project Company in which a Tax Equity Investor is a member,
(ix)any lease, license, contract, agreement, asset or other general intangible or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement, in each case permitted under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract, agreement, asset or other general intangible, Capitalized Lease Obligations or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; provided that in no event shall any Master Lease Document be deemed an Excluded Asset,

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(x)any particular asset located in or governed by any non-U.S. jurisdiction or agreement (other than stock certificates otherwise required to be pledged, certain material debt otherwise required to be pledged and assets that can be perfected by the filing of a Uniform Commercial Code financing statement), or
(xi)any particular assets if the Blackstone Representative and the Borrower reasonably agree in writing that the burden, cost or consequences (including any adverse tax consequences) of creating or perfecting such pledges or security interests therein is excessive in relation to the practical benefits to be obtained therefrom by the Lenders under the Loan Documents.
(B)(i) The foregoing definition of “Collateral and Guarantee Requirement” shall not require control agreements, other control arrangements or perfection by “control” with respect to cash, deposit accounts, securities accounts or commodity accounts, including any securities entitlements or related assets on deposit therein or any other Collateral (other than in respect of the Collateral Accounts or the Pledged Equity), (ii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S., including any IP Rights registered in any non-U.S. jurisdiction, or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (iii) no actions other than the filing of a financing statement under the Uniform Commercial Code shall be required to perfect security interests in any Collateral consisting of notes or other evidence of Indebtedness, except to the extent set forth in clause (d) to the first paragraph of this definition,
(iv) no actions other than the filing of Uniform Commercial Code financing statements and the entry into control agreements with respect to the Collateral Accounts shall be required to perfect security interest in any Collateral consisting of proceeds of other Collateral unless otherwise requested by the Blackstone Representative, (v) no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement unless otherwise requested by the Blackstone Representative, (vi) no landlord waivers, bailee letters, estoppels, warehouseman waivers or other collateral access or similar letters or agreements shall be required and (vii) except to the extent that perfection and priority may be achieved by the filing of a financing statement under the Uniform Commercial Code, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in clause (ii) of this clause (B);
(C)the Blackstone Representative in its discretion may grant extensions of time for the creation or perfection of security interests in or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Borrower, that the creation or perfection of security interests or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; provided that the Collateral Agent shall have received the items set forth on Schedule 1.01B on or prior to the date(s) set forth therein; and

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(D)Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.
“Collateral Documents” means, collectively, the Security Agreement, each Control Agreement, any Intellectual Property Security Agreement (if in effect), any Guarantee Assumption Agreement, each of the collateral assignments of Master Lease Documents, other collateral assignments, security agreements, pledge agreements, any other intellectual property security agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, Section 6.11 or Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.
“Collateral Management Agreement” means the Collateral Management Agreement dated as of the Closing Date between the Borrower and the Collateral Manager, as amended from time to time in accordance with the terms hereof and thereof.
“Collateral Manager” means Altus Power America Management, LLC, a Delaware limited liability company, in its capacity as collateral manager under the Collateral Management Agreement, or any successor or assign in such capacity in accordance with this Agreement, the Collateral Management Agreement and the other Loan Documents.

“Collateral Manager Termination Event” means (a) the resignation, removal or termination of the Collateral Manager under the Collateral Management Agreement at any time for any reason; or (b) any event shall occur that shall permit the Collateral Manager to be replaced pursuant to the Collateral Management Agreement; or (c) or Collateral Management Agreement expires, is terminated or otherwise for any reason ceases to be in full force and effect.
“Collection Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.02 hereof.
“Collections” means, without duplication, (a) all payments or other amounts received by any Guarantor with respect to the Project or Projects owned by such Guarantor (if any), and all other amounts received by such Guarantor (including, without limitation, dividends or distributions of any type from any Person and any proceeds of the Disposition of assets other than Disposition Proceeds), including, without limitation, (i) the Vitol SLB Collections, and (ii) rent payments payable with respect to any other Eligible SLB Project, in each case net of (1) any Project Company Expenses (including any such Project Company Expenses payable under a Master Lease Agreement), (2) any amounts required to pay asset manager fees to Altus Power or any other Person that is not a Group Member, and (3) SLB Lessee Payment Amounts payable or required to be paid pursuant to the terms of the respective Master Lease Agreement; provided that any Reinvestment Proceeds or Extraordinary Receipts received by such Guarantor shall not constitute Collections and (b) with respect to any Tax Equity Party, all cash available for distribution to the Borrower to the extent permitted under the applicable Tax Equity Documents.

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“Commercial Operation Date” means, with respect to a Project, the date when “substantial completion” (or term of similar import) under the EPC Agreement of such Project has been achieved and all performance testing necessary for such Project to meet the requirements for receiving revenue under the Power Purchase Agreements, tariffs or other similar long-term arrangements has been completed.
“Commitment” means, as to each Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01A under the caption “Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Committed Loan Notice” means a notice of a Borrowing pursuant to Section 2.02(a) substantially in the form of Exhibit A or such other form as may be approved by the Blackstone Representative (including any form on an electronic platform or electronic transmission system as shall be approved by the Blackstone Representative), appropriately completed and signed by a Responsible Officer of the Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compensation Period” has the meaning set forth in Section 2.10(c)(ii). “Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Concentration Limits” means, at any time, a test that shall be satisfied if (i) no individual Rated Investment Grade Customer shall account for more than 25% of the Total Revenues, (ii) no individual Unrated Non-Investment Grade Customer shall account for more than 5% of the Total Revenues, (iii) no three Obligors shall collectively account for more than 45% of the Total Revenues, (iv) Rated Investment Grade Customers, Unrated Creditworthy Customers and Obligors with respect to IG/IGE Subscribed Eligible CS Projects shall collectively account for at least 70% of the Total Revenues and (v) all Obligors in respect of Merchant Projects shall collectively account for less than 10.0% of Total Revenues.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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“Contribution Agreement” means each Contribution Agreement set forth on Schedule 1.01H and any additional Contribution Agreement as may be entered into from time to time in connection with any Permitted Acquisition.
“Control” has the meaning set forth in the definition of “Affiliate”. “Controlling” has a correlative meaning.
“Control Agreements” means (a) the Account Control Agreement and (b) any other control agreements entered into by a Loan Party, the Collateral Agent and the Custodian or the Depositary Bank (as applicable), which (1) provides that the Custodian or Depositary Bank (as applicable) shall comply with any entitlement order or other instruction originated by a Loan Party, and, upon delivery of written notice that an Event of Default has occurred, the Collateral Agent (but not, after such notice (unless rescinded), the Borrower) and (2) is otherwise sufficient to establish the Collateral Agent’s control per Section 9-104 or 9-106 (as applicable) of the UCC.
“Corporate Trust Office” means:
(a)in the case of the Collateral Agent, the corporate trust office of the Collateral Agent and Custodian, currently located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110; Attention: Global Corporate Trust – APA FINANCE IV, LLC; email nicholas.kennedy1@usbank.com;
(b)in the case of the Administrative Agent, the corporate trust office of the Administrative Agent, currently located at 214 North Tryon Street, 27th Floor, Charlotte, North Carolina 28202; Attention: Global Corporate Trust – APA FINANCE IV, LLC; email agency.services@usbank.com;
(c)in the case of the Document Custodian, the corporate trust office of the Document Custodian, currently located at 1719 Otis Way, Florence, SC 29501, Attention: Global Trust Services – APA FINANCE IV, LLC; email steven.garrett@usbank.com;

or in each case (1) such other address as the Administrative Agent, the Collateral Agent or Document Custodian, as applicable, may designate from time to time by notice to the Borrower, the Blackstone Representative and the Lenders and (2) the principal corporate trust office of any successor Collateral Agent, successor Administrative Agent or successor Document Custodian, as applicable.
“Custodial Account” means a custodial account at the Custodian, established in the name of “APA FINANCE IV, LLC, subject to the lien of the Collateral Agent” pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.04(b) hereof.
“Custodian” means U.S. Bank.
“Debt Fund Affiliate” means (a) if and for so long as Blackstone Asset Based Finance is an Affiliate of the Borrower or any Investor, any fund or client managed by an adviser that is a Blackstone Asset Based Finance Affiliate and (b) any other Affiliate of the Investors and the Borrower that is a Bona Fide Debt Fund or an investment vehicle that is engaged in the making,

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purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course. For the avoidance of doubt, if as of the Closing Date, and for so long thereafter as Blackstone Asset Based Finance is an Affiliate of the Borrower or the Investors, funds, accounts or clients managed or advised by Blackstone Asset Based Finance Affiliates shall constitute Debt Fund Affiliates.
“Debt Rating” means the debt rating of the Loans as determined from time to time by the Rating Agency.
“Debt Service” means, for any period, the sum of all scheduled cash interest and Amortization Amounts payable during such period in respect of the Facilities pursuant to Section 9.08(a); provided that Debt Service for the Fiscal Quarters ended September 30, 2023, December 31, 2023 and March 31, 2024, shall be deemed to be $2,133,625, $2,133,625 and $2,133,625, respectively. For the avoidance of doubt, Debt Service shall not include (i) mandatory prepayments pursuant to the Loan Documents and (ii) any amounts required to be transferred to the Debt Service Reserve Account.
“Debt Service Coverage Ratio” means, for any Test Period, the ratio of (a) Aggregate Collections for such Test Period to (b) Debt Service for such Test Period.
“Debt Service Reserve Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(c) hereof.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition specified in Section 8.01 that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would (unless cured or waived) become an Event of Default.

“Default Rate” means, with respect to any Class of Loans, an interest rate equal to the Interest Rate with respect to such Class plus two percent (2.0%) per annum to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to
(i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent, the Blackstone Representative and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Blackstone Representative or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower, the Blackstone Representative or the Administrative Agent in writing that it does not intend to comply with its

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funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, the Blackstone Representative or the Borrower, to confirm in writing to the Administrative Agent, the Blackstone Representative and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Blackstone Representative and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent or the Blackstone Representative that a Lender is a Defaulting Lender under any one or more of clauses (a) through
(d)above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Depositary Bank” means U.S. Bank, in its capacity as depositary bank, or another bank selected by the Borrower and reasonably acceptable to the Blackstone Representative.
“Designated Equity Contribution” has the meaning set forth in Section 8.05(a).

“Diminution Proceeds” means any cash received by any Group Member in compensation (however designated) for a reduction (whether due to a Casualty Event or otherwise) in the revenue generating potential of any assets of the Borrower or any Project Company.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person.

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“Disposition Proceeds” means, with respect to any Material Disposition, all cash proceeds actually received by the Group Members in respect thereof.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, event of loss, or asset sale or event of default so long as any rights of the holders thereof upon the occurrence of a change of control, event of loss, asset sale or event of default shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control, event of loss, asset sale or event of default so long as any rights of the holders thereof upon the occurrence of a change of control, event of loss, asset sale or event of default shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of future, current or former employees, directors, officers, managers or consultants of the Borrower (or any direct or indirect parent thereof) or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or the Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Disqualified Lenders” means (a) those Persons identified by the Borrower (or one of its Affiliates) or the Investors to the Administrative Agent and the Blackstone Representative in writing on or prior to the Closing Date (and such Persons’ Affiliates clearly identifiable as such solely on the basis of their names), (b) competitors (and such competitors’ sponsors and Affiliates identified in writing or clearly identifiable as such solely on the basis of their names) of the Project Companies engaged, directly or indirectly, as one of their principal businesses in owning, leasing (as lessor) and/or operating one or more Clean Energy Systems and separately identified by the Borrower or the Investors to the Administrative Agent and the Blackstone Representative in writing from time to time, (c) any Affiliate of any competitor described in clause (b) that is identified by the Borrower or the Investors to the Administrative Agent and the Blackstone

Representative in writing from time to time or reasonably identifiable solely by name as an Affiliate of such Person, other than an Affiliate of such Person that is a Bona Fide Debt Fund; provided that no updates to the Disqualified Lender list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders, and (d) any “Disqualified Entity” under the Vitol Master Lease Agreement (and any substantially

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equivalent concept under any other Master Lease Agreement); provided however that in no event shall Blackstone Asset Based Finance or any Blackstone Asset Based Finance Entity be deemed a “Disqualified Lender” hereunder. Any supplement to the list of Disqualified Lenders pursuant to clause (b) or (c) above shall be made by the Borrower to the Administrative Agent and the Blackstone Representative in writing (including by email) and such supplement shall take effect the same Business Day such notice is received by the Administrative Agent and the Blackstone Representative. The list of Disqualified Lenders shall be made available to any Lender upon request to the Administrative Agent and the Blackstone Representative, subject to customary confidentiality requirements.
“Division” has the meaning set forth in Section 1.09.
“Document Custodian” means U.S. Bank National Association, in its capacity as document custodian or any successor thereto.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“Draft Payment Date Report” has the meaning set forth in Section 9.07.
“Drawn Amount” means, at any date of determination, with respect to any Class of Loans, an amount equal to (a) the aggregate face amount of Loans of such Class borrowed under this Agreement on or prior to such date minus (b) the aggregate principal amount of Loans of such Class prepaid pursuant to Section 2.03(a)(i) prior to such date.
“DSR L/C” means (a) the letters of credit set forth on Part I of Schedule 1.01D and/or (b) any other irrevocable, transferable, standby letter(s) of credit issued by an Acceptable L/C Issuer in favor of the Collateral Agent (for the benefit of the Secured Parties) as beneficiary, which (i) provides the Collateral Agent with the right to draw such DSR L/C (x) whenever amounts would otherwise be required to be withdrawn from the Debt Service Reserve Account, (y) in full if less than 15 days remain until the stated expiry of such DSR L/C and (z) in full if any LC Default has occurred and is continuing in respect of such DSR L/C, (ii) will have an expiration date of no later than the first anniversary of its date of issuance, (iii) will indicate by its terms that the proceeds in respect of drawings under such DSR L/C will be paid directly into the Debt Service Reserve Account and (iv) is, at the time of issuance thereof, otherwise in form and substance reasonably acceptable to the Blackstone Representative; provided that in no event shall the aggregate face amount of Buyout L/Cs and DSR L/Cs outstanding (collectively) at any time exceed the amount equal to 10% of the Total Outstandings at such time.

“DSRA Amount” means (a) on the Initial Borrowing Date $3,257,250 and (b) as of any date of determination thereafter, the next six (6) months of interest scheduled to be payable hereunder after such date of determination in respect of the Term Loans, pursuant to Section 2.06(a).

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“Due Period” means each period commencing on the day immediately following the last day of the immediately preceding Due Period (or, in the case of the initial Due Period, the period commencing on the Initial Borrowing Date) and ending on (and excluding) the first day of the following Fiscal Quarter (or, in the case of the Due Period in which the Maturity Date would occur, ending on the day preceding the Maturity Date).
“Early Amortization Event” means the occurrence of any of the following: (i) the Debt Service Coverage Ratio shall be less than 1.25:1.00 as of the last day of any Test Period (commencing with the Test Period ending March 31, 2024), (ii) a Default pursuant to Section 6.16,
(iii) an Event of Default, (iv) on any determination date, if as a result of the replacement of the Lease Services Provider and/or the Maintenance Services Provider of any Project Company, the aggregate Project Company Expenses for all of the Project Companies are more than 20% greater than what the Project Company Expenses would have been for such date had the Lease Services Provider and/or the Maintenance Services Provider for any Project Company not been replaced,
(v) the occurrence of the Anticipated Repayment Date or (vi) on the last day of any Fiscal Quarter, the LTV Ratio exceeds the Maximum LTV Ratio.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligibility Criteria” means, as to any Project:
(a)such Project is commercially operational and the Commercial Operation Date with respect thereto has occurred;
(b)such Project is located in (1) the United States or its territories or (2) any other jurisdiction approved by the Blackstone Representative and, in the case of this clause (2), as to which the Rating Condition is satisfied;
(c)such Project equipment is provided by suppliers included on the Bloomberg NEF PV Module Tier 1 List (at the time of installation) or other equipment providers selected consistent with the past business practices of Holdings;

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(d)the Material Project Documents of such Project are based on forms consistent in all material respects with the past business practices of Holdings and are acceptable to the Blackstone Representative in its reasonable discretion;
(e)no counterparty to any such Material Project Document is bankrupt at the time of entry into such Material Project Document;
(f)such Project has not suffered any Casualty Event;
(g)either:
(i)such Project is an Eligible CS Project;
(ii)all projected revenue for such Project will consist of contracted revenue with a Power Purchase Agreement and, as applicable, revenue from the sale of SRECs and other renewable energy credits with:
(u)Acceptable CS Customers;
(v)for a Power Purchase Agreement, a counterparty (1) rated BBB or better by Standard & Poor’s or Fitch or Baa2 or better by Moody’s and (2) that maintains or improves the Average Credit Profile of the existing customer pool compared to such Average Credit Profile on the Closing Date;
(w)an Unrated Creditworthy Customer acceptable to the Blackstone Representative and as to which the Rating Condition is satisfied;
(x)a Rated Non-Investment Grade Customer acceptable to the Blackstone Representative and as to which the Rating Condition is satisfied;
(y)an Unrated Non-Investment Grade Customer acceptable to the Blackstone Representative and as to which the Rating Condition is satisfied; or
(z)an unrated counterparty that has no financial information acceptable to the Blackstone Representative and as to which the Rating Condition is satisfied; or
(iii)with the consent of the Required Lenders, such Project is a Merchant Project.
(h)if such Project is subject to a Sale and Leaseback Transaction, such Project is an Eligible SLB Project.
“Eligible Account Bank” means, with respect to any specified account, a federal or state- chartered depository institution with a short-term issuer rating of at least “A-2” by S&P (or a long-

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term issuer rating of at least “A” by S&P if such institution has no short-term issuer rating) and that has a combined capital and surplus of at least $200,000,000.
“Eligible Assignee” has the meaning set forth in Section 11.07(a).
“Eligible CS Project” means a Project that (a) participates in a “community solar” program and (b) has (i) Acceptable CS Customers or (ii) Rated Investment Grade Customers or Unrated Creditworthy Customers.
“Eligible Hedge Counterparty” means, with respect to any Permitted Hedge Agreement, any Person that:
(a)in the case of SREC Hedge Agreements, (i) has a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by KBRA (or if not rated by KBRA, a comparable rating from an internationally recognized credit rating agency), or (ii) with the consent of the Blackstone Representative and subject to satisfaction of the Rating Condition, is an Affiliate of a Person described in the preceding clause (i) (for the avoidance of doubt, it being understood that with the consent of the Blackstone Representative and subject to satisfaction of the Rating Condition, such Affiliates may be identified on a standing list of Eligible Hedge Counterparties); and
(b)in the case of other Permitted Hedge Agreements, meets the criteria determined as provided in the definition of “Permitted Hedge Agreement” with respect thereto.
“Eligible Investment” means any investment that, at the time it, or evidence of it, is acquired by the Borrower (directly or through an intermediary or bailee), is either cash or one or more of the following obligations or securities (in each case denominated in Dollars):

(a)direct debt obligations of, and debt obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America that satisfies the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment;

(b)demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including U.S. Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such initial deposit, investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings; and

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(c)money market funds which funds have, at all times, credit ratings “AAAm” by S&P;

subject, in each case, to such obligations or securities having a maturity date not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof; provided that Eligible Investments shall not include (1) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Collateral Manager, (2) any security whose rating assigned by S&P includes the subscript “f”, “p”, “q”, “pi”, “r”, “sf” or “t”, (3) any security that is subject to an Offer, (4) any security secured by real property or (5) any obligation or security the after tax yield of which is less than or equal to zero. Eligible Investments may include those investments with respect to which U.S. Bank or an Affiliate of U.S. Bank is an obligor or provides services.
“Eligible Investment Required Ratings” means, at the time of such investment or contractual commitment to invest, a long-term senior unsecured debt rating of at least “A” and a short-term issuer rating of at least “A-2” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “A” by S&P).
“Eligible Project” means any Project that satisfies the Eligibility Criteria.
“Eligible Project Company” means (a) any Person which (1) owns one or more Eligible Projects and owns no Projects which are not Eligible Projects (it being agreed and understood that any Project that is subject to a Sale and Leaseback Transaction pursuant to which such Person is the SLB Lessor shall be deemed to be owned by such Person), (2) satisfies the Special Purpose Requirements and (3) has no Indebtedness other than Permitted Indebtedness (after giving effect to any related Permitted Acquisition) and (b) any other Person that (i) is the owner, lessor and/or operator of one or more Clean Energy Systems and (ii) is consented to by the Required Lenders.
“Eligible SLB Project” means (a) the Vitol Project, and (b) any other Project subject to a Sale and Leaseback Transaction that is satisfactory to the Blackstone Representative in its sole discretion, in each case, so long as, (1) no event of default has occurred and is continuing under the applicable Master Lease Documents with respect thereto, and (2) any risk of tax credit recapture is borne by the applicable SLB Lessee and applicable SLB Lessor is indemnified by such SLB Lessee for any losses or liability resulting from any such tax credit recapture.
“Enforcement Priority of Payments” has the meaning set forth in Section 8.04. “Environment” means the indoor or outdoor environment, including indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

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“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources or the protection of human health and safety to the extent related to exposure to Hazardous Materials, including any applicable Laws relating to the generation, use, handling, transportation, storage, treatment, disposal, Release, or threatened Release of, or exposure to, any Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, or penalties), of the Loan Parties or any Project Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials in violation of Environmental Laws, (c) exposure to any Hazardous Materials, or (d) the Release or threatened Release of any Hazardous Materials into the Environment that requires remedial action under Environmental Law.
“Environmental Permit” means any Permit required under any Environmental Law. “EPC Agreement” means, with respect to a Project, the document identified as the EPC
Agreement for such Project, and which EPC Agreement shall be in a form consistent in all material respects with Holdings’ past business practices and acceptable to the Blackstone Representative in its reasonable discretion.
“Equity Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(f) hereof.
“Equity Contribution” means, collectively, the equity contributions of cash made by the Investors in the Loan Parties on and after the Closing Date.
“Equity Holder” has the meaning set forth in the introductory paragraph to this Agreement.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means (a) any trade or business (whether or not incorporated) that, together with a Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code or (b) any entity (whether or not incorporated) that is under common control within the meaning of Section 4001(a)(14) of ERISA with a Loan Party.

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“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan; (d) the filing by the PBGC of a notice of intent to terminate any Pension Plan, the treatment of a Pension

Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (g) assuming no Lender funds any portion of the Loan with Plan Assets, the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Assets” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.
“Excluded Equity Interests” means (a) any Equity Interests in any Tax Equity Party or Lessee, (b) any Equity Interests with respect to which, in the reasonable judgment of the Blackstone Representative and the Borrower, the cost or other consequences of pledging such Equity Interests in favor of the Secured Parties under the Collateral Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (c) any Equity Interests to the extent the pledge thereof would (x) be prohibited by any applicable Law (whether on the Closing Date or thereafter) or Contractual Obligations (other than customary non-assignment provisions which are ineffective under the UCC or other applicable Law) existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof), (y) require governmental (including regulatory) or other third party (other than the Borrower) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained; it being understood that the foregoing shall not be deemed to obligate any Loan Party or any Subsidiary to obtain any such consent) or (z) give any other party (other than the Borrower) to any

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Contractual Obligations governing such Equity Interests the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under the UCC or other applicable Law),
(d)any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests would result in material adverse tax consequences to the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, in each case, as reasonably determined by the Collateral Manager with the consent of the Blackstone Representative, (e) any Equity Interests in any captive insurance subsidiaries, (f) any Equity Interests of any Subsidiary of the Borrower or any Guarantor that is a CFC Holdco, other than 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of any such CFC Holdco and (g) any Equity Interests in a Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or CFC Holdco.
“Excluded Subsidiary” means (a) any direct or indirect Subsidiary of the Borrower that does not have total assets with an aggregate value in excess of $100,000; provided that all Subsidiaries excluded pursuant to this clause (a) shall not have total assets in an aggregate value in excess of $500,000 collectively, (b) any Tax Equity Party, (c) any Subsidiary that is prohibited by applicable Law (whether on the Closing Date or thereafter) or Contractual Obligations existing on the Closing Date from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) or other third-party (other than a Loan Party) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (d) any other Subsidiary with respect to which the Blackstone Representative and the Borrower mutually agree that the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (e) any direct or indirect Foreign Subsidiary of the Borrower, (f) any CFC Holdco, (g) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or CFC Holdco, (h) any Subsidiary with respect to which the provision of a guarantee by it would result in material adverse tax consequences to the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, in each case, as reasonably determined by the Collateral Manager with the consent of the Blackstone Representative and (i) any Specified Development Entity; provided that for the avoidance of doubt, at the option of the Borrower, any Excluded Subsidiary that is a Domestic Subsidiary may issue a Guaranty and become a Guarantor as described in clause (ii) of the definition of “Guarantors” (including with respect to any Specified Development Entity, to the extent such Specified Development Entity is commercially operational and the Commercial Operation Date with respect thereto has occurred).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Agent or any Lender or required to be withheld or deducted from a payment to any Agent or Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United

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States withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.01(f) or Section 3.04) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to a Lender’s or the Administrative Agent’s failure to comply with Section 3.01(e) or Section 3.01(g), and (d) any withholding Taxes imposed under FATCA.
“Existing Account” has the meaning set forth in Section 4.01(a)(xii).

“Existing Investments” means the Investments existing or contemplated on the Closing Date and set forth on Schedule 7.02(e).
“Expense Reserve Account” means the account at the Custodian established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(d) hereof.
“Expense Reserve Amount” means $150,000.
“Extraordinary Receipts” means any cash received by the Borrower or any Project Company not in the ordinary course of business (and not consisting of proceeds relating to a Disposition otherwise subject to Section 2.03(b)(ii) or Casualty Event otherwise subject to Section 2.03(b)(iv) or of proceeds described in Section 2.03(b)(iii) or Section 2.03(b)(vii) of this Agreement) consisting of (a) proceeds of judgments, proceeds of settlements, or other consideration of any kind received in connection with any cause of action or claim, (b) indemnity payments, including any indemnity payments payable to an SLB Lessor under any Master Lease Agreement (other than to the extent such indemnity payments are payable to a Person that is not an Affiliate of the Borrower or any Project Company), (c) any purchase price adjustment (other than working capital and other similar adjustments made pursuant to any acquisition document and/or indemnification payments made pursuant to any acquisition document) or (d) any proceeds of tax equity investments in Project Companies (other than tax equity investments anticipated as of the Closing Date and included on Schedule 1.01F) or Indebtedness for borrowed money incurred by Project Companies; provided that an Extraordinary Receipt shall not include (1) any business interruption insurance proceeds, cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto or (2) any Diminution Proceeds.
“Facility” means the Term Loans.
“FATCA” means Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code), as of the Closing Date (and any amended or successor version thereof to the extent substantively

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comparable and not materially more onerous to comply with), any current or future Treasury Regulations or other official administrative guidance promulgated thereunder, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published for any day that is a Business Day, the average of the quotations for the day for such transactions as determined by the Blackstone Representative.

“Financial Performance Covenant” means the covenant of the Borrower set forth in Section 7.09.
“Fiscal Quarter” means each fiscal quarter of the Borrower, which as of the Closing Date is each calendar quarter.
“Fitch” means Fitch Ratings, Ltd., or any successor to the ratings agency business thereof. “Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.
“Forward Project Collections” means, at any time with respect to any Project Company, an amount equal to (as reasonably projected in good faith by the Collateral Manager for the applicable period) the expected future Collections of such Project Company.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“Funded Buyout Reserve” means, as of any date of determination, the sum of (x) the balance of cash on deposit in the Buyout Reserve Account on such date and (y) all Available Draw Amounts in respect of all Buyout L/Cs at such date.
“Funded DSR” means, as of any date of determination, the sum of (x) the balance of cash on deposit in the Debt Service Reserve Account on such date and (y) all Available Draw Amounts in respect of all DSR L/Cs at such date.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (i) if the Borrower notifies the Blackstone Representative that the Borrower requests an amendment to any provision hereof to

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eliminate the effect of any change in accounting principles or change as a result of the adoption or modification of accounting policies (including, but not limited to, the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies or any change in the methodology of calculating reserves for returns, rebates and other chargebacks) occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Blackstone Representative notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (iii) the accounting for operating leases and financing or capital leases under GAAP as in effect on the Closing Date (including, without limitation, FASB Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capitalized Leases and obligations in respect thereof.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity, exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Group Member” means each of the Borrower, each other Loan Party, each other Subsidiary of a Loan Party and each Tax Equity Party, in each case existing on or after Closing Date; and the “Group Members” means all Group Members, collectively.
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or

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any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or is then in effect or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantee Assumption Agreement” means the “Guarantee Assumption Agreement” as defined in the Security Agreement.
“Guarantee Trigger Event” shall be deemed to occur if at any time all or any part of the “Guaranteed Obligations” (as defined in the Limited Guarantee) shall not be punctually paid when due by the applicable Loan Party.
“Guarantors” means, collectively, (i) the Domestic Subsidiaries of the Borrower (other than any Excluded Subsidiary) and (ii) those Domestic Subsidiaries of the Borrower that issue a Guaranty of the Obligations after the Closing Date pursuant to Section 6.11 or any other Person (including any Excluded Subsidiary) organized under the laws of the United States, any state thereof or the District of Columbia that, at the option of the Borrower, issues a Guaranty of the Obligations after the Closing Date, in each case, until the Guaranty thereof is released in accordance with this Agreement.
“Guaranty” means, the guaranty of the Obligations by the Guarantors pursuant to the Security Agreement.
“Hazardous Materials” means all materials, contaminants, chemicals, substances or wastes, in any form, including petroleum or petroleum distillates, explosives, radioactive materials, friable asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or toxic mold, in each case that are regulated by any Governmental Authority under Environmental Laws because of their hazardous or toxic properties, qualities or characteristics.
“Hedge Counterparty” means any Eligible Hedge Counterparty that is party to a Permitted Hedge Agreement with any Loan Party.
“Holdings” means Altus Power, Inc., a Delaware corporation (formerly known as Altus Power America, Inc.).
“IG/IGE Subscribed Eligible CS Project” means an Eligible CS Project with at least 49% of the nameplate capacity subscribed by Rated Investment Grade Customers or Unrated Creditworthy Customers.
“Increased Costs” means any amounts due pursuant to Section 3.02.

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“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all Attributable Indebtedness;
(g)all obligations of such Person in respect of Disqualified Equity Interests; and
(h)to the extent not otherwise included above, all Guarantees made by such Person in respect of any Indebtedness of any other Person.
For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and (ii) exclude obligations under or in respect of Non-Capitalized Lease Obligations (to the extent they are treated as operating leases in the most recent financial statements in existence on the Closing Date), straight-line leases, operating leases or sale lease-back transactions (except any resulting Capitalized Lease Obligations). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Liabilities” has the meaning set forth in Section 11.05.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

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“Indemnitees” has the meaning set forth in Section 11.05.
“Independent Director” means a natural person who (A) for the five-year period prior to his or her appointment as Independent Director, has not been, and during the continuation of his or her service as Independent Director is not: (a) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Director or independent manager or special member of the Borrower or Affiliates of the Borrower); (b) a customer or supplier of the Borrower or any of its Affiliates (other than a nationally-recognized company that routinely provides professional independent managers and other corporate services to the Borrower or any of its equityholders or Affiliates in the ordinary course of business); or (c) any member of the immediate family of a Person described in clause (a) or (b); and (B) has (1) prior experience as an Independent Director for a corporation, limited liability company or limited partnership whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation, limited liability company, or limited partnership could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.
“Ineligible Non-Recourse Party” means, at any time of determination, any Group Member that is not a Loan Party or a Non-Recourse Party, in each case until such time as such Person becomes a Loan Party or a Non-Recourse Party.
“Information” has the meaning set forth in Section 11.08.
“Initial Borrowing Date” means the date of the initial Term Borrowing.
“Intellectual Property Security Agreement” means, an Intellectual Property Security Agreement among the Borrower, certain Subsidiaries of the Borrower and the Collateral Agent in such form that is reasonably acceptable to the Blackstone Representative and the Collateral Agent.
“Intercompany Investment” means any Investment by the Borrower in any Group Member solely for application towards one or more Eligible Projects owned by such Group Member.
“Interest Payment Date” means (a) the eighth Business Day following the end of each Due Period, commencing for the Due Period ended June 30, 2024, and (b) the Maturity Date.
“Interest Payment Date Priority of Payments” has the meaning set forth in Section 9.08(a)(i).
“Interest Rate” means:
(i)In the case of Class A Loans, a rate per annum equal to 6.45%;

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(ii)In the case of Class B Loans, a rate per annum (determined by Blackstone Asset Based Finance in good faith) equal to the 10 year Treasury Rate on the date that is seven (7) Business Days prior to such Borrowing Date plus an amount to be determined by Blackstone Asset Based Finance in its sole and absolute discretion;
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.
“Investors” means, at any time, (a) the Sponsors (provided that each of the Sponsors shall only be considered an “Investor” hereunder if such Sponsor holds, directly or indirectly, Equity Interests in the Borrower or Holdings at such time) and (b) officers, directors, employees and other members of management (or their respective investment Affiliates, estates or family members) of the Borrower or Holdings who are or who become holders, directly or indirectly, of the Equity Interests of the Borrower or Holdings.
“IP Rights” means the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how, database rights, design rights and other intellectual property rights.
“Junior Replacement Collateral Management Fees” means a fee payable in arrears on each Payment Date (commencing with the first such Payment Date following the date on which a Replacement Collateral Manager has become the Collateral Manager) to the Replacement Collateral Manager, in accordance with the Priority of Payments, as compensation for rendering its services under the Collateral Management Agreement, in an amount together with the Senior Replacement Management Fees not to exceed 0.50% per annum (unless the Required Lenders consent to a greater fee and such greater Junior Replacement Collateral Management Fee satisfies the Rating Condition) of the Total Outstandings.
“KBRA” means Kroll Bond Rating Agency, LLC, together with its successors. “KYC” has the meaning set forth in Section 4.01(g).
“Laws” means, collectively, all international, foreign, federal, state and local laws (including common laws), statutes, treaties, rules, legally binding guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the legally binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

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“LC Default” means, with respect to an outstanding DSR L/C or Buyout L/Cs as the case may be, the occurrence of any of the following events: (a) the issuer of such letter of credit shall fail to be an Acceptable L/C Issuer; (b) the issuer of such letter of credit shall fail to comply with or perform its obligations under such letter of credit in accordance with its terms; (c) the issuer of such letter of credit shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such letter of credit; (d) such letter of credit shall have less than 15 days remaining prior to the date of expiration and has not been drawn in full; (e) such letter of credit shall expire or terminate pursuant to its terms and conditions, or shall fail or cease to be in full force and effect at any time during the term of this Agreement; or (f) any bankruptcy or insolvency event (to be defined) shall occur with respect to the issuer of the letter of credit.
“Lease Services Provider” means:
(a)with respect to any Project owned by a Group Member on the Closing Date, the lease services provider (if any) identified in the Material Project Documents with respect to such Project as at the Closing Date; and
(b)with respect to any Project acquired or invested in by a Group Member after the Closing Date, the lease services provider (if any) identified in the Notice of New Project with respect to such Project.
“Lender” has the meaning set forth in the introductory paragraph to this Agreement, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”, excluding, for the avoidance of doubt, any Disqualified Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Lessee” means the lessee under a tax equity investment structured as an inverted lease. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Limited Guarantee” means the Non-Recourse Carve-Out Guarantee substantially in the form of Exhibit H, dated as of the Closing Date, among the Limited Guarantor and the Collateral Agent.
“Limited Guarantor” means Holdings.
“Loan” or “Term Loan” means the loans made by the Lenders to the Borrower pursuant to Section 2.01 on the Borrowing Dates.

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“Loan Documents” means, collectively, (a) this Agreement, (b) the Collateral Management Agreement, (c) the Notes, (d) the Collateral Documents, (e) the Limited Guarantee,
(f) the Agent Fee Letter, (g) the Upfront Fee Letter, (h) the Blackstone Representative Side Letter and (i) the Contribution Agreement.
“Loan Parties” means, collectively, the Borrower, the Equity Holder and each Guarantor.
“LTV Calculation Spreadsheet” means that certain excel spreadsheet (as it may be modified or amended from time to time with the written agreement of the Borrower and the Blackstone Representative) titled “APAF IV Model 2024-03-26.xlsx” and delivered by the Borrower to the Blackstone Representative on or prior to the Closing Date setting forth, solely for the purposes of demonstration, the manner in which the Collateral Manager shall calculate the LTV Ratio from time to time; provided that, to the extent the Rating Agency modifies its assumptions or methodologies in a manner that affects the calculation of the LTV Ratio hereunder (including, without limitation, in connection with the evaluation of a Rating Condition, any extension of Loans, or surveillance actions) and the result of such modifications would be to reduce or lower the LTV Ratio, then the Blackstone Representative shall be permitted, in its sole discretion, to update the LTV Calculation Spreadsheet to reflect any such modification or modifications (each such update, a “LTV Recalculation”), in each case with prompt notice to, but without the consent of, the Borrower, any other Loan Party or the Collateral Manager. For the avoidance of doubt, the outputs shown in the LTV Calculation Spreadsheet are not, and are not intended to be, projections of any kind, and the LTV Calculation Spreadsheet shall serve only to demonstrate the methods and formulas pursuant to which the Collateral Manager shall calculate the LTV Ratio from time to time.
“LTV Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Total Outstandings divided by (b) the present value at such time, computed on such date using a discount rate equal to 6.0% per annum, of all Forward Project Collections, including from the sale of SRECs and other renewable energy credits, of each Project Company, in each case calculated by the Collateral Manager in a manner consistent with the LTV Calculation Spreadsheet and verified by the Blackstone Representative in good faith (for the avoidance of doubt, it being understood that (x) such calculation shall be made assuming that a Permitted Buyout is made in respect of each Tax Equity JV at the time that it becomes a Buyout Eligible JV and (y) such Tax Equity JV and all Tax Equity Parties owned by such Tax Equity JV shall thereafter be assumed to be Guarantors hereunder for the purposes of calculating the “Forward Project Collections” applicable thereto); provided that for any Project Company where Collections received by the related Group Member are delinquent for a period of 180 consecutive days, the Forward Project Collections with respect to such Project Company shall be excluded from clause (b) of the calculation of “LTV Ratio”, until such time as such Collections are current for a period of 90 consecutive days, in each case as reported by the Collateral Manager to the Blackstone Representative (and evaluated by the Blackstone Representative in good faith), or unless as otherwise agreed by Blackstone Representative.
“LTV Recalculation” has the mean assigned to such term in the definition of “LTV Calculation Spreadsheet”.

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“Maintenance Services Provider” means:
(a)with respect to any Project owned by a Group Member on the Closing Date, the maintenance services provider (if any) identified in the Material Project Documents with respect to such Project as at the Closing Date; and
(b)with respect to any Project acquired or invested in by a Group Member after the Closing Date, the maintenance services provider (if any) identified in the Notice of New Project with respect to such Project.
“Make-Whole Amount” means, with respect to any voluntary prepayment of any Class of Term Loans pursuant to Section 2.03, the present value at such time, computed on such prepayment date using a discount rate equal to Treasury Rate plus 0.50%, of an amount equal to the amount of interest which would have accrued on the principal balance of the applicable Term Loan being prepaid from the date of prepayment through the date that is three (3) years after the Borrowing Date with respect to such Term Loans being prepaid; provided that no Make-Whole Amount shall be due in respect of any voluntary prepayment of any Term Loans being prepaid following the date that is three (3) years after the Borrowing Date with respect to such Term Loans.
“Management Fees” has the meaning assigned to such term in the Collateral Management Agreement.
“Management Standard” has the meaning assigned to such term in the Collateral Management Agreement.

“Margin Stock” has the meaning set forth in Regulation U issued by the FRB. “Master Agreement” has the meaning set forth in the definition of “Swap Contract”.
“Master Lease Agreement” means (a) with respect to the Vitol Project, the Vitol Master Lease Agreement, and (b) with respect to any other Eligible SLB Project, the master lease agreement with respect thereto, in form and substance reasonably acceptable to the Blackstone Representative.
“Master Lease Agreement Supplement” means (a) with respect to the Vitol Project, the Vitol Lease Supplement and (b) with respect to any other Master Lease Agreement, the Lease Supplement for each Project in the form attached thereto.
“Master Lease Documents” means, collectively, (a) the Vitol Master Lease Documents, and (b) each other Master Lease Agreement together with each Master Lease Agreement Supplement thereto.
“Material Action” means to: (a) file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal, state or other law relating to a bankruptcy naming the Borrower as debtor or other initiation of bankruptcy or insolvency proceedings by or against the Borrower, or otherwise seek, with respect to the Borrower, relief

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under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower or all or any portion of its properties; (c) make or consent to any assignment for the benefit of the Borrower’s creditors generally; (d) admit in writing the inability of the Borrower to pay its debts generally as they become due; (e) petition for or consent to substantive consolidation of the Borrower with any other person; (f) amend or alter or otherwise modify or remove all or any part of Section 6.3, 13, 15 or 16 or Exhibit A of the Organizational Documents of the Borrower; or (g) amend, alter or otherwise modify or remove all or any part of the definition of “Independent Director” or the definition of “Bankruptcy Action” (or any similar or analogous term or provision) in the Organizational Documents of the Borrower.
“Material Adverse Effect” means (a) a material adverse effect on (i) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties (taken as a whole) to fully and timely perform their payment obligations under the Loan Documents, or (iii) the material rights and remedies available to the Lenders and Agents, taken as a whole under the Loan Documents.
“Material Disposition” means any Disposition made or to be made by any Group Member
(a)that is not in the ordinary course of business of the Group Members or (b) for which the aggregate purchase consideration payable in respect of such Material Disposition is greater than
$5,000,000.    For the avoidance of doubt, no Sale and Leaseback Transaction of any Project pursuant to a Master Lease Document shall be deemed a Material Disposition.
“Material Project Documents” means, with respect to each Project, the EPC Agreement, Asset Management Agreement, Master Lease Documents, interconnection agreement, the site lease agreements, O&M agreement, development services agreement, the applicable Tax Equity Documents, any customer management agreements, Power Purchase Agreements, tariffs or other offtake agreements, and SREC Agreements, as applicable to such Project and any replacements of or parent or performance guarantees for such documents in each case entered into in accordance with this Agreement.
“Material Project Participants” means the counterparties to any Material Project Document (as in effect on the Closing Date or thereafter); provided that any Person shall cease to be a Material Project Participant when all obligations of such Person under all Operative Documents to which it is a party have been indefeasibly performed and/or paid in full or have expired and all warranty periods if applicable have expired.
“Maturity Date” means March 26, 2049. “Maximum LTV Ratio” means at any time, 80%.
“Maximum Rate” has the meaning set forth in Section 11.10.
“Merchant Project” means a Project that sells its energy output into a wholesale power market.

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“Money” shall have the meaning specified in Section 1-201(24) of the UCC. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
“NAIC” means the National Association of Insurance Commissioners. “Net Proceeds” means:
(a)With respect to any Casualty Proceeds, Extraordinary Receipts or Disposition Proceeds, one hundred percent (100.0%) of such cash proceeds actually received, in each case net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents),
(iii)in the case of any Disposition Proceeds, Casualty Proceeds or Extraordinary Receipts received by a Tax Equity JV or any Subsidiary thereof, all amounts not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary under the terms of the applicable Tax Equity Documents, (iv) Taxes paid or reasonably estimated to be payable as a result thereof (including any Permitted Tax Distributions), and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any Subsidiary including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition occurring on the date of such reduction); and(b)    one hundred percent (100.0%) of the cash proceeds from the incurrence or issuance of Indebtedness which is not expressly permitted under this Agreement.
For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to any Group Member or Affiliate thereof shall be disregarded.
“New Project” means each new Project that becomes such in accordance with this Agreement.
“Non-Capitalized Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement

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for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight- line or operating lease shall be considered a Non-Capitalized Lease Obligation.
“Non-Consenting Lender” has the meaning set forth in Section 3.04(c).
“Non-Debt Fund Affiliate” means any Affiliate of the Investors other than (a) the Borrower or a Subsidiary of the Borrower, (b) any Debt Fund Affiliates and (c) any natural person.
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender. “Non-Recourse Conditions” means:
(a)with respect to any Tax Equity JV, such Tax Equity JV (1) is the direct or indirect owner of all of the Stock in one or more Project Companies, each of which meets the qualifications set forth in clause (ii) below, (2) has no Subsidiaries other than Subsidiaries that each meet the qualifications set forth in clause (ii) below, (3) owns no assets (including Stock in any Person other than those described in the preceding clause (2)) other than those assets necessary for the ownership, leasing, development, construction or operation of Clean Energy Systems, (4) has no Indebtedness other than Permitted Indebtedness and (5) is restricted or prohibited by the terms of its Tax Equity Documents from pledging its assets in favor of the Secured Parties to secure the Obligations; and
(b)with respect to any Project Company, such Project Company (1) is the owner, lessor and/or operator of one or more Clean Energy Systems, (2) is a wholly-owned Subsidiary of a Tax Equity JV, (3) has no Subsidiaries and owns no assets (including Stock in any Person) other than those assets necessary for the ownership, leasing, development, construction or operation of such Clean Energy Systems, (4) has no Indebtedness other than Permitted Indebtedness and (5) satisfies the Special Purpose Requirements.
“Non-Recourse Party” means, at any time of determination, any Tax Equity JV or Project Company that (in each case) (a) is requested by the Borrower in writing to be designated as a Non- Recourse Party (which writing shall include a certification that such Person satisfies the Non-Recourse Conditions) or is identified on Schedule 5.12 and (b) satisfies the Non-Recourse Conditions at the time of any such designation or identification and at all times thereafter; provided that if at any time any Person that was previously designated or deemed designated as a Non- Recourse Party in accordance with this definition ceases to satisfy the Non-Recourse Conditions, then such Person shall immediately cease to be a Non-Recourse Party for purposes of this Agreement and shall automatically be deemed to be an Ineligible Non-Recourse Party.
“Non-Recourse Project Indebtedness” means Indebtedness of a Project Company owed to third-party creditors with respect to which the creditors have no recourse (including by virtue of a Lien, guarantee or otherwise) to the Borrower or any other Loan Party other than recourse (a) under a Project MIPA entered into by the Borrower or any other Loan Party in connection with the acquisition of such Project Company, (b) by virtue of rights of such Project Company under a Project Obligation collaterally assigned to such creditor, which rights may be exercised

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pursuant to the terms of such Project Obligation against a Loan Party that is party to such Project Obligation or (c) pursuant to Permitted Project Undertakings or Permitted Equity Commitments.
“Not Otherwise Applied” means, with reference to any amount of net proceeds of any transaction or event, that such amount was not previously (and is not concurrently being) applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by this definition.
“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B-1 (in the case of Class A Loans) or Exhibit B-2 (in the case of Class B Loans), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans of the applicable Class made by such Lender.
“Notice of New Project” means the notice delivered pursuant to Section 6.02(l) substantially in the form of Exhibit M to this Agreement certifying that the applicable Project is commercially operational and that the Commercial Operation Date has occurred, identifying the relevant Lease Services Provider or Maintenance Services Provider and attaching all Material Project Documents (including, if applicable, the initial Power Purchase Agreement) for such Project.
“NRSRO” means a rating organization that the Securities and Exchange Commission recognizes as a nationally recognized statistical rating organization.
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or its Subsidiaries of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document, in each such case, to the extent that any of the foregoing are required to be paid under the Loan Documents.
“Obligor” means any counterparty to a Power Purchase Agreement or counterparty to the subscription agreements under any community solar program (which, for the avoidance of doubt, shall be limited to a single system interconnection comprising a single site).
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

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“Offer” means with respect to any security, any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the security or for the purpose of registering such security) or to convert or exchange such security into or for cash, securities or any other type of consideration.
“Operative Documents” means the Loan Documents and the Material Project Documents.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Agent or any Lender, Taxes imposed as a result of a present or former connection between such Agent or such Lender and the jurisdiction imposing such tax (other than connections arising solely from the such Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.01(f)).
“Outstanding Amount” means, with respect to any Class or Classes of Loans on any date, the aggregate outstanding principal amount of such Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

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“Participant” has the meaning set forth in Section 11.07(f). “Participant Register” has the meaning set forth in Section 11.07(f).
“Payee Information” means, for any payment to be made under the Priority of Payments or otherwise hereunder, the identity of each payee and applicable wire transfer instructions, all in sufficient detail and with such supporting information and materials as is needed to enable payment to the intended recipient thereof.
“Payment Account” means the payment account at the Custodian established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(a) hereof.
“Payment Date” means each Interest Payment Date and each Quarterly Payment Date. “Payment Date Report” has the meaning set forth in Section 9.07.
“Payment in Full” means the payment in full of the Loans and all other Obligations (other than contingent reimbursement obligations) that are accrued and payable and the termination of the Commitments.
“Payment or Bankruptcy Default” means an Event of Default under Section 8.01(a), (f)
or (g).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in
Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
“Perfection Certificate” means a certificate in the form of Exhibit G hereto or any other form reasonably approved by the Blackstone Representative and the Collateral Agent, as the same shall be supplemented from time to time.
“Permit” means any permit, approval, consent, filing, notice, waiver, exemption, certification, registration, license, approval or other authorization required or issued under any Law.
“Permitted Acquisition” means any acquisition of (a) an Eligible Project Company or (b) any Project that satisfies the Eligibility Criteria; provided that, (1) such acquisition is governed by a Project MIPA, (2) no Default, Event of Default or Early Amortization Event has occurred and is continuing or would result therefrom, (3) prior to effectiveness of such Permitted Acquisition, appropriate documentation (including, without limitation, payoff letters and related documents) is provided to the Blackstone Representative (which documentation is reasonably acceptable to the Blackstone Representative in its reasonable discretion) evidencing the repayment of all Indebtedness of such acquired Person (other than Permitted Indebtedness), if

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any, (4) with respect to any new Project, Borrower shall have delivered a Notice of New Project, the Project MIPA and the Material Project Documents, (5) if the acquisition cost for such Permitted Acquisition is more than the present value of the Forward Project Collections for such Project (using a discount rate of 6.0%), the Blackstone Representative shall have consented thereto (which consent it may withhold in its sole discretion) and (6) the Borrower shall have notified the Rating Agency thereof; provided further that the Administrative Agent and the Blackstone Representative shall have received a certificate from a Responsible Officer of the Borrower certifying to the satisfaction of the conditions set forth in this definition; provided further that any acquisition not satisfying each of the foregoing conditions shall be subject to the satisfaction of the Rating Condition.
“Permitted Buyout” means the purchase by any Group Member of the Stock of any Buyout Eligible JV in connection with the exercise of a contractual right described in the definition of “Buyout Eligible JV”.
“Permitted Contract” means, with respect to any Project, any Power Purchase Agreement, construction agreement, PILOT/band agreement with a permitting agency, interconnection agreement, SREC Hedge Agreement or any other agreement typical in connection with Project development or acquisition that, in any such case, is entered into by any Group Member in the ordinary course of business consistent with the past practice of the Group Members.
“Permitted Equity Commitments” means obligations of the Borrower or any other Group Member to make any payment in respect of any Stock in any Non-Recourse Party (and any guarantee by Borrower or any other Group Member of such obligations) so long as (a) the terms, conditions and amount of such obligations are consented to by the Required Lenders and (b) each such payment in respect of such Stock constitutes an Investment expressly permitted by Section
7.02 (or, in the case of payments made or to be made by Non-Recourse Parties, not prohibited under this Agreement).
“Permitted Hedge Agreement” means (a) any SREC Hedge Agreement entered into between an Eligible Hedge Counterparty and any Loan Party for the purpose of satisfying the requirements set forth in Section 6.17 and (b) any Swap Contract that is entered into (1) between an Eligible Hedge Counterparty and any Loan Party, (2) solely for the purpose of hedging exposure to foreign currencies and not for any speculative purposes and (3) with the consent of the Blackstone Representative (which consent may be conditioned upon, without limitation, the execution and effectiveness of such amendments to this Agreement and the other Loan Documents

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as the Blackstone Representative may require with respect thereto, including, without limitation,
(w) to set forth the economic, legal and other terms and conditions upon which such Swap Contracts may be entered into, terminated or otherwise modified, (x) to set forth collateral and other credit support terms with respect thereto, (y) to identify the eligibility criteria for Eligible Hedge Counterparties with respect thereto and (z) to set forth relative payment priorities for ordinary course settlement payments and termination payments with respect to such Swap Contracts); provided that no Permitted Hedge Agreement shall be secured by the Collateral or any portion of the Collateral without the prior written consent of the Required Lenders.
“Permitted Indebtedness” means any Indebtedness expressly permitted under Section
7.03.
“Permitted Intercompany Debt” means any Indebtedness (a) owed by a Loan Party to any other Loan Party (and to no other Person), (b) owed by any Non-Recourse Party to any other Non-Recourse Party (and to no other Person) or (c) existing on the Closing Date and owed by any Non-Recourse Party to any Loan Party (and to no other Person) and identified on Schedule 7.03(b).
“Permitted Lien” means any Lien expressly permitted under Section 7.01.
“Permitted Project Undertakings” means guarantees by or obligations of any Loan Parties (other than the Equity Holder or the Borrower) in respect of Project Obligations which guarantees or obligations were provided in connection with a Permitted Tax Equity Financing; provided that the maximum amount for which the Loan Parties may be liable pursuant to the terms of any instrument embodying such Project Obligations shall not exceed the amount consented to by the Required Lenders in connection with the consent to the related Permitted Tax Equity Financing.
“Permitted Reinvestment” means (i) any Investment in one or more Projects that satisfy the Eligibility Criteria, and, to the extent such reinvestment relates to the acquisition of any Project Company or Project, such reinvestment shall be subject to the requirements applicable to Permitted Acquisitions set forth in this Agreement, and (ii) solely with respect to any Casualty Proceeds under any Master Lease Document, any reinvestment that satisfies the requirements set forth therein.
“Permitted Tax Distribution” means, with respect to each taxable year ending after the Closing Date for which the Borrower is treated as a partnership or disregarded entity for U.S. federal income tax purposes, the payment of distributions to the Borrower’s direct or indirect equity owners in an aggregate amount equal to the product of (x) the amount of taxable income allocated to the direct or indirect equity owners of the Borrower for such taxable year, reduced by any cumulative taxable losses allocated to such equity owners for any prior taxable year ending after the Closing Date to the extent such cumulative taxable loss would have been deductible by such equity owners against such taxable income if such loss had been incurred in the taxable year in question (assuming that such equity owners have no items of income, gain, loss, deduction or credit other than through the Borrower and its Subsidiaries) and has not

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previously been taken into account in determining Permitted Tax Distributions and (y) the highest maximum combined marginal U.S. federal, state and local income tax rate (including any tax rate imposed on “net investment income” by Section 1411 of the Code) applicable to an individual or corporation that is resident in New York City (whichever is higher) for such taxable year (taking into account the character of the taxable income in question (long-term capital gain, qualified dividend income, etc.), and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitation thereon)); provided that any Permitted Tax Distribution with respect to any such taxable year may be made in installments during the course of the taxable year using reasonable estimates of the anticipated aggregate amount of distributions for such taxable year, with (a) any excess of aggregate installments with respect to any such taxable year over the actual amount of distributions permitted for such taxable year reducing any Permitted Tax Distribution with respect to the immediately subsequent taxable year (and, to the extent such excess is not fully absorbed in the immediately subsequent taxable year, the following year(s)) and (b) any excess of the actual amounts of distributions permitted for such taxable year over the aggregate installments with respect to any such taxable year increasing any Permitted Tax Distribution with respect to the immediately subsequent taxable year (and, to the extent such excess is not fully absorbed in the immediately subsequent taxable year, the following years); provided, further, that any Permitted Tax Distribution shall be made only on Quarterly Payment Dates pursuant to the Priority of Payments.
“Permitted Tax Equity Financing” means (a) any tax equity financing existing as of the Closing Date and identified as such on Schedule 1.01F and (b) any tax equity financing transaction
(1) entered into in the ordinary course of business and consistent with the past practice of Holdings,
(2) for which the Rating Agency has confirmed that, after giving effect to the incurrence of such Permitted Tax Equity Financing, each of the Class A and Class B Loans shall have the Required Rating applicable thereto and (3) that is consented to by the Blackstone Representative (with such consent not to be unreasonably withheld or delayed).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Plan Assets” means “plan assets” within the meaning of the Department of Labor regulations located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
“Platform” has the meaning set forth in Section 6.02.
“Pledged Debt” has the meaning set forth in the Security Agreement. “Pledged Equity” has the meaning set forth in the Security Agreement.

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“Pledgor” has the meaning set forth in the Security Agreement. “Power Purchase Agreement” means:
(a)with respect to any Project owned by a Group Member on the Closing Date, the power purchase agreement (if any) with respect to such Project in effect as at the Closing Date; and
(b)with respect to a Project acquired or invested in after the Closing Date by a Group Member, any document identified the Notice of New Project as the “Power Purchase Agreement” for such Project, which Power Purchase Agreement shall either be in a form consistent with Guarantor’s past business practices or otherwise acceptable to the Required Lenders.
“Priority of Payments” means, collectively, the Interest Payment Date Priority of Payments, the Quarterly Payment Date Priority of Payments and the Enforcement Priority of Payments.
“Private Rating Letter” means a letter issued by the Rating Agency in connection with any private debt rating for the Loans, which (a) sets forth the Debt Rating for the Loans, (b) refers to the Private Placement Number issued by Standard & Poor’s CUSIP Bureau Service in respect of the Loans, (c) addresses the likelihood of payment of both principal and interest on the Loans (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Rating Agency’s assessment of the Company’s ability to make timely payment of principal and interest on the Loans or a similar statement or (y) such letter is silent as to the Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of the Loans as may be required from time to time by the SVO or any other Governmental Authority having jurisdiction over any Lender and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other Governmental Authority having jurisdiction over any Lender.
“Private Rating Rationale Report” means, with respect to any Private Rating Letter, a report issued by the Rating Agency in connection with such Private Rating Letter setting forth an analytical review of the Loans explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned Private Rating for the Loans, in each case, on the letterhead of the Rating Agency or its controlled website and generally consistent with the work product that the Rating Agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other Governmental Authority having jurisdiction over any Lender from time to time. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any other Governmental Authority having jurisdiction over any Lender.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that all Specified Transactions and the following

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transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (B) in the case of an Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. For the avoidance of doubt it is understood that in no event shall (x) Collections be attributable to any Person for any periods during which such Person was not or is not a Group Member (whether in connection with a Permitted Acquisition or otherwise) and (y) Forward Project Collections be attributable to any Person for any periods during which such Person is not or will not be a Group Member (whether by Disposition or otherwise).
“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Loans under the applicable Facility or Facilities at such time; provided, that solely for purposes of funding any additional Loans, such Loans shall be made by the applicable Lenders with an applicable Commitment to make such Loans ratably based on such Commitments.
“Project” means the projects listed on Schedule 1.01E and any New Project that becomes a Project in accordance with this Agreement.
“Project Company” means any wholly owned direct or indirect Subsidiary of the Borrower (or directly or indirectly wholly owned by the Borrower and a Tax Equity Investor or a Tax Equity JV, as applicable) that owns a Project.
“Project Company Expenses” means operating and maintenance expenses and reserves that, in the reasonable determination of the Collateral Manager in accordance with the Management Standard, are necessary or appropriate for the operation of the Projects, including expenses payable under any agreement with any Lease Services Provider or Maintenance Services Provider, Permitted Contract or Asset Management Agreement.
“Project MIPA” means (i) in respect of the Vitol Project, the Vitol Project MIPA, and (ii) in respect of any other Project, a membership interest purchase agreement reasonably acceptable to the Required Lenders governing the Permitted Acquisition of a Project Company by any Group Member or Group Members.
“Project Obligation” means, as to any Group Member, any contractual obligation or other obligation of such Person under: Power Purchase Agreements; agreements for the purchase

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and sale of energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes; decommissioning agreements; tax indemnities; operation and maintenance agreements; development contracts; construction contracts; management services contracts; share retention agreements; warranties; bylaws; operating agreements; leases; joint development agreements and other organizational documents; and/or other similar ordinary course contracts entered into in connection with owning, operating, developing or constructing Clean Energy Systems.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning set forth in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Quarterly Cap” means, for the Interest Payment Dates during a calendar quarter, the sum of (i) $25,000 plus (ii) the amount of the Quarterly Cap not used for the payment of Administrative Expenses or deposit into the Expense Reserve Account pursuant to Section 9.08(a)(i)(B) hereof during the immediately preceding three calendar quarters; provided, that the Agent Fees shall not count against the Quarterly Cap.
“Quarterly Payment Date” means (a) with respect to any Due Period, the date that is eight Business Days following delivery of financial statements in respect of the corresponding Fiscal Quarter in accordance with Section 6.01 (or other financial statements acceptable to the Blackstone Representative in its reasonable discretion), which date shall be notified by the Blackstone Representative to the Administrative Agent, the Collateral Agent and the Borrower at least two Business Days prior to such date, and (b) the Maturity Date.
“Quarterly Payment Date Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(g) hereof.
“Quarterly Payment Date Priority of Payments” has the meaning set forth in Section 9.08(a)(ii).
“Rated Investment Grade Customer” means, at any time, a counterparty (i) rated BBB or better by Standard & Poor’s, Fitch or KBRA or Baa2 or better by Moody’s at such time or (ii) that is an Acceptable CS Customer at such time.
“Rated Non-Investment Grade Customer” means, at any time, a counterparty rated lower than BBB by Standard & Poor’s, Fitch and KBRA and lower than Baa2 by Moody’s at such time.
“Rating Agency” means an Acceptable Rating Agency rating the Loans; initially, the Rating Agency shall be KBRA.

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“Rating Condition” means, with respect to any event or circumstance that KBRA has been given notice of such event or circumstance at least ten (10) Business Days prior to the occurrence of such event or circumstance; provided that in the case of a proposed change related to an additional issuance of Loans, in which case KBRA shall have received written notice of the proposed action not less than ten (10) Business Days prior to the effectiveness thereof and has issued a written notice that such action will not result in a downgrade or withdrawal of its rating assigned to the Loans.
“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Register” has the meaning set forth in Section 11.07(d).
“Reinvestment Account” means the account at the Custodian that may be established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(e) hereof.
“Reinvestment Period” means, in respect of any Reinvestment Proceeds received by the Borrower, the period beginning on the date of receipt of such proceeds and ending on (a) if within 12 months of such receipt such proceeds have been contractually committed to be reinvested in any Permitted Reinvestment, the date that is 18 months following the receipt of such proceeds, or otherwise (b) the date that is 12 months following the receipt of such proceeds, or in either case, with respect to the Casualty Proceeds under any Master Lease Document, the reinvestment period (if shorter) set forth therein.
“Reinvestment Proceeds” means, with respect to any Disposition Proceeds, Extraordinary Receipts or Casualty Proceeds received by any Group Member, the Net Proceeds applicable thereto, or in either case, with respect to Casualty Proceeds under any Master Lease Document, such proceeds (if less) set forth therein; provided that no proceeds shall be considered Reinvestment Proceeds at any time after the Reinvestment Period (if any) applicable thereto.
“Release” means any spilling, leaking, leaching, pumping, pouring, emitting, escaping, emptying, seeping, discharging, injecting, dumping, depositing or disposing of Hazardous Materials into the Environment. “Release Price” has the meaning set forth in Section 7.05.
“Replacement Collateral Manager” means a replacement Collateral Manager under the Collateral Management Agreement (other than a replacement manager that is an Affiliate of Holdings).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan, other than events for which the thirty (30) day notice period has been waived.

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“Required Lenders” means, as of any date of determination, Lenders having more than fifty percent (50.0%) of Total Outstandings; provided that the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, to the same extent set forth in Section 11.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders; and, provided, further, that, to the extent there is any Lender that is not a Blackstone Asset Based Finance Entity and to the same extent set forth in Section 11.07(p), all Term Loans held by Debt Fund Affiliates may not account for more than 49.9% (pro rata among such Debt Fund Affiliates) of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 11.01.
“Required Rating” means, with respect to (a) the Class A Loans, a rating of A- or higher by the Rating Agency, and (b) the Class B Loans, a rating of A- or higher by the Rating Agency. For the avoidance of doubt, as of the Initial Borrowing Date, only Class A Loans shall be made hereunder.

“Required Ratings Test” means, as of any date of determination, a test that is satisfied if:
(a)each Class of Loans (if applicable) has the Required Rating applicable thereto; and
(b)if the LTV Ratio on such date is greater than 40%, (i) the percentage equal to (1) the aggregate principal amount of Loans outstanding at such time with a rating of less than A- by the Rating Agency divided by (2) the Total Outstandings at such time does not exceed (ii) the percentage equal to (1) the LTV Ratio on such date minus 40% divided by (2) the LTV Ratio on such date.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief legal officer, treasurer or assistant treasurer or other similar officer or a manager of a Loan Party and, as to any document delivered on the Closing Date or any document similar to any such document, any secretary, assistant secretary or manager of such Loan Party and any officer or employee of the applicable Loan Party where the signature is included on an incumbency certificate or similar certificate reasonably satisfactory to the Blackstone Representative. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any other Group Member, as applicable, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or such Group Member’s stockholders, partners or members (or the equivalent Persons thereof) and (b) any loans or advances made by the Borrower or any Group Member to any direct or indirect parent thereof. For the avoidance of

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doubt, any Restricted Payment shall be properly made in accordance with all legal requirements and consistent with applicable organizational documents and properly recorded on the books and records of the Borrower, any applicable Group Member and any other applicable Affiliate thereof.
“Restricted Payment Conditions” means, at any time, conditions that are satisfied if all of the following are satisfied at such time: (a) no Default, Event of Default or Early Amortization Event shall have occurred and be continuing, (b) the Debt Service Coverage Ratio is at least
1.35:1.00 and (c) the Funded DSR is greater than or equal to the DSRA Amount.
“S&P” means Standard & Poor’s Ratings Financial Services, a subsidiary of S&P Global Inc., and any successor thereto.
“Same Day Funds” means immediately available funds.
“Sanction” or “Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti- terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authority of a jurisdiction where any Group Member operates or in which the proceeds of the Loans will be used or from which repayments of the Obligations under this Agreement or related Loan Documents will be derived.
“Sanctioned Entity” means any individual, entity, group, or sector, that is the target of any Sanctions or any territory or country whose government is itself the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity.
“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which any SLB Lessor (a) purchases or otherwise acquires any Project, and (b) as part of such transaction, thereafter leases such Project to any SLB Lessee, in each case, pursuant to any Master Lease Document.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 10.02. “Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means the Guarantee and Security Agreement substantially in the form of Exhibit F, dated as of the Closing Date, among the Borrower, the Guarantors and the Collateral Agent.

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“Senior Replacement Collateral Management Fees” means a fee payable in arrears on each Payment Date (commencing with the first such Payment Date following the date on which a Replacement Collateral Manager has become the Collateral Manager) to the Replacement Collateral Manager, in accordance with the Priority of Payments, as compensation for rendering its services under the Collateral Management Agreement, in an amount together with the Junior Replacement Management Fees not to exceed 0.50 % per annum (unless the Required Lenders consent to a greater fee and such greater Senior Replacement Collateral Management Fee satisfies the Rating Condition) of the Total Outstandings.
“SLB Lessee” means (i) with respect to the Vitol Master Lease Documents, Vitol and (ii) with respect to any other Master Lease Agreement, the applicable lessee thereunder.
“SLB Lessee Payment Amount” means, at any time, as applicable,
(a)in respect of the Vitol Project for any applicable period, the aggregate amount of payments that have accrued, but are not yet payable, to Vitol by the Borrower (or any Vitol Project Company, as applicable) for such period, as determined pursuant to Section 9 of the Vitol Master Lease Documents; and
(b)in respect of any other Eligible SLB Project for any applicable period, the aggregate amount of payments that have accrued but are not yet payable to the applicable SLB Lessee by the Borrower or the applicable SLB Lessor for such period, as determined pursuant to the applicable Master Lease Documents in an amount for such period determined in a manner substantially similar to the amounts payable under Section 9 of the Vitol Master Lease Documents, in each case for such applicable term, as determined by the Collateral Manager in its commercially reasonable discretion and consistent with the past practices of Holdings and its Affiliates.
“SLB Lessee Payment Reserve Amount” means, at any time, an aggregate amount equal to the sum of the accrued and unpaid SLB Lessee Payment Amounts for all Eligible SLB Projects at such time.
“SLB Lessor” means (a) in respect of the Vitol Master Lease Documents, each Vitol Project Company, as applicable and (b) in respect of any other Master Lease Document, the applicable lessor(s) and/or Project Companies thereunder.
“SLB Lessor Event of Default” means (a) in respect of the Vitol Master Lease Documents, a “Lessor Event of Default” as defined in Section 10(b) of the Vitol Master Lease Agreement, and (b) in respect of any other Master Lease Document, any event of default by the SLB Lessor, as applicable, and as further described in the applicable Master Lease Document.
“SLB Scheduled Rent Payments” means, (a) in respect of the Vitol Project, the monthly rent payments set forth on Schedule E of each Vitol Lease Supplement, as applicable, and (b) in respect of any other Eligible SLB Project, the scheduled rent payments to be paid by the applicable SLB Lessee to the applicable SLB Lessor under the applicable Master Lease Agreement (or Master Lease Agreement Supplement), in each case, as set forth on Schedule 1.01I.

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“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“Special Purpose Requirements” means, collectively, the requirements set forth in Section 6.18.
“Specified Development Entities” means any entities designated as such by the Borrower and consented to by the Blackstone Representative in its reasonable discretion.
“Specified Equity Contribution” means any cash contribution to the common equity of the Borrower and/or any purchase or investment in an Equity Interest of the Borrower other than Disqualified Equity Interests.
“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness or Restricted Payment in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”.
“Sponsors” means, individually or collectively, (a) any investment fund, co-investment vehicle and/or other similar vehicles or accounts, in each case managed or advised by Blackstone Alternative Credit Advisors LP or its Affiliates (excluding Blackstone Asset Based Finance Affiliates) and (b) Holdings.
“SREC Agreement” means, any spot contract, term contract, purchase and sale agreement or other arrangement relating to the purchase and sale of SRECs.
“SREC Hedge Agreement” means any purchase, sale, Swap Contract, hedge or similar arrangement, agreement or transaction designed to hedge the risks arising from fluctuations in the price or value of SRECs and not entered into for speculative purposes.
“SRECs” means credits, credit certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse gas reduction or the generation of green power or renewable energy) created by a Governmental Authority of any state or local jurisdiction and/or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with any Project or electricity produced therefrom.
“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture

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interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.
“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (a) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (b) more than half of the issued share capital is at the time beneficially owned or (c) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Supplemental Agent” has the meaning set forth in Section 10.13(a) and “Supplemental Agents” shall have the corresponding meaning.

“SVO” means the Securities Valuation Office of the NAIC.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or

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other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Tax Equity Distribution” has the meaning set forth in the definition of “Tax Equity Distribution Statement”.
“Tax Equity Distribution Statement” means, with respect to any Tax Equity Holdco (or any successor thereto) and any distribution made by any Tax Equity Party to its investors, a statement detailing the amount of such distributions to be made by such Tax Equity Party to its investors (a “Tax Equity Distribution”), together with such supporting information as may be required under the related Tax Equity Documents with respect thereto, all in a manner consistent with the past practices of such Tax Equity Holdco.
“Tax Equity Documents” means (a) with respect to any Tax Equity JV or Lessee, its limited liability company agreement and the applicable equity capital contribution agreement, operating agreement, guaranty agreement, management services agreement and project development agreements to which it is a party and any other material documents related to any Permitted Tax Equity Financing to which it is a party and (b) with respect to any Subsidiary of a Tax Equity JV, its limited liability company agreement, its operating agreement and the Tax Equity Documents of its Tax Equity JV parent.
“Tax Equity HoldCo” means a wholly-owned subsidiary of the Borrower formed to own
(a) in the case of a tax equity investment structured as a partnership flip, the non-tax equity interest in one or more Tax Equity JVs or Project Companies, and (b) in the case of a tax equity investment structured as an inverted lease, an equity interest in both the lessor and the Lessee.
“Tax Equity Investor” means, with respect to any tax equity investment related to a Project, the Person that makes such tax equity investment.
“Tax Equity JV” means, as of any time of determination, any Person (a) which is a special purpose vehicle formed solely for the purpose of holding equity, directly or indirectly, in one or more Project Companies, (b) in which a Loan Party or a Tax Equity HoldCo directly owns Stock and (c) (i) in the case of a tax equity investment structured as a partnership flip, that is the issuer of a Permitted Tax Equity Financing, or (ii) in the case of a tax equity investment structured as an inverted lease, has a member that is the issuer of a Permitted Tax Equity Financing and that is also the Lessee. For the avoidance of doubt, the term Tax Equity JV does not include a Lessee.
“Tax Equity Party” means, at any time, collectively, (a) each Tax Equity JV, (b) each (direct or indirect) Subsidiary of each Tax Equity JV and (c) if not owned (directly or indirectly) by a Tax Equity JV, each Project Company that is directly or indirectly wholly owned by the Borrower (or a Tax Equity HoldCo) and a Tax Equity Investor. For the avoidance of doubt, no Tax Equity HoldCo shall constitute a Tax Equity Party hereunder.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means the Borrowing of Term Loans on the Borrowing Dates. “Term Loan Commitment Expiration Date” means the Closing Date.
“Test Period” means each period of four consecutive Fiscal Quarters of the Borrower for which financial statements have been delivered to the Administrative Agent (for the avoidance of doubt, whether on or prior to the Closing Date or pursuant to Section 6.01).
“Threshold Amount” means $3,000,000.
“Total Assets” means the total assets of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Sections 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), pro forma financial statements.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“Total Revenues” means, as of any date, the aggregate revenues of the Group Members for the Test Period most recently ended prior to the date of determination; provided that, with respect to any Project in operation for less than twelve months, the projected revenues (as determined in good faith by the Collateral Manager in accordance with the Management Standard) for such Project for the following twelve months shall be used instead of actual revenues.

“Transaction Expenses” means any fees or expenses incurred or paid by the Investors or Group Members in connection with the Transactions (including expenses in connection with SREC Hedge Agreements and any Upfront Fees), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” means, collectively, (a) the funding of the Term Loans and the execution and delivery of Loan Documents, (b) the establishment of the Collateral Accounts on the Closing Date and the funding of (1) the Debt Service Reserve Account, including, through the delivery to the Collateral Agent of one or more DSR L/Cs and (2) the Buyout Reserve Account, including, through the delivery to the Collateral Agent of one or more Buyout L/Cs, (c) the acquisition of the Projects, and (d) the payment of Transaction Expenses.
“Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable prepayment date to the Anticipated Repayment Date, provided, however, that

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if the period from the applicable prepayment date to the Anticipated Repayment Date, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth (1/12th) of a year) from the weekly average yields of United States Treasury securities for which such yields are given having maturities as close as possible to the Anticipated Repayment Date, except that if the period from the applicable prepayment date to the Anticipated Repayment Date is less than one (1) year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year shall be used.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“Uninvested Proceeds” means, with respect to any Reinvestment Proceeds, any proceeds remaining at the end of the applicable Reinvestment Period (if any).
“United States” or “U.S.” means the United States of America.
“United States Tax Compliance Certificate” means a certificate substantially in the form of Exhibits J-1, J-2, J-3 and J-4 hereto, as applicable.
“Unrated Creditworthy Customer” means, at any time, an unrated counterparty whose financial strength is equivalent to a Rated Investment Grade Customer at such time based on a financial qualification analysis and, if applicable, an assigned “estimate”, “private” or “shadow” rating in each case acceptable to the Blackstone Representative.
“Unrated Non-Investment Grade Customer” means, at any time, an unrated counterparty whose financial strength is not equivalent to a Rated Investment Grade Customer based on a financial qualification analysis and, if applicable, an assigned “estimate”, “private” or “shadow” rating in each case acceptable to the Blackstone Representative.
“Upfront Fee Letter” means the letter agreement dated as of the Closing Date among the Borrower, the Lenders and the Blackstone Representative.
“Upfront Fees” has the meaning set forth in Section 2.07(a).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756, as amended or modified from time to time.
“U.S. Bank” means U.S. Bank National Association.
“U.S. Person” means any Person that is a “United States Person” (as defined in Section 7701(a)(30) of the Code).

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“Vitol” means Vitol Solar DG Holdings LLC, a Delaware limited liability company, together with its successors and permitted assigns under the Vitol Master Lease Agreement.
“Vitol Asset Management Agreement” means that certain Asset Management Agreement, dated as of January 31, 2024, by and between Vitol and Altus Power, as asset manager, pursuant to which Altus Power has agreed to manage the Vitol Project, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Vitol Asset Management Fee” means the management fee, if any, received by Altus Power pursuant to the Vitol Asset Management Agreement and payable pursuant to the Vitol Master Lease Documents.
“Vitol Lease Supplement” means each Lease Supplement in the form attached to the Vitol Master Lease Agreement as Exhibit A and executed by Vitol and each Vitol Project Company, as applicable.
“Vitol Master Lease Agreement” means that certain Master Lease Agreement, dated as of January 31, 2024, among Vitol, as lessee, the Borrower (as assignee-in-interest to Altus Power via the Contribution Agreement, dated as of the Closing Date), and each Vitol Project Company that becomes a party thereto by executing a Vitol Lease Supplement (each, a “Vitol Project Company”), as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Vitol Master Lease Documents” means, collectively, the Vitol Master Lease Agreement and each Vitol Lease Supplement.
“Vitol Project” means each Project leased by Vitol from the applicable Vitol Project Company.
“Vitol Project Company” has the meaning set forth in the definition of “Vitol Master Lease Agreement”.

“Vitol Project MIPA” means that certain Membership Interest Purchase Agreement, dated as of as of January 31, 2024, by and between Vitol Solar I LLC, a Delaware limited liability company, and Altus Power, pursuant to which Altus Power acquired 100% of the membership interests in each of the Vitol Project Companies.
“Vitol SLB Collections” means, in respect of the Vitol Project, all Rent (as defined in the Vitol Master Lease Documents) received by any Vitol Project Company pursuant to the Vitol Master Lease Documents; provided, that, for all purposes hereunder, Vitol SLB Collections shall not include (1) any Project Company Expenses payable under the Vitol Master Lease Documents,
(2) the Vitol Asset Management Fee, and (3) SLB Lessee Payment Amounts payable or required to be paid pursuant to the terms of the Vitol Master Lease Documents or any other amounts payable to a Person other than a Vitol Project Company.

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“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Withholding Agent” means each of the Borrower, its Subsidiaries and the Administrative
Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution
Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)The term “including” is by way of example and not limitation.
(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(g)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(h)Unless otherwise specified, all references herein to any agreement or instrument shall be interpreted as references to such agreement or instrument as it may be amended, supplemented, modified or restated from time to time in accordance with its terms and the terms of this Agreement and the other Loan Documents.
Section 1.03    Accounting Terms.

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(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, except as otherwise specifically prescribed herein.
(b)Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Collections (if any) attributable to the Person subject to such Specified Transaction during such period shall be determined on a Pro Forma Basis.
Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
Section 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.
Section 1.08 Negative Covenant Compliance. For purposes of determining whether the Borrower and the Subsidiaries comply with any exception to Article VII (other than the Financial Performance Covenant) where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower and the Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether the Borrower and the Subsidiaries comply with any negative covenant in Article VII (other than the Financial Performance Covenant), to the extent that any obligation or transaction could be attributable to more than one exception to any

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such negative covenant, the Borrower may elect to categorize all or any portion of such obligation or transaction to any one or more exceptions to such negative covenant that permit such obligation or transaction.
Section 1.09 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), including a statutory division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (any such statutory division or comparable event, a “Division”):
(a) if any asset or property of any Person becomes the asset or property of one or more different Persons, then such asset or property shall be deemed to have been Disposed of from the original Person to the subsequent Person(s) on the date such Division becomes effective, (b) if any obligation or liability of any Person becomes the obligation or liability of one or more different Person(s), then the original Person shall be deemed to have been automatically released from such obligation or liability and such obligation or liability shall be deemed to have been assumed by the subsequent Person(s), in each case, on the date such Division becomes effective and (c) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests on the date such Division becomes effective.

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ARTICLE II
THE COMMITMENTS AND BORROWINGS
Section 2.01     Commitments; Loans.
(a)Subject to the terms and conditions set forth herein, at any time on or following the Closing Date but prior to the Term Loan Commitment Expiration Date, the Borrower may request one or more Loans and each Lender severally agrees to make Loans to the Borrower (the “Term Loans”) denominated in Dollars in an aggregate amount not to exceed the amount of such Lender’s Commitment.
(b)[Reserved].
(c)Borrowings hereunder may be made in two Classes of Loans: (1) Class A Loans, in an aggregate principal amount equal to the product of (i) the Borrowed Amount of such Borrowing multiplied by (ii) the Class A Borrowing Percentage; and (2) Class B Loans, in an aggregate principal amount equal to the product of (i) the Borrowed Amount of such Borrowing multiplied by (ii) the Class B Borrowing Percentage. The Borrowing made on the Initial Borrowing Date shall be made solely as Class A Loans. For the avoidance of doubt (x) the principal amount of Loans of any Class to be made by any Lender in connection with any Borrowing shall be determined in accordance with such Lender’s Pro Rata Share of the Commitments of such Class held by such Lender immediately prior to giving effect to such Borrowing and (y) if, with respect to any Borrowing, any Lender has only a Class A Commitment (such Lender for such purposes, a “Class A Only Lender”) or only a Class B Commitment (such Lender for such purposes, a “Class B Only Lender”), then such Class A Only Lenders shall be required to make only Class A Loans and such Class B Only Lenders shall be required to make only Class B Loans.
Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Section 2.02 Borrowings of Loans.
(a)If the Borrower desires to make a Borrowing under this Agreement, it shall deliver the Administrative Agent and the Blackstone Representative an executed Committed Loan Notice. Such notice must be received by the Administrative Agent and the Blackstone Representative not later than (i) 12:00 noon New York City time seven (7) Business Days prior to the requested date of such Borrowing. Each Borrowing shall be in a minimum principal amount of $5,000,000, or a whole multiple of $100,000, in excess thereof (or such other amount as agreed to by the Blackstone Representative in its sole discretion). The Committed Loan Notice shall specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Loans to be borrowed, and (iii) the account name and number into which the Loans are to be deposited, and shall also include a flow of funds memorandum relating to the application of such Borrower which specifies the name and address of each transferee bank and such transferee bank’s ABA number and wiring instructions. If so requested, the Administrative Agent shall be entitled to enter into a pre-funding agreement with one or more Lenders for purposes of such Lender providing any amount to the Administrative Agent in advance of the date of the Borrowing.

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(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Loans of each Class to be made. No later than 1:00 p.m. (New York City time) on any Borrowing Date, each applicable Lender will make available its pro rata portion based on its Commitment, of the Loans of each Class to be made on such date as specified in the applicable Committed Loan Notice to the Collection Account. Unless the Administrative Agent has been notified that any applicable condition specified in Article IV or otherwise has not been satisfied, the Administrative Agent shall make all funds so received and deposited in the Collection Account available to the Borrower in like funds as received by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing or make any other payment obligation under the Loan Documents.
Section 2.03    Prepayments.
(a)Voluntary. (i) The Borrower may, upon irrevocable (subject to clause (ii) below) written notice to the Administrative Agent and the Collateral Agent by the Borrower, at any time or from time to time voluntarily prepay the Loans in whole or in part (subject, in each case, to the notice and other requirements of Section 2.03(a)(iii)); provided that (1) such notice must be received by the Administrative Agent and the Collateral Agent not later than 1:00 p.m. New York City time three (3) Business Days prior to any on the date of prepayment of any Loans and (2) any prepayment of Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and whether such prepayment is being made in connection with any refinancing transaction (and, if so, shall provide reasonable detail regarding such transaction). The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of each Class of Loans being prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. In the case of each prepayment of the Loans pursuant to this Section 2.03(a), such payment shall be applied pro rata as between the Class A Loans and Class B Loans outstanding at such time, and such payment shall be paid to the applicable Lenders in accordance with their respective Pro Rata Shares of each such Class of Loans. If no Term Loans are outstanding at the time of any such mandatory prepayment, the outstanding Commitments will be reduced by the amount of such mandatory prepayment.
(ii)The Borrower may rescind any notice of prepayment under Section 2.03(a)(i) if such prepayment was to be made using the proceeds of a financing transaction and such financing transaction is cancelled or otherwise delayed.
(iii)In the event that the Borrower voluntarily prepays Term Loans, the Borrower shall also pay all outstanding Administrative Expenses owing to the Agents and

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shall pay to the Collateral Agent, for the ratable account of each of the applicable Lenders, the Make-Whole Amount; provided that no Make-Whole Amount shall be due in respect of any voluntary prepayment of any Term Loans being prepaid following the date that is three (3) years after the Borrowing Date with respect to such Term Loans.
(iv)Prepayments of Loans pursuant to this Section 2.03(a) shall not be subject to the Priority of Payments.
(b)Mandatory.
(i)At the end of the Reinvestment Period (if any) applicable to any Extraordinary Receipts, the Borrower (or the Collateral Manager on its behalf) shall promptly direct the Collateral Agent to transfer 50% of the Reinvestment Proceeds in respect of such Extraordinary Receipts (determined immediately prior to the end of such Reinvestment Period (if any)) for application to the repayment of principal of the Term Loans.

(ii)At the end of the Reinvestment Period (if any) applicable to any Disposition Proceeds, the Borrower (or the Collateral Manager on its behalf) shall promptly direct the Collateral Agent to transfer 100% of the Reinvestment Proceeds in respect of such Disposition Proceeds (determined immediately prior to the end of such Reinvestment Period (if any)) for application towards the repayment of principal of the Term Loans.
(iii)If any Group Member incurs or issues any Indebtedness after the Closing Date (other than Indebtedness expressly permitted under Section 7.03), the Borrower (or the Collateral Manager on its behalf) shall promptly direct Collateral Agent to apply 100% of all Net Proceeds received therefrom to the repayment of principal of the Term Loans.
(iv)At the end of the Reinvestment Period (if any) applicable to any Casualty Proceeds, the Borrower (or the Collateral Manager on its behalf) shall promptly direct the Collateral Agent to apply 100% of the Reinvestment Proceeds in respect of such Casualty Proceeds (determined immediately prior to the end of such Reinvestment Period (if any)) to the repayment of principal of the Term Loans.
(v)The Borrower (or the Collateral Manager on its behalf) shall notify the Administrative Agent of each event giving rise to a mandatory prepayment obligation under this Section 2.03(b) no later than the date on which the Borrower (or the Collateral Manager on its behalf) is required to give directions to the Collateral Agent with respect thereto. The Administrative Agent will promptly notify each applicable Lender of such mandatory prepayment and of the amount of such Lender’s Pro Rata Share of each Class of Loans being prepaid. Each prepayment of Term Loans pursuant to this Section 2.03(b) shall be applied pro rata as between the Class A Loans and Class B Loans outstanding at such time and each such prepayment shall be paid to the applicable Lenders in accordance with their respective Pro Rata Shares of each such Class of Loans. If no Term

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Loans are outstanding at the time of any such mandatory prepayment, the outstanding Commitments will be reduced by the amount of such mandatory prepayment.
(vi)The Borrower shall promptly (and in any event not later than three (3) Business Days) notify the Administrative Agent in writing following (1) any Group Member’s receipt of any Reinvestment Proceeds, and such notice shall set forth in reasonable detail the circumstances giving rise to such proceeds, the amount of such proceeds and the date of receipt thereof, and (2) the incurrence or issuance of Indebtedness by any Group Member (other than Indebtedness expressly permitted under Section 7.03), and such notice shall set forth in reasonable detail the circumstances giving rise to such proceeds (including, without limitation, the material terms of such Indebtedness and each obligor thereunder), the amount of such proceeds and the date of receipt thereof. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each applicable Lender of the contents of the Borrower’s prepayment notice and of such applicable Lender’s Pro Rata Share of the prepayment.
(vii)Prepayments of Loans pursuant to this Section 2.03(b) shall not be subject to the Priority of Payments; provided, that, in connection with any such prepayment, the Borrower shall ensure that sufficient funds are available on the next succeeding Interest
Payment Date to pay amounts payable under clause (B) of the Interest Payment Date Priority of Payments.
(viii)At the end of the Reinvestment Period in respect of any specific funding amount, if Section 4.03(i) of the Credit Agreement has not been satisfied with respect to the applicable Project, the Borrower (or the Collateral Manager on its behalf) shall promptly direct the Collateral Agent to apply 100% of the Reinvestment Proceeds in respect of such funding amount to the repayment of principal of the Term Loans.
Section 2.04    Termination or Reduction of Commitments.
(a)Optional. The Borrower may, upon irrevocable written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in a minimum aggregate amount of $500,000, as applicable, or any whole multiple of $100,000, in excess thereof. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.
(b)Mandatory. If no Term Loans are outstanding at the time of any mandatory prepayment of the Term Loans pursuant to Section 2.03(b), the Commitments shall be automatically and permanently reduced in the amount of such mandatory prepayment.

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Notwithstanding anything herein to the contrary, the Commitments shall be automatically and permanently reduced to $0 on the Term Loan Commitment Expiration Date.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the applicable Lenders of any termination or reduction of unused portions of the unused Commitments of any Class under this Section 2.04. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.04).
Section 2.05    Maturity of Loans. Each Loan shall mature, and the outstanding principal amount thereof shall be due and payable, on the Maturity Date.
Section 2.06    Interest.
(a)Subject to the provisions of Section 2.06(b), each Term Loan of each Class shall bear interest on the outstanding principal amount in an amount equal to the Interest Rate for such Class, payable quarterly in accordance with the Priority of Payments.
(b)During the continuance of an Event of Default, the Borrower shall pay interest on past due principal or interest owing by it hereunder at an interest rate per annum at all times equal to the Default Rate for the applicable Class of Loans to the fullest extent permitted by applicable Laws; provided that no interest at such Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand and, without limiting the foregoing, shall be payable in accordance with the Priority of Payments.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.07    Fees.
(a)Upfront Fees. (i) On the Initial Borrowing Date, the Borrower agrees to pay to the Lenders the initial upfront fees as set forth in the Upfront Fee Letter, (ii) on the date of any amendment hereto, the Borrower agrees to pay to the Lenders the additional upfront fees as set forth in the applicable fee letter (collectively, the “Upfront Fees”). Such Upfront Fees will be in all respects fully earned, due and payable on the Initial Borrowing Date, and the applicable amendment date, as applicable, and non-refundable and non-creditable thereafter.
(b)Other Fees. The Borrower shall pay to the Blackstone Representative and each Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

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Section 2.08 Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one (1) day. Each determination by the Blackstone Representative or the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. The Blackstone Representative shall notify the Administrative Agent of each Interest Rate determined in accordance with the definition thereof.
Section 2.09    Evidence of Indebtedness.
(a)The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register and the corresponding accounts and records of the Administrative Agent in respect of such matters, the Register and the corresponding accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b)Any Lender may request that its Loans of any Class to the Borrower be evidenced by a Note of such Class in the form attached hereto as Exhibit B-1 or B-2, as applicable. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note of such Class payable to such Lender and its registered assigns and otherwise appropriately completed. Thereafter, the Loans of such Class of such Lender evidenced by such Note of such Class and interest thereon shall at all times (including after any assignment pursuant to Section 11.07) be represented by one or more Notes of such Class payable to such Lender and its registered assigns, except to the extent that such Lender (or registered assignee) subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clause (a) of this Section 2.09. At the time of any payment or prepayment in full of the Loans evidenced by any Note, such Note shall be surrendered to the Borrower promptly (but no more than 10 Business Days) following such payment or prepayment in full. Any such Note shall be cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
(c)Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.09(a), and by each Lender in its account or accounts pursuant to Section 2.09(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to

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make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
Section 2.10    Payments Generally.
(a)All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower pursuant to this Agreement or any of the Loan Documents in respect of principal of, interest on, or other amounts owing in respect of, the Loans shall be made in Dollars pursuant to the Priority of Payments. All amounts payable to the Collateral Agent under this Agreement or otherwise (including, but not limited to, fees) shall be paid to the Collateral Agent for the account of the Person entitled thereto. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Corporate Trust Office in Dollars and in Same Day Funds not later than 12:00 noon New York City time on the date specified herein. The Administrative Agent will promptly distribute to each applicable Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 12:00 noon New York City time shall in each case be deemed received on the next succeeding Business Day, in the Administrative Agent’s sole discretion, and any applicable interest or fee shall continue to accrue.
(b)Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(i)if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Overnight Bank Funding Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing; and

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(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Bank Funding Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.10(c) shall be conclusive, absent manifest error.
(d)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)Payment of principal on any Class of Loans shall be applied to each Borrowed Amount of such Class pro rata based on the outstanding principal amount thereof.
Section 2.11 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or any security therefor, any payment or distribution (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder)

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thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or distribution in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment or distribution is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.11 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
Section 2.12    Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts to be paid for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or Article IX or otherwise), shall be applied at such time or times as may be determined by the Blackstone Representative as follows: first, to the payment of any amounts owing by such Defaulting Lender to an Agent hereunder; second, as the Borrower may request (so long as no Default or Event of

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Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Blackstone Representative and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(i)[Reserved].
(ii)Defaulting Lender Cure. If the Borrower and the Blackstone Representative agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Section 2.13 Erroneous Payment.
(a)If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to,

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or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than seven Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. For the avoidance of doubt, neither the Borrower nor any other Loan Party shall constitute a “Payment Recipient.”
(b)Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 2.13(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 2.13(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 2.13(a) or on whether or not an Erroneous Payment has been made.

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(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (iv) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (v) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, subject to Section 11.07 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest,

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received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and
(y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”)(provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 2.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
Section 3.01    Taxes.
(a)Any and all payments made by or on account of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If the applicable Withholding Agent shall be required by any Laws (as determined in the good faith discretion of the applicable Withholding Agent) to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, then
(A) to the extent the Tax in question is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholding of an Indemnified Tax applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholding for Indemnified Taxes been made,
(B) the applicable Withholding Agent shall make such deductions or withholding, (C) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws, and (D) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), if a Loan Party is the applicable Withholding Agent, shall furnish to the Administrative Agent the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to the Administrative Agent.
(b)The Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)The Loan Parties agree to indemnify each Agent and each Lender for (i) the full amount of any Indemnified Taxes payable by such Agent or such Lender (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 3.01) and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.
(d)Each Lender shall severally indemnify the Administrative Agent and the Collateral Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or Agent (but only to the extent that any Loan Party has not already indemnified such Lender or Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.07 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Agent in

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connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by any such Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each such Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by such Agent to the Lender from any other source against any amount due to such Agent under this paragraph (d).
(e)Each Lender shall, at such times as are reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent, provide the Borrower and such Agent with any documentation prescribed by Law certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. In addition, any Lender, if reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or such Agent as will enable the Borrower or such Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this clause (e), the completion, execution and submission of such documentation (other than such documentation set forth in any of Section 3.01(e)(i), Section 3.01(e)(ii) (other than Section 3.01(e)(ii)(E)) and Section 3.01(e)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the foregoing:
(i)Each Lender that is a U.S. Person shall deliver to the Borrower, the Administrative Agent and the Collateral Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or such Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.
(ii)Each Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Administrative Agent and the Collateral Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or such Agent) whichever of the following is applicable:
(A)in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal

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withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,
(B)two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(C)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (a) a United States Tax Compliance Certificate and (b) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor form),
(D)to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, W-8IMY, United States Tax Compliance Certificate, Form W-9 and/or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership, and one or more direct or indirect beneficial partners of such Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of each such partner), or
(E)two properly completed and duly signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in,
U.S. federal withholding Tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Administrative Agent and the Collateral Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower and any such Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent as may be necessary for the Borrower and each such Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d)(iii), “FATCA” shall include any amendments made to FATCA after the Closing Date.

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Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation described in this Section 3.01(d) obsolete or inaccurate in any respect, deliver promptly to the Borrower, the Administrative Agent and the Collateral Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or such Agent) or promptly notify the Borrower, the Administrative Agent and the Collateral Agent in writing of its inability to do so.
(f)If the Borrower is required to pay any Indemnified Taxes or additional amounts payable pursuant to this Section 3.01 to any Lender, or to any Governmental Authority for the account of any Lender, any such Lender shall, if requested by the Borrower, use its reasonable efforts to change the jurisdiction of its Lending Office (or take any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (including any such additional amounts that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.
(g)If the Administrative Agent or the Collateral Agent (or any sub-agent of either, if applicable) is not a U.S. Person, the Administrative Agent or the Collateral Agent (and any sub- agent of either, if applicable), as applicable, shall deliver to the Borrower on or before the date on which it becomes Agent (or sub-agent) under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) (i) an accurate and complete signed copy of IRS Form W- 8ECI with respect to any amounts payable to such Agent (or sub-agent) for its own account and (ii) an accurate and complete signed copy of IRS Form W-8IMY with respect to any amounts payable to such Agent (or sub-agent) for the account of others, certifying that it is a “U.S. branch,” and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments (and the Borrower and such Agent (and any sub-agent) agree to so treat such Agent (and any sub-agent thereof, if applicable) as a U.S. Person with respect to such payments as contemplated by, and in accordance with, Sections 1.1441-1(b)(2)(iv) of the United States Treasury Regulations). If the Administrative Agent or the Collateral Agent (and any sub- agent of either, if applicable) is a U.S. Person, it shall deliver to the Borrower on or before the date on which it becomes Agent (or sub-agent) under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) an accurate and complete Form W-9 setting forth an exemption from backup withholding. Each of the Administrative Agent and the Collateral Agent shall, whenever a lapse in time or change in circumstances renders any such documentation described in this Section 3.01(f) obsolete or inaccurate in any respect, deliver promptly to the Borrower updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its inability to do so.
(h)If any Lender or Agent receives a refund in respect of any Taxes as to which indemnification or additional amounts have been paid pursuant to this Section 3.01, it shall promptly remit such refund to the indemnifying party (but only to the extent of indemnification or additional amounts paid under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund, net of any Taxes payable by any Agent or Lender on such interest);

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provided that the indemnifying party upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after- Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.
(i)For the avoidance of doubt, the term “Law” for purposes of this Section 3.01 includes FATCA.
(j)Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent and the Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.02    Increased Cost and Reduced Return; Capital Adequacy.
(a)If any Lender reasonably determines that as a result of any Change in Law or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.02(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender, then from time to time within ten (10) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.03), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(b)If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced

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rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.03) the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered within ten (10) days after receipt of such demand.
(c)Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.02 shall not constitute a waiver of such Lender’s right to demand such compensation.
(d)If any Lender requests compensation under this Section 3.02, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.02 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.02(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.02(a), (b) or (c).
Section 3.03    Matters Applicable to All Requests for Compensation.
(a)Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(b)With respect to any Lender’s claim for compensation under Section 3.01 or 3.02, the Borrower shall not be required to compensate such Lender for any amount incurred more than nine months prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such nine month period referred to above shall be extended to include the period of retroactive effect thereof.
Section 3.04    Replacement of Lenders under Certain Circumstances.
(a)If at any time (i)(x) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.02 as a result of any condition described in such Sections and (y) such Lender has declined or is unable to designate a different lending office in accordance with Section 3.02, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may so long as no Event of Default has occurred and is continuing, at its sole cost and expense, on five (5) Business Days’ prior written notice (or such shorter time as the Administrative Agent may agree) to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees (provided that any assignment to any Eligible Assignee of less than all of the rights and obligations of such Lender (including, without limitation, its Commitments and Loans

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of each Class) must be made in the same proportion among Classes of Loans and Commitments as were held by such Lender prior to such assignment); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.02 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents. Notwithstanding anything herein to the contrary, a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(b)Any Lender being replaced pursuant to Section 3.04(a)(x) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or the Blackstone Representative. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.
(c)In the event that (i) the Borrower or the Blackstone Representative has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender or each affected Lender in accordance with the terms of Section 11.01 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.
Section 3.05 Survival. Each of the obligations of the parties hereto under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

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ARTICLE IV
CONDITIONS PRECEDENT TO BORROWINGS
Section 4.01 Closing Conditions. This Agreement shall become effective on the Closing Date subject to satisfaction (or waiver by the Administrative Agent, acting at the direction of the Blackstone Representative, on behalf of each Lender with notice to the Rating Agency) of each of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Blackstone Representative and its legal counsel:
(i)executed counterparts of this Agreement;
(ii)each Collateral Document set forth on Schedule 1.01B required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party party thereto, together with:
(A)certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Blackstone Representative or its counsel that such certificates, powers and instruments have been sent for overnight delivery to Collateral Agent);
(B)copies of (1) proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Blackstone Representative may deem reasonably necessary in order to perfect and protect the Liens created under the Security Agreement on assets of the Borrower and the Guarantors, covering the Collateral described in the Security Agreement and (2) proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Loan Parties or any other transferor of the Collateral; and
(C)evidence that all other actions, recordings and filings required by the Collateral Documents as of the Closing Date that the Blackstone Representative may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Blackstone Representative (it being understood that the Borrower providing authorization to the Blackstone Representative to take such actions or make such recordings and filings that can be taken or made by the Blackstone Representative or the Collateral Agent and to the extent agreed to be taken or made by the Blackstone Representative or Collateral Agent shall be reasonably satisfactory to the Blackstone Representative);

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(iii)copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Blackstone Representative with respect to the Loan Parties;

(iv)such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action and incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
(v)legal opinions (addressed to each of the Secured Parties and KBRA) from Kirkland & Ellis LLP, counsel to the Loan Parties and the Collateral Manager;
(vi)On the Initial Borrowing Date, the Administrative Agent and Lenders shall have received legal opinions (addressed to each of the Secured Parties and KBRA) from Richard Layton & Finger, PA, special Delaware counsel to the Loan Parties (including as to true sale and non-consolidation) each in form and substance reasonably satisfactory to the Blackstone Representative and its legal counsel;
(vii)the Security Agreement, duly executed by the Borrower, the Guarantors and the Collateral Agent;
(viii)the Limited Guarantee, duly executed by the Limited Guarantor;
(ix)a solvency certificate from a Responsible Officer of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit D;
(x)a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, to the effect that, as of the Closing Date (A) all conditions set forth in this Section 4.01 have been satisfied (or waived pursuant to the terms hereof) and (B) all representations and warranties of the Loan Parties and the Collateral Manager, as applicable, set forth in this Agreement and each of the other Loan Documents are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and
(xi)a list setting identifying each bank account of or in the name of each Loan Party (each, an “Existing Account”), including the account number and account holder of each such account and the balance thereof as of the most recently available date prior to the Closing Date.
(b)All fees and expenses due to the Blackstone Representative, the Administrative Agent and the Collateral Agent required to be paid on the Closing Date and (in the case of expenses) invoiced at least three (3) Business Days before the Closing Date (except as otherwise reasonably agreed by the Borrower) shall have been paid from the proceeds of the initial funding under the Facilities;

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(c)(i) The Borrower shall have delivered, or caused to be delivered, to the Administrative Agent and the Blackstone Representative, (a) a Private Rating Letter issued by the Rating Agency setting forth the initial Debt Rating for the Loans, which shall have the Required
Rating applicable thereto, and (b) the related Private Rating Rationale Report with respect to such Debt Rating, and (ii) the Required Ratings Test shall be satisfied;
(d)The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date (or, to the extent qualified by materiality, true and correct in all respects); provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period (or, to the extent qualified by materiality, true and correct in all respects) for purposes of making or deemed making such representation or warranty on, or as of, the Closing Date;
(e)As of the Closing Date there shall be no Default, Event of Default or Early Amortization Event;
(f)As of the Closing Date the LTV Ratio does not exceed the Maximum LTV Ratio;
(g)The Blackstone Representative and the Lenders shall have (i) received all documentation and other information about the Group Members and Limited Guarantor required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (“KYC”), that has been requested by the Blackstone Representative in writing at least ten (10) Business Days prior to the Closing Date and (ii) completed diligence to its satisfaction of such KYC;
(h)A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Loans;
(i)The Blackstone Representative shall have received and approved (1) the projected Project Company Expenses and (2) Schedule 1.01I attached hereto which shall set forth the SLB Scheduled Rent Payments for each Project, as applicable; and
(j)The Agents and the Lenders shall have received such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested and provided that sufficient notice of such request has been given to the Borrower (and without herein imposing or implying any duty on the part of any Agent to make any such request).
Without limiting the generality of the provisions of Section 10.03(d), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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Section 4.02    Conditions to Term Borrowing . The obligation of each Lender to fund the Term Loans on each Borrowing Date on or after the Closing Date is subject to satisfaction (or waiver by the Administrative Agent, acting at the direction of the Blackstone Representative, on behalf of each Lender with notice to the Rating Agency) of each of the following conditions precedent for such Borrowing:
(a)No Default, Event of Default or Early Amortization Event has occurred and is continuing or would result from such Borrowing (on a Pro Forma Basis after giving effect to such Borrowing);
(b)The Administrative Agent and the Lenders shall have received a solvency certificate substantially in the form of Exhibit D hereto and signed by a Responsible Officer of the Borrower;
(c)Since the Closing Date, no Material Adverse Effect shall have occurred or would result from the incurrence of such Loan;
(d)The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the date of the funding of such Loan, as applicable (or, to the extent that any such representation or warranty is expressly stated to have been made as of an earlier date, as of such earlier date);
(e)The Administrative Agent and the Blackstone Representative shall have received a Committed Loan Notice with respect to such Borrowing;
(f)(i) The Rating Agency shall have confirmed that, after giving effect to the incurrence of such Loan, each of the Loans shall have the Required Rating applicable thereto and (ii) the Required Ratings Test shall be satisfied;
(g)The Borrower shall be in compliance on a Pro Forma Basis with the Concentration
Limits;
(h)After giving effect to such Borrowing, the LTV Ratio is less than or equal to the
LTV Ratio immediately prior to such borrowing;
(i)[Reserved];
(j)The Debt Service Reserve Account shall have been funded in amount at least equal to, when added to the Available Draw Amount of all DSR L/Cs as of the Initial Borrowing Date, the DSRA Amount in effect as of the Initial Borrowing Date;
(k)The Closing Expense Account shall have been funded from the proceeds of the initial funding under the Facilities in the amount required pursuant to Section 9.03(b);
(l)The Expense Reserve Account shall have been funded in an amount equal to the Expense Reserve Amount from the proceeds of the initial funding under the Facilities;

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(m)All fees due to the Lenders required to be paid on such Borrowing Date shall have been paid from the proceeds of such Borrowing;
(n)With respect to the Initial Borrowing Date, the Closing Date under the TGC Project MIPA shall have occurred; and

(o)The Agents and the Lenders shall have received such other opinions, certificates and documents from the Borrower as reasonably requested by the Blackstone Representative or any Lender upon reasonable notice to the Borrower.
Section 4.03    Conditions to Permitted Acquisitions . Each Permitted Acquisition, whether funded by the making of a Term Loan or otherwise, is subject to satisfaction (or waiver by the Administrative Agent, acting at the direction of the Blackstone Representative, on behalf of each Lender) of each of the following conditions precedent for such Borrowing:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Blackstone Representative and its legal counsel:
(i)executed counterparts of the Guarantee Assumption Agreement, Contribution Agreement, any Collateral Document and any other documents required to be delivered pursuant to Section 6.11 or Section 6.13, duly executed by each Loan Party party thereto, together with:
(A)certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Blackstone Representative or its counsel that such certificates, powers and instruments have been sent for overnight delivery to Document Custodian (on behalf of the Collateral Agent));
(B)copies of (1) proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Blackstone Representative may deem reasonably necessary in order to perfect and protect the Liens created under the Security Agreement on assets of the Borrower and the Guarantors, covering the acquired Collateral described in the Security Agreement and (2) proper financing statements, if any, necessary to release all security interests and other rights of any Person in the acquired Collateral previously granted by the Loan Parties or any other transferor of the acquired Collateral; and
(C)evidence that all other actions, recordings and filings required by the Collateral Documents as of the Closing Date that the Blackstone Representative may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a

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manner reasonably satisfactory to the Blackstone Representative (it being understood that the Borrower providing authorization to the Blackstone Representative to take such actions or make such recordings and filings that can be taken or made by the Blackstone Representative or the Collateral Agent and to the extent agreed to be taken or made by the Blackstone Representative or Collateral Agent shall be reasonably satisfactory to the Blackstone Representative);

(ii)copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Blackstone Representative with respect to the additional Loan Parties;
(iii)such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each additional Loan Party, certificates of resolutions or other action and incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such additional Loan Party is a party or is to be a party on the Closing Date;
(iv)legal opinions (addressed to each of the Secured Parties and KBRA) from Kirkland & Ellis LLP, counsel to the Loan Parties and the Collateral Manager and Richard Layton & Finger, PA, special Delaware counsel to the Loan Parties (including as to true sale and non-consolidation);
(v)a solvency certificate from a Responsible Officer of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit D;
(vi)a certificate, dated the acquisition date and signed by a Responsible Officer of the Borrower, to the effect that, as of the Closing Date (A) all conditions set forth in this Section 4.03 have been satisfied (or waived pursuant to the terms hereof) and (B) all representations and warranties of the Loan Parties and the Collateral Manager, as applicable, set forth in this Agreement and each of the other Loan Documents are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and
(vii)a list identifying each Existing Account of each additional Loan Party, including the account number and account holder of each such account and the balance thereof as of the most recently available date prior to the Closing Date.
(b)The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects on and as of the acquisition date (or, to the extent qualified by materiality, true and correct in all respects); provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period (or, to the extent qualified by materiality, true and correct in all respects) for purposes of making or deemed making such representation or warranty on, or as of, the Closing Date;

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(c)No Default, Event of Default or Early Amortization Event has occurred and is continuing or would result from such acquisition;
(d)Since the Closing Date, no Material Adverse Effect shall have occurred or would result from the acquisition;
(e)As of the acquisition date, the LTV Ratio does not exceed the Maximum LTV Ratio; Limits;
(f)The Borrower shall be in compliance on a Pro Forma Basis with the Concentration

(g)The Blackstone Representative and the Lenders shall have (i) received all

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documentation and other information about the additional Group Members required under applicable KYC that has been requested by the Blackstone Representative in writing at least ten
(10) Business Days prior to the Closing Date and (ii) completed diligence to its satisfaction of such KYC;
(h)The Blackstone Representative shall have received and approved the projected Project Company Expenses for each additional Project;
(i)In the case of any Term Loan funded or Reinvestment Proceeds released in connection with the achievement of the Commercial Operation Date for any Project, such Commercial Operation Date shall have occurred under the EPC Agreement for such Project;
(j)Each of the conditions set forth in the definition of “Permitted Acquisition” shall be satisfied; and
(k)The Agents and the Lenders shall have received such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested and provided that sufficient notice of such request has been given to the Borrower (and without herein imposing or implying any duty on the part of any Agent to make any such request).

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ARTICLE V REPRESENTATIONS AND WARRANTIES
The Borrower and each other Loan Party represents and warrants to the Agents and the Lenders at the time of each Borrowing that:
Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Group Member (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and
(e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clauses (a) (other than with respect to the Borrower), (b)(i), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach

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or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law binding on such Person; to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
Section 5.03 Governmental Authorization. No material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Blackstone Representative, the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity,
(ii) the need for filings, recordations and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.
Section 5.05    Projections; No Material Adverse Effect.
(a)The forecasts of and actual consolidated balance sheets and consolidated statements of income and cash flow of the Borrower and its Subsidiaries which have been furnished to the Blackstone Representative prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that such forecasts are as to future events and not to be viewed as facts, such forecasts are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be given that any

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particular projections will be realized and actual results may vary from such forecasts and that such variations may be material.

(b)As of the date that is the later of (x) the Closing Date and (y) the most recent date the Borrower delivered financial statements required under Section 5.05, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(c)As of the Closing Date, neither the Equity Holder, the Borrower nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under the Loan Documents and (iii) liabilities (not including Indebtedness for borrowed money) incurred in the ordinary course of business that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect).
Section 5.06 Litigation. Except as disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the Borrower’s knowledge, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, (i) by or against the Equity Holder, the Borrower, the Subsidiaries or against any of their properties or revenues or (ii) by or against the Project Companies or against any of their properties or revenues, that, in each case, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.07 No Default. No Default, event of default or Event of Default exists under or with respect to any Loan Document. Each Loan Party is not in default under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound in any respect, the existence of which default has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.08    Security Documents.
(a)Valid Liens. Each Collateral Document delivered pursuant to Section 4.01 and Sections 6.11 and 6.13 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 3 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements, possession or control, in each case subject to no Liens other than Liens permitted under this Agreement. On the Closing Date and on the date of each Borrowing, the Loan Parties will be the beneficial owners of the Collateral and will have the right to receive

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all Collections on the Collateral (other than with respect to the Equity Interests in the Borrower), in each case free and clear of all Liens, security interests and adverse claims other than Permitted Liens.
(b)PTO Filing; Copyright Office Filing. If any Intellectual Property Security Agreement or a short form thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office the Liens created by such Intellectual Property Security Agreement shall, to the extent such filings may perfect such interests, constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Intellectual Property Security Agreement) or Trademarks (as defined in the Intellectual Property Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Intellectual Property Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted under this Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to establish a Lien on certain registrations and applications for Patents, Trademarks and Copyrights acquired by the grantors thereof after the Closing Date). The Loan Parties do not own any Intellectual Property other than as listed on Schedule 5.08. Terms used in this Section 5.08(b) and not otherwise defined have the meanings given to them in the Security Agreement.
Section 5.09 Environmental Matters. Except as specifically disclosed in Schedule 5.09 (if applicable), or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)Each Loan Party and its respective assets and operations and each Project Company and its respective assets and operations are in compliance with all Environmental Laws, which includes obtaining, maintaining in full force and effect, and complying with all Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties and the Project Companies as currently conducted;
(b)to the Borrower’s knowledge, no Loan Party nor any Project Company is subject to any unsolved Environmental Liability;
(c)the Loan Parties and the Project Companies have not received any unresolved written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws;
(d)none of the Loan Parties or any of their respective Real Property nor any of the Project Companies and any of their respective Real Property, is the subject of any claims, investigations or judicial or administrative proceedings pending or, to the Borrower’s knowledge, threatened, in writing under any Environmental Law, that could reasonably be expected to result in the revocation, suspension or adverse modification of any Environmental Permit held by any of the Loan Parties or the Project Companies; and
(e)to the Borrower’s knowledge, there have been no Releases at the Real Property or facilities owned or leased by any of the Loan Parties or the Project Companies, or to the

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Borrower’s knowledge, Real Property or facilities formerly owned, operated or leased by the Loan Parties or the Project Companies that currently requires investigation, remedial activity or corrective action or cleanup by any Loan Party or Project Company or would reasonably be expected to result in any Loan Party or Project Company incurring material liability under Environmental Laws.
Section 5.10 Taxes. Except as disclosed in Schedule 5.10, and except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and each of the Project Companies have filed all tax returns required to be filed by it, and have paid all Taxes levied or imposed upon them or their properties that are due and payable, except those which are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax deficiency or assessment known to any Loan Party against the Loan Parties or against the Project Companies known to any Loan Party that would, if made, individually or in the aggregate, have a Material Adverse Effect. The Equity Holder, the Borrower and each Project Company (other than a Project Company that is directly or indirectly wholly owned by the Borrower (or a Tax Equity HoldCo) and a Tax Equity Investor) is treated as a disregarded entity for U.S. federal income tax purposes.
Section 5.11    ERISA Compliance.
(a)Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by a Loan Party or ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.
(b)(i) No ERISA Event with respect to any Plan has occurred during the five (5) year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the preceding clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(c)(i) The Plans of any Loan Party and those of any ERISA Affiliate are funded to the extent required by the terms of each Plan, if any, and by Law or otherwise to comply with the requirements of any Law applicable in the jurisdiction in which the relevant pension scheme is maintained, and (ii) neither any Loan Party nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), except, with respect to each of the preceding clauses of this Section 5.11(c), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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Section 5.12 Subsidiaries; Equity Interests. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Sections 1(a) and 2 of, and Schedule 4 to, the Perfection Certificate (a) set forth the name and jurisdiction of each Loan Party and (b) set forth the ownership interest of the Borrower in each Subsidiary, including the percentage of such ownership.
Section 5.13    Margin Regulations; Investment Company Act.
(a)The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, in either case in violation of Regulation U, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.
(b)None of the Borrower, any Person Controlling the Borrower, or the Guarantors is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.14 Disclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents, as of the Closing Date, that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.
Section 5.15 Non-Recourse Parties. Each Tax Equity Party satisfies the Non-Recourse Conditions. The Borrower does not directly or indirectly own Equity Interests in any Person that is not a Loan Party, a Tax Equity HoldCo, a Lessee or a Non-Recourse Party.
Section 5.16 Solvency. (1) The Borrower and the other Loan Parties collectively are Solvent and (2) on the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent. Each of the Borrower and each other Loan Party is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws of any jurisdiction or the liquidation of all or a major portion of its assets or property, and it has no knowledge of any Person contemplating the filing of any such petition against it.

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Section 5.17    Limited Purpose; Separateness.
(a)Limited Purpose Entity.

(1)All customary formalities regarding the existence of each of the Borrower and Equity Holder have been observed at all times since their respective formations and will continue to be observed.

(2)Each of the Borrower and Equity Holder have been adequately capitalized at all times since their respective formations in light of the nature of its business.

(3)Neither the Equity Holder nor the Borrower has at any time since their respective formations assumed or guaranteed the liabilities of any other Persons (other than the endorsement of instruments for collection in the ordinary course of business).

(b)Separate Existence.

(1)At all times since its formation, each SPV Entity has accurately maintained, in all material respects, their respective financial statements, accounting records and other corporate documents, as applicable, separate from those of the Collateral Manager and any other Person. No SPV Entity has at any time since their respective formations commingled their respective assets with those of the Collateral Manager or any other Person. Each SPV Entity has at all times since their respective formations accurately maintained, in all material respects, their own respective bank accounts and separate books of account.

(2)Each SPV Entity has at all times since their respective formations paid their own respective liabilities from their own respective separate assets.

(3)Except for U.S. tax and consolidated accounting purposes, each SPV Entity has at all times since their respective formations identified itself in all dealings with the public, under their own respective names and as separate and distinct entities. Except for
U.S. tax and consolidated accounting purposes, no SPV Entity has at any time since their respective formations identified itself as being a division or a part of any other entity.

Section 5.18    OFAC; USA PATRIOT Act; FCPA; Anti-Terrorism Laws.
No Group Member and no Person or Persons owning fifty percent or more of any Group Member (a) is a Sanctioned Entity; (b) to Borrower’s or any Loan Party’s knowledge, is under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (c) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by applicable Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any applicable Sanctions. Each Group Member will implement, within 30 days after the Closing Date (or such later date as may be agreed to by the Blackstone Representative in its sole discretion), policies and procedures that are reasonably designed to promote compliance with all applicable Anti-Money Laundering

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Laws, Anti-Corruption Laws and Sanctions. No Loan Party, to its knowledge, is under investigation for any alleged breach of applicable Anti-Money Laundering Laws or Anti-Corruption Laws by any governmental authority that enforces Anti-Money Laundering Laws or Anti-Corruption Laws. Each Group Member is in compliance in all material respects with all applicable Anti-Money Laundering Laws and all applicable Anti-Corruption Laws.

Section 5.19    Permitted Acquisition.
In connection with any acquisition, as of the date of such acquisition and immediately after giving effect to such acquisition, such acquisition is a Permitted Acquisition and the requirements set forth in this Agreement with respect to Permitted Acquisitions are satisfied.

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ARTICLE VI AFFIRMATIVE COVENANTS
Until Payment in Full, from and after the Closing Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause the Subsidiaries to:
Section 6.01    Financial Statements.
(a)Commencing with the fiscal year ending December 31, 2023, deliver to the Administrative Agent (for prompt further distribution to each Lender), the Blackstone Representative and to the Rating Agency, within one hundred twenty (120) days after the end of each fiscal year, a consolidated balance sheet of the Borrower, as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification (other than as a result of the Maturity Date occurring within one year after the issuance date of such opinion);
(b)Deliver to the Administrative Agent (for prompt further distribution to each Lender), the Blackstone Representative and to the Rating Agency, within sixty (60) days of the first three Fiscal Quarters of each fiscal year of the Borrower, commencing with the Fiscal Quarter ending June 30, 2024, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and in comparative format, the prior fiscal year-end and the related consolidated statements of income or operations for such Fiscal Quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding Fiscal Quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current Fiscal Quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)Notwithstanding the foregoing, the obligations in Sections 6.01(a) and 6.01(b) may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing
(A)the applicable financial statements of the Borrower (or any direct or indirect parent of the
Borrower) or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10- K or 10-Q, as applicable, filed with the SEC; provided that, with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied

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by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except as permitted in Section 6.01(a), shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification.
Documents required to be delivered pursuant to this Section 6.01 and Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date
(i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the Borrower’s website; or (ii) on which such documents are posted on the Borrower’s behalf on Debtdomain, Roadshow Access (if applicable) or another relevant website, if any, to which each Lender, the Blackstone Representative, the Administrative Agent and the Rating Agency have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent (for prompt further distribution to each Lender) and the Rating Agency:
(a)no later than five (5) days after the actual delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
(b)promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied so long as such information is publicly available on the SEC’s EDGAR website;
(c)[Reserved];

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(d)together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party of the Perfection Certificate or confirming that there has been no change in such information since the later of the Closing Date or the date of the last such report and (ii) a description of each event, condition or circumstance during the last Fiscal Quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.03(b);
(e)promptly but in no event later than 10 days after any Responsible Officer of the Borrower obtains actual knowledge thereof, notice of any (1) litigation or governmental proceeding pending or actions threatened against any Group Member or any Collateral which have had or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and (2) any other event, act or condition which has had or could reasonably be expected to have a Material Adverse Effect;
(f)on each Payment Date, a Payment Date Report in accordance with Section 9.07;
(g)from time to time such additional information in the possession of any Loan Party regarding the Collateral or the financial position or business of such Loan Party as any Agent, on either their own initiative or at the request of any Lender or the Rating Agency, may reasonably request in writing;
(h)promptly, but in no event longer than seven days, after any Responsible Officer of the Borrower has actual knowledge thereof, written notice of the occurrence of an event that would permit the termination of the Collateral Management Agreement or the replacement of the Collateral Manager under the Collateral Management Agreement;
(i)promptly, but in no event longer than five days, following creation thereof, notice of the establishment of any bank, deposit or securities account by any Loan Party (in such detail as the Blackstone Representative may reasonably request);
(j)(1) on an annual basis concurrently with or promptly following delivery to any direct or indirect parent (and in any event, no later than five Business Days after such delivery), default and recovery information substantially similar to the information provided to the Lenders prior to the date hereof in connection with its due diligence process; (2) within 10 Business Days upon request by any Lender, any and all additional information with respect to the Loan Parties that is reasonably available to it (after using commercially reasonable efforts to obtain) and is required for compliance with the requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III and (3) within 10 Business Days upon request by any Lender, any and all additional information and financial reporting with respect to each Obligor that is reasonably available to it (after using commercially reasonable efforts to obtain) and required for compliance with the requests, rules, guidelines or directives promulgated by the Bank for

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International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III, in each case subject to any applicable confidentiality requirements binding on the Borrower or the Collateral Manager under law or contract (provided that the Borrower or the Collateral Manager, as applicable, shall use commercially reasonable efforts to have such confidentiality requirements waived or an exception made for provision hereunder);
(k)promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties, or compliance with the terms of the Loan Documents, as the Blackstone Representative or any Lender through the Blackstone Representative may from time to time reasonably request;
(l)promptly after (and in any event, no later than 10 Business Days following) any acquisition of or Investment in any Project (other than Projects owned by a Group Member as of the Closing Date and Projects in respect of which a Notice of New Project has previously been delivered to the Blackstone Representative), a Notice of New Project with respect thereto, certifying that the Project is commercially operational and the Commercial Operation Date has occurred, identifying the relevant Lease Services Provider or Maintenance Services Provider, disclosing projected Project Company Expenses and attaching all Material Project Documents (including, if applicable, the initial Power Purchase Agreement) for such Project; and
(m)for each Tax Equity Holdco and each Tax Equity Party (and any successors of any thereof), promptly and in any event within five Business Days following (1) the distribution of a Tax Equity Distribution Statement or other periodic report or compliance statement by a Group Member to a Tax Equity Investor or (2) the receipt of a Tax Equity Distribution Statement or other periodic report or compliance statement by a Group Member from a Tax Equity Investor, a true, correct and complete copy of such Tax Equity Distribution Statement or other periodic report or compliance statement.
The Borrower and each Lender hereby acknowledges that (a) the Administrative Agent may, at the cost of the Borrower, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or other website (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non- public information with respect to the Borrower and its Subsidiaries or their respective securities) (each, a “Public Lender”). At the request of the Administrative Agent, the Borrower hereby agrees to make all Borrower Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC”. By designating Borrower Materials as “PUBLIC”, the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor”, which is intended to contain only information that is publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower and its Subsidiaries or their respective securities for purposes of United States federal and state securities laws or is of a type that would be publicly available if the Borrower or its Subsidiaries were a public reporting company (in each case, as reasonably determined by the Collateral Manager). Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC”. The Borrower

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agrees that (i) any Loan Documents, (ii) any financial statements delivered pursuant to Section 6.01 and (iii) any Compliance Certificates delivered pursuant to Section 6.02(a) and (iv) notices delivered pursuant to Section 6.03(a) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
The Platform is provided “as is” and “as available.” The Agent-Related Persons do not warrant the adequacy of the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent-Related Person in connection with the Platform.
Section 6.03 Notices. Promptly after a Responsible Officer of the Borrower has obtained knowledge thereof, notify the Administrative Agent, the Blackstone Representative and the Rating Agency:
(a)of the occurrence of any Early Amortization Event, Default or Event of Default;
(b)of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;
(c)promptly upon the Borrower or any Project Company acquiring notice or obtaining Knowledge thereof, notice of (i) any material breach or any default under any Master Lease Document, (ii) any termination or material amendment of a Master Lease Document, (iii) any litigation, arbitration, material events or material notices with respect to a Master Lease Document,
(iv) any event of force majeure asserted under a Master Lease Document which exists for more than two (2) Business Days (and, to the extent reasonably requested by the Blackstone Representative and reasonably available to the Borrower, copies of related invoices, statements, supporting documentation, schedules, data or affidavits delivered under a Master Lease Document), and (v) any other material notice received or delivered under a Master Lease Document;
(d)of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Borrower or any Guarantor that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document; and

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(e)of any written notice of Environmental Liability of any Loan Party or any Project Company that could reasonably be expected to result in a Material Adverse Effect.
Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section
6.03(a), (b), (c) or (d) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
Section 6.04 Payment of Tax Obligations, Etc.. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Borrower and each Project Company (other than Project Company that is directly or indirectly wholly owned by the Borrower or a Tax Equity HoldCo and Tax Equity Investor) will be treated as a disregarded entity for U.S. federal income tax purposes and each will take no action, permit any Person to take any action on its behalf or recognize any action, in each case, that would have the effect of causing any such entity to be treated as other than a disregarded entity for U.S. federal income tax purposes.
Pay and discharge, at or before maturity, all its obligations and liabilities, including, without limitation, any obligation pursuant to any agreement by which it or any of its properties or assets is bound, except (a) to the extent the failure to pay or discharge such amounts would not reasonably be expected to result in a Material Adverse Effect or (b) where such liabilities may be contested in good faith by appropriate proceedings, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.
Section 6.05    Preservation of Existence, Etc.; Material Contracts.
(a)Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; and
(b)take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (a) (other than with respect to the Equity Holder and the Borrower) or (b), (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Article VII;
(c)Each Group Member (other than the Equity Holder and the Borrower) will not amend, modify, waive or supplement (i) the terms of any Organizational Document, Contractual Obligation, Tax Equity Document or Material Project Document, except to the extent such

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amendments, modifications, waivers or supplements would not, individually or in the aggregate, adversely affect the Lenders in any material fashion or (ii) the Collateral Management Agreement without the prior written consent of the Blackstone Representative (at the direction of the Required Lenders). The Borrower shall promptly deliver to the Administrative Agent and the Blackstone Representative, the true, correct and complete copies of all amendments, modifications, waivers or supplements to each of the Organizational Documents, Tax Equity Documents and Material Project Documents of the Group Members (in each case other than immaterial amendments that solely make administrative changes).
(d)Neither the Equity Holder nor the Borrower shall amend, modify, waive or supplement any of its Organizational Documents without the prior written consent of the Blackstone Representative.
Section 6.06    Maintenance of Properties; Compliance with Material Project Documents.
(a)Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.
(b)(i) Perform and observe all of its material covenants and material obligations contained in the Material Project Documents to which it is a party, (ii) take all reasonable and necessary action to prevent the termination or cancellation of the Material Project Documents to which it is a party in accordance with the terms of such Material Project Documents or otherwise (except for the expiration of any Material Project Document in accordance with its terms and not as a result of a breach or default thereunder) and (iii) enforce against the relevant Material Project Participant each material covenant or obligation of such Material Project Document to which it is a party in accordance with its terms, including enforcing its rights and remedies under the Material Project Documents to maximize the amount of liquidated damages available to the applicable Borrower Party under the Material Project Documents; provided, that if any such action under this clause (iii) would be materially adverse to the Secured Parties, could have a material adverse effect on the rights or remedies hereunder or would otherwise not be would not be in the best interests of the parties hereto, in each case in the reasonable judgment of any Group Member and subject to the reasonable satisfaction of the Blackstone Representative, such Group Member shall not be required to take such enforcement action.
Section 6.07    Maintenance of Collateral Accounts; Other Accounts.
(a)Maintain each Collateral Account, to the extent required under Article IX or any other applicable provision of any Loan Document.
(b)Within 30 days after the Closing Date (or such later date as the Blackstone Representative may agree in its sole and absolute discretion), cause each account bank for each Existing Account to provide electronic read-access to the Blackstone Representative in respect of such Existing Account. Promptly (and in no event later than five Business Days) following the creation of any other bank account by, in the name of or on behalf of any Loan Party, (1) notify the Blackstone Representative of such account creation (with such notice including the account

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number, account holder and most recently available balance of such account) and (2) grant the Blackstone Representative electronic read-access in respect of such account.
(c)With respect to each account (other than the Collateral Accounts) of or in the name of any Loan Party:
(1)until the Blackstone Representative has been granted electronic read-access (which includes the right to print or save account statements) in respect of such account as required under clause (b) above, as soon as practicable and in any event within five Business Days after receipt by the Loan Parties of a monthly bank account statement for each such account, deliver to the Blackstone Representative a copy of each such statement; and
(2)within five Business Days of the end of each Due Period, notify the Blackstone Representative of (x) the balance of such account as of the last day of such Due Period and (y) the highest balance on any day of such Due Period for such account.
(d)The Blackstone Representative shall have electronic read-access in respect of each account of each Loan Party at all times (subject to the grace period specified in clause (b) above).
(e)The Borrower shall not at any time have any deposit accounts or securities accounts other than the Collateral Accounts. No other Loan Party shall have any deposit account or securities account other than operating accounts used by such Loan Party in the conduct of its business (and, without limiting the foregoing, shall not maintain any concentration or other accounts into which funds from other Loan Parties or Group Members are deposited or pooled).
Section 6.08 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the material assets and business of the Borrower or the Subsidiaries, as the case may be.
Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Blackstone Representative, the Administrative Agent and each Lender to visit and visually inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Blackstone Representative on behalf of the Lenders may exercise rights of the Blackstone Representative, the Administrative Agent and the Lenders under this Section 6.10 and the Blackstone Representative shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the

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Borrower’s expense; provided further that when an Event of Default exists, the Blackstone Representative, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Blackstone Representative, the Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, neither of the Borrower nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non- financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Blackstone Representative, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.
If reasonably requested by the Blackstone Representative on behalf of the Lenders, participate in meetings with the Blackstone Representative and the Lenders from time to time, each such meeting to be held at a location in New York City and at a time reasonably determined by the Borrower and the Collateral Manager following such request; provided that, so long as no Event of Default has occurred and is continuing, such meetings shall not be held more than once per calendar year.
Section 6.11 Additional Collateral; Additional Guarantors. At the Borrower’s expense, take all action necessary or reasonably requested by the Blackstone Representative, the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(a)Upon (x) the formation or acquisition of any new direct or indirect Domestic Subsidiary (in each case, other than to the extent the Equity Interests of such Subsidiary constitute Excluded Equity Interests) by the Borrower or (y) the Equity Interests of a direct or indirect Domestic Subsidiary ceasing to constitute Excluded Equity Interests, in each case, to the extent Equity Interests in such Subsidiary described in the preceding clause (x) or (y) otherwise constitutes Collateral under the Collateral and Guarantee Requirement:
(i)within sixty (60) days after such formation or acquisition, or such longer period as the Blackstone Representative may agree in writing in its discretion (or, in connection with an acquisition, on the date of such acquisition in accordance with Section 4.03):
(A)cause each such Subsidiary to execute and deliver to the Administrative Agent and the Collateral Agent a Contribution Agreement pursuant to which such additional Collateral shall be contributed, a Guarantee Assumption Agreement to the Security Agreement pursuant to which such Subsidiary becomes a Guarantor and a Pledgor thereunder, in each case to the extent required by the Collateral and Guarantee Requirement, and shall deliver to the Administrative Agent such legal opinions as are consistent with those delivered on the Closing Date under Section 4.01 or on the Initial Borrowing Date

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under Section 4.02 hereof with respect to such Subsidiary, in accordance with Section 4.03;
(B)cause each such Subsidiary, or the parent of such Subsidiary, as applicable, to deliver any and all certificates representing Equity Interests in such Subsidiary (to the extent certificated) that are required to be pledged pursuant to (and subject to the applicable limitations and exceptions of) the Collateral and
Guarantee Requirement, accompanied by undated stock powers or otherappropriate instruments of transfer executed in blank, as applicable; and
(C)take, and cause such Subsidiary and each direct or indirect parent of such Subsidiary to take, whatever other action (including the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Blackstone Representative to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens in the Equity Interests of such Subsidiary constituting Collateral and in any other assets of such Subsidiary constituting Collateral, in each case to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement; and
(ii)if reasonably requested by the Blackstone Representative or, at the direction of the Blackstone Representative, the Collateral Agent, within sixty (60) days after such request (or such longer period as the Blackstone Representative or Collateral Agent may agree in writing in its discretion) (or, in connection with an acquisition, on the date of such acquisition in accordance with Section 4.03), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Loan Party acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clause (i); and
(b)Not later than ninety (90) days (or such longer period as the Blackstone Representative may agree in writing in its discretion) after the acquisition by any Loan Party of any intellectual property that is required to be pledged as Collateral pursuant to the Collateral and Guarantee Requirement, which intellectual property would not be automatically subject to a Lien in favor of the Collateral Agent pursuant to the then-existing Collateral Documents, cause such IP Rights to be subject to a Lien and Intellectual Property Security Agreement, if applicable, in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Blackstone Representative or, at the direction of the Blackstone Representative, the Collateral Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the applicable limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.
Section 6.12    Sanctions, OFAC, etc.

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Each Group Member shall (a) within 30 days after the Closing Date (or such later date as may be agreed to by the Blackstone Representative in its sole discretion), implement policies and procedures reasonably designed to promote compliance with all applicable Anti-Money Laundering Laws, Anti-Corruption Laws, and Sanctions and, upon reasonable request from time to time, deliver to the Administrative Agent a true, correct and complete copy of such policies and procedures; (b) ensure it does not use proceeds of any of the Loans in violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws; and (c) ensure it does not fund any repayment of the Obligations in violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws.
No Group Member shall directly or, knowingly, indirectly use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (a) for the purpose of funding any activities or business of or with
(i) a Sanctioned Entity in violation of applicable Sanctions, or (ii) any Person in any country or territory, that, at the time of such funding, is, or whose government is, the subject of comprehensive Sanctions in violation of applicable Sanctions, or (b) in any manner that would be prohibited by Sanctions or would otherwise cause a Lender to be in breach of any Sanctions.
Section 6.13    Further Assurances.
(a)Promptly upon reasonable request by the Blackstone Representative, the Administrative Agent or the Collateral Agent (1) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (2) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Blackstone Representative, the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement.
(b)After August 31 and on or before October 30 in each year commencing in 2024, the Borrower shall furnish to the Blackstone Representative, the Collateral Agent and the Administrative Agent an officer’s certificate of a Responsible Officer of the Borrower, certifying that (i) the lien and security interest created by this Agreement and the other Loan Documents with respect to the Collateral remains a valid and perfected first priority lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties and (ii) to the best of the Borrower’s knowledge, the Pledgors’ ownership of the Collateral is free and clear of all Liens, security interests and adverse claims other than Permitted Liens. Upon reasonable request by the Blackstone Representative, the Borrower shall attach to such officer’s certificate the results of lien searches demonstrating that (i) the financing statements filed pursuant to Section 4.01(a) (and each other financing statement filed under the Loan Documents from time to time after the Closing Date) remain of record and (ii) no other financing statements (other than with respect to Permitted Liens) are of record.

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(c)After August 31 and on or before October 30 in 2028 and each five year anniversary thereof, the Borrower shall furnish to the Blackstone Representative, the Administrative Agent and the Collateral Agent, New York law opinions of counsel stating that, in the opinion of such counsel, as the date of such opinion, the lien and security interest created by this Agreement and the other Loan Documents with respect to the Collateral remains a valid and perfected first priority lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties and stating what action (if any) needs to be taken to retain the validity and perfection of such lien for the following five years. To the extent that any Collateral is pledged or perfected in non-U.S. jurisdictions, additional certifications and lien opinions will be required in such jurisdictions.
Section 6.14 Distribution of Funds. In respect of the Borrower, deposit (a) all distributions (other than Reinvestment Proceeds) received with respect to its Equity Interests in any Guarantor or Tax Equity JV, promptly after receipt thereof, into the Collection Account and
(b) all Reinvestment Proceeds received with respect to its Equity Interests in any Guarantor or Tax Equity JV, promptly after receipt thereof, into the Reinvestment Account (in each case, to the extent not deposited therein by the Collateral Agent). With respect to each Guarantor, (i) on the last Business Day of each fiscal quarter, distribute all Collections of such Guarantor to the Borrower for deposit into the Collection Account and (ii) distribute all Reinvestment Proceeds received from any Person, promptly after receipt thereof, to the Borrower for deposit into the Reinvestment Account. With respect to each Tax Equity JV, the Borrower will cause the Tax Equity JV to distribute all Collections and Reinvestment Proceeds when and to the maximum extent permitted under the applicable Tax Equity Documents. With respect to any Vitol Project Company and any other SLB Lessor, (i) cause all revenues under the applicable revenue contracts and other amounts received by any SLB Lessee with respect to the applicable Project subject to the Master Lease Documents to be deposited into a deposit account held in the name of the applicable SLB Lessor; (ii) on or prior to the last Business Day of each fiscal quarter, distribute all Collections in each such SLB Lessor deposit account to the Borrower SLB Account; and (iii) on the last Business Day of each fiscal quarter, distribute all Collections in the Borrower SLB Account as follows: (1) distribute all SLB Scheduled Rent Payments to the Collection Account,
(2) make all other required payments, including Project Company Expenses and asset management fees (including the Vitol Asset Manager Fee), that have accrued and are payable for such fiscal quarter under the Master Lease Documents, and (3) maintain in the Borrower SLB Account the accrued SLB Lessee Payment Amount for such fiscal quarter. The Borrower shall at all times maintain on deposit in the Borrower SLB Account no less than the SLB Lessee Payment Reserve Amount as of such time.
Section 6.15    Maintenance of Ratings.
(a)Unless waived in writing by the Required Lenders, in each calendar year, commencing in 2024, the Borrower shall pay for the ongoing monitoring of the rating of the Loans by the Rating Agency. The Borrower shall use commercially reasonable efforts to maintain a Debt Rating (but not any specific rating) for the Loans from an Acceptable Rating Agency, including to provide such information reasonably requested by the Rating Agency then rating the Loans that will allow such Rating Agency to provide an annual confirmation of the Debt Rating provided.

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(b)At any time that the Debt Rating maintained in accordance with Section 6.15(a) is not a public rating, the Borrower will provide to each Lender (x) at least annually (on or before each anniversary of the date of the Closing Date) and (y) promptly upon any change in such Debt Rating, an updated Private Rating Letter evidencing such Debt Rating and an updated Private Rating Rationale Report with respect to such Debt Rating. In addition to the foregoing information and any information specifically required to be included in any Private Rating Letter or Private Rating Rationale Report (as set forth in the respective definitions thereof), if the SVO or any other Governmental Authority having jurisdiction over any Lender from time to time requires any additional information with respect to the Debt Rating of the Loans, the Borrower shall use commercially reasonable efforts to procure such information from the Rating Agency.
(c)The Borrower shall promptly notify the Agents, the Collateral Manager and the Lenders in writing if at any time the rating of the Loans has been, or is known to the Borrower or the Collateral Manager that it will be, downgraded or withdrawn, or the rating outlook on the Loans has been, or is known to the Borrower or the Collateral Manager that it will be, changed negatively.
Section 6.16 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Subsidiaries) as are customarily carried under similar circumstances by such other Persons. For the avoidance of doubt, such insurance shall include insurance required for any Projects or solar systems.
Section 6.17 Minimum Hedging. No later than 90 days after the Closing Date, with respect to each Project Company that is party to an SREC Agreement, the Borrower or such Project Company shall have entered into one or more Permitted Hedge Agreements (collectively) meeting the following requirements: (i) an initial hedge of at least 90% of the first vintage year of the SRECs, (ii) a hedge of at least 80% of the second vintage year of the SRECs, (iii) a hedge of at least 70% of the third vintage year of the SRECs and (iv) a maintenance hedge of no less than two vintage years of remaining SRECs.
Section 6.18    Bankruptcy Remoteness; Separateness.
(a)Limited Purpose Entity.

(1)The Equity Holder and the Borrower (each, an “SPV Entity”) shall each continue to be a duly organized and existing limited liability company formed under the laws of Delaware. Each Group Member shall continue to be duly qualified in each jurisdiction in which such qualification was or is necessary for the conduct of its business, except where the failure to be so qualified in any jurisdiction could not reasonably be expected to have a Material Adverse Effect.

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(2)The Equity Holder, the Borrower and each other Loan Party shall continue to comply, in all material respects, with the provisions of its Organizational Documents and the laws of the jurisdiction of its formation.
(3)All customary formalities regarding the existence of the Equity Holder, the Borrower and each other Loan Party shall continue to be observed.
(b)Separate Existence; Independent Director. Each Loan Party shall take all reasonable steps to maintain its identity as a separate legal entity from that of its members. Each SPV Entity will always maintain at least one Independent Director.

(c)Additional Borrower Requirements. The Borrower shall:

(1)at all times hold itself out to the public as a legal entity separate from the Member and any other Person;

(2)file its own tax returns, if any, as may be required under applicable law, (to the extent not treated as a “disregarded entity” for tax purposes), and pay any taxes so required to be paid under applicable law solely from its own funds;

(3)not commingle its assets with assets of any other Person;

(4)not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(5)conduct its business solely in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence;

(6)maintain books and records separate from any other Person (other than Subsidiaries of the Borrower, the books and records of which are consolidated with the Borrower);

(7)maintain separate financial statements (it being understood that (x) the financial statements of Subsidiaries of the Borrower may be part of a consolidated group with the Borrower and (y) if the Borrower’s financial statements are part of a consolidated group with its Affiliates, then any such consolidated statements shall contain a note indicating the Borrower’s separateness from any such Affiliates and that its assets and credit are not available to pay the debts or obligations of such Affiliate other than lawful and properly recorded distributions as expressly permitted under Section 7.06);

(8)pay its own liabilities only out of its own funds;

(9)except as set forth in Section 7.07, not enter into a contract, agreement or transaction with any member, manager, guarantor or Affiliate of the Borrower or any member, manager, guarantor or Affiliate thereof, except in the ordinary course of

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business and on terms which are intrinsically fair, commercially reasonable and substantially similar to those of an arm’s-length transaction with an unrelated third party;
(10)hold itself out as a separate Person (except to the extent treated as a disregarded entity for applicable tax purposes), not guarantee or become obligated for the debts or obligations of any other Person, and not hold out its credit or assets as being available to satisfy the debts or obligations of any other Person;

(11)pay its fair and reasonable share of shared expenses with its Affiliates, including for shared office space, if any;

(12)use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being the Borrower’s agent or the Borrower is clearly designated as being the applicable counterparty to the transaction giving rise to such invoice or check);

(13)except for the Limited Guarantee and the Security Agreement, not hold out the assets or credit of any other Person as being available to satisfy any of its debts or obligations;

(14)not pledge its assets or credit as security for the obligations of any other Person, other than with respect to its Subsidiaries to the extent expressly permitted under Section 7.01;

(15)correct any known misunderstanding regarding its separate identity;

(16)maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities solely from its own assets;

(17)except for its Subsidiaries, not acquire obligations or securities of its managers, members or Affiliates, as applicable;

(18)maintain a sufficient number of employees (if any) in light of its contemplated business operations (notwithstanding the foregoing, the Borrower does not require employees to operate its business as of the date hereof); and

(19)not take any Material Action without the unanimous affirmative vote of each member of its board of directors, including, in all cases, each of its Independent Directors.

(d)Additional Equity Holder Requirements. The Equity Holder shall:

(1)at all times hold itself out to the public as a legal entity separate from the Member and any other Person;

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(2)file its own tax returns, if any, as may be required under applicable law (to the extent not treated as a “disregarded entity” for tax purposes), and pay any taxes so required to be paid under applicable law solely from its own funds;
(3)not commingle its assets with assets of any other Person;

(4)not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person

(5)conduct its business solely in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence;

(6)maintain books and records separate from any other Person (other than Subsidiaries of the Equity Holder, the books and records of which are consolidated with the Equity Holder);

(7)maintain separate financial statements (it being understood that (x) the financial statements of Subsidiaries of the Equity Holder may be part of a consolidated group with the Equity Holder and (y) if the Equity Holder’s financial statements are part of a consolidated group with its Affiliates, then any such consolidated statements shall contain a note indicating the Equity Holder’s separateness from any such Affiliates and that its assets and credit are not available to pay the debts or obligations of such Affiliate other than lawful and properly recorded distributions as expressly permitted under Section 7.06);

(8)pay its own liabilities only out of its own funds;

(9)except as set forth in Section 7.07, not enter into a contract, agreement or transaction with any member, manager, guarantor or Affiliate of the Borrower or any member, manager, guarantor or Affiliate thereof, except in the ordinary course of business and on terms which are intrinsically fair, commercially reasonable and substantially similar to those of an arm’s-length transaction with an unrelated third party;

(10)hold itself out as a separate Person (except to the extent treated as a disregarded entity for applicable tax purposes), not guarantee or become obligated for the debts or obligations of any other Person, and not hold out its credit or assets as being available to satisfy the debts or obligations of any other Person, except, for the avoidance of doubt, with respect to the Borrower pursuant to the Security Agreement;

(11)pay its fair and reasonable share of shared expenses with its Affiliates, including for shared office space, if any;

(12)use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being the Equity Holder’s agent or the Equity

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Holder is clearly designated as being the applicable counterparty to the transaction giving rise to such invoice or check);
(13)not hold out the assets or credit of any other Person as being available to satisfy any of its debts or obligations;

(14)except with respect to (i) the Borrower pursuant to the Security Agreement and (ii) its Subsidiaries to the extent expressly permitted under Section 7.01, not pledge its assets or credit as security for the obligations of any other Person;

(15)correct any known misunderstanding regarding its separate identity;

(16)maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities solely from its own assets;

(17)except for its Subsidiaries, not acquire obligations or securities of its managers, members or Affiliates, as applicable;

(18)maintain a sufficient number of employees (if any) in light of its contemplated business operations (notwithstanding the foregoing, the Equity Holder does not require employees to operate its business as of the date hereof); and

(19)not take any Material Action without the unanimous affirmative vote of each member of its board of directors, including, in all cases, each of its Independent Directors.

(e)Additional Loan Party Requirements.    Each Loan Party (other than the Borrower and the Equity Holder) shall:

(1)at all times hold itself out to the public as a legal entity separate from the Member and any other Person;

(2)file its own tax returns, if any, as may be required under applicable law (to the extent (x) not part of a consolidated group filing a consolidated return or returns or (y) not treated as a division for tax purposes of another taxpayer) and pay any taxes so required to be paid under applicable law;

(3)not commingle its assets with assets of any other Person (other than a Project Company’s assets with the assets of another Project Company, but solely to the extent that such commingling (i) is not material and (ii) is effected in accordance with the past practices of the Group Members);

(4)conduct its business in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence (other than

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customary reimbursement arrangements in connection with SREC Agreements and operating expenses);
(5)maintain books and records separate from any other Person (other than Subsidiaries of the Borrower the books and records of which are consolidated with the Borrower);

(6)maintain separate financial statements (it being understood that the financial statements of Subsidiaries of the Borrower may be part of a consolidated group with the Borrower);

(7)pay its own liabilities only out of its own funds (other than customary reimbursement arrangements in connection with SREC Agreements and operating expenses);

(8)maintain an arm’s-length relationship with its Affiliates to the extent required pursuant to Section 7.07 (other than customary reimbursement arrangements in connection with SREC Agreements and operating expenses);

(9)hold itself out as a separate Person (except to the extent treated as a disregarded entity for applicable tax purposes), not guarantee or become obligated for the debts or obligations of any other Person (other than to secure the obligations of the Borrower pursuant to the Security Agreement), and not hold out its credit or assets as being available to satisfy the debts or obligations of any other Person, except, for the avoidance of doubt, (a) pursuant to the Security Agreement or (b) to the extent expressly permitted under this Agreement and the other Loan Documents;

(10)pay its fair and reasonable share of overhead for shared office space, if any;

(11)use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being such Loan Party’s agent or such Loan Party is clearly designated as being the applicable counterparty to the transaction giving rise to such invoice or check);

(12)not pledge its assets as security for the obligations of any other Person except, for the avoidance of doubt, (a) pursuant to the Security Agreement or (b) to the extent expressly permitted under this Agreement and the other Loan Documents;

(13)correct any known misunderstanding regarding its separate identity;

(14)maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; and
(15)not have any employees.

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Section 6.19 Subsidiaries. At no time shall any Group Member (other than Tax Equity Parties) (directly or indirectly) own any Equity Interests in any Foreign Subsidiary other than Project Companies formed in Canada and otherwise permitted under this Agreement. At no time shall the Borrower own (directly or indirectly) less than 100% of the Equity Interests of any Person other than the Non-Recourse Parties (solely to the extent permitted under this Agreement). At no time shall the Borrower own (directly or indirectly) any Equity Interests in any Person that is not a Loan Party or a Non-Recourse Party. At no time shall the Equity Holder hold directly any Equity Interests in any Person that is not the Borrower.
Section 6.20 Accounting Changes. Continue to use the same fiscal year; provided, however, that the Borrower may, upon written notice to the Blackstone Representative, change its fiscal year to any other fiscal year reasonably acceptable to the Blackstone Representative, in which case, the Borrower and the Blackstone Representative will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 6.21 Use of Proceeds. The proceeds of the Term Loans shall be used for the Transactions, including without limitation, to fund the Debt Service Reserve Account, for Permitted Acquisitions and for general corporate purposes and distributions, in each case solely to the extent permitted under this Agreement.
Section 6.22    Reports by Independent Accountants.
(a)Within 60 days following the Closing Date, the Borrower (or the Collateral Manager on behalf of the Borrower) shall select one or more firms of independent certified public accountants of recognized national reputation for purposes of performing agreed-upon procedures required by clause (b) below, which may be the firm of independent certified public accountants that performs accounting services for the Borrower or the Collateral Manager. The Borrower or the Collateral Manager may remove any such firm of independent certified public accountants at any time. Upon any resignation by such firm or removal of such firm by the Borrower or the Collateral Manager, the Borrower (or the Collateral Manager on behalf of the Borrower) shall promptly appoint by Borrower Order delivered to the Collateral Agent a successor thereto that shall also be a firm of independent certified public accountants of recognized national reputation, which may be a firm of independent certified public accountants that performs accounting services for the Borrower or the Collateral Manager. If the Borrower shall fail to appoint a successor to a firm of independent certified public accountants which has resigned or has been removed within 30 days after such resignation or removal (as applicable), the Borrower shall promptly notify the Blackstone Representative and the Collateral Agent of such failure in writing. If the Borrower shall not have appointed a successor within ten Business Days after the Blackstone Representative’s and the Collateral Agent’s receipt of such notice, the Blackstone Representative shall promptly notify the Collateral Manager, who shall appoint a successor firm of independent certified public accountants of recognized national reputation. The fees, expenses and indemnity of any independent certified public accountants, and any successor, shall be payable by the Borrower as Administrative Expenses in accordance with the Priority of Payments and the terms of this Agreement. In the event any such firm requires the Collateral Agent to agree (whether in writing or otherwise) to the procedures performed by such firm, the

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Borrower hereby directs the Collateral Agent to so agree and directs the Collateral Agent to execute a specified user agreement, access letter or agreement of similar import requested by such firm; it being understood and agreed that the Collateral Agent will deliver such letters of agreement and similar documents in conclusive reliance on the foregoing direction of the Borrower, and the Collateral Agent shall not make any inquiry or investigation as to, and shall have no obligation in respect of, the validity or correctness of such procedures or the content of such letters.
(b)On or before December 31 of each year commencing in 2024, or such later date as may be agreed to by the Blackstone Representative in its sole discretion, the Borrower shall cause to be delivered to the Blackstone Representative, the Collateral Agent and the Administrative Agent an agreed-upon procedures report from a firm of independent certified public accountants appointed pursuant to clause (a) above for each Payment Date Report received since the last statement indicating that the calculations in those Payment Date Reports have been recalculated and compared to the information provided by the Borrower in accordance with the applicable provisions of this Agreement; provided that (x) in the event of a conflict between the determination by such firm of independent certified public accountants and the determination by the Borrower with respect to any matter in this Section 6.22, the determination by such firm of independent public accountants shall prevail absent manifest error; and (y) if there is any inconsistency between the calculations of the Borrower and the calculations of the firm of independent certified public accountants, the Borrower shall promptly notify the Blackstone Representative, the Administrative Agent and the Collateral Agent and describe such inconsistency in reasonable detail.
Section 6.23 Project Company Expenses. The Borrower shall (or the Collateral Manager on behalf of the Borrower shall) maintain adequate reserves for, and promptly pay when due and payable, all Project Company Expenses. Notice of Name Change. The Borrower shall give the Collateral Agent not less than 30 days’ prior written notice of any change of its name and, on and after the Closing Date, not less than 30 days’ prior written notice of any change of its principal place of business from that set forth below its signature hereto, and will timely take all steps necessary to preserve the first priority perfected security interest of the Collateral Agent in the Collateral (subject to Permitted Liens). The Borrower shall not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Required Lenders.
Section 6.25 Tax Matters as to the Borrower. The Borrower shall (and each Lender hereby agrees to) treat the Loans as debt for U.S. federal income tax purposes and will take no contrary position unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.
Section 6.26    Funding of the Reserve Accounts.
(a)On or prior to the Initial Borrowing Date (and on each Quarterly Payment Date thereafter) the Borrower shall deposit funds into the Buyout Reserve Account and/or deliver Buyout L/Cs to the Collateral Agent in respect thereof such that, after giving effect to such

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deposit or delivery, the Funded Buyout Reserve is greater than or equal to the Buyout Reserve Amount at such time.
Section 6.27 Reserve LC Limit. The Borrower shall at all times cause (1) the aggregate face amount of Buyout L/Cs and DSR L/Cs outstanding (collectively) at any time to be less than the amount equal to 10% of the Total Outstandings at such time.
Section 6.28 Post-Closing Deliveries. The Borrower hereby agrees to deliver, or cause to be delivered, to the Blackstone Representative, in form and substance reasonably satisfactory to Blackstone Representative, the items described on Schedule 6.28 hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by the Blackstone Representative in its sole discretion.

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ARTICLE VII NEGATIVE COVENANTS
Until Payment in Full, from and after the Closing Date:
Section 7.01 Liens. Neither the Borrower nor any other Group Member shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)(i) Liens existing on the Closing Date and listed on Schedule 7.01(b) and (ii) any modifications, replacements, renewals, refinancing, or extensions of any of the foregoing; provided that (A) the Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (y) proceeds and products thereof, and (B) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is Permitted Indebtedness;
(c)Liens for Taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings (provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor);
(d)Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h) or (ii) securing appeal or other surety bonds related to such judgments;
(e)Liens in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(f)Liens that are contractual rights of set-off or rights of pledge relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;

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(g)In the case of any Group Member, the rights of the Material Project Participants under the Material Project Documents to which such Group Member is a party; and
(h)In the case of Group Members other than the Equity Holder, the Borrower and the Tax Equity HoldCos:
(1)statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or like Liens arising by operation of law in the ordinary course of business of such Project Company for sums that are not overdue or are being contested in good faith and by appropriate actions diligently conducted;
(2)pledges, deposits or Liens in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, liability or casualty insurance to such Group Members;

(3)pledges, deposits or Liens to secure environmental remedial, statutory or regulatory obligations incurred in the ordinary course of business of any Group Members;

(4)easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other minor title defects affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of such Group Members, taken as a whole;

(5)Liens in favor of any other Loan Party;

(6)any interest or title of a lessor, sublessor, licensor or sublicensor under Permitted Contracts entered into by such Group Members in the ordinary course of business;

(7)ground leases in respect of Real Property on which facilities owned or leased by such Group Member are located;

(8)(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and
(ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of such Group Members, taken as a whole;

(9)Liens with respect to property and assets of the such Group Members securing obligations in an aggregate principal amount outstanding at any time not to exceed

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$500,000 determined as of the date of incurrence, it being agreed and understood that the incurrence of Liens under this clause (9) shall not secure Indebtedness for borrowed money;

(10)Liens securing Indebtedness permitted pursuant to Section 7.03(e);
(11)deposits of cash with the owner or lessor of premises leased and operated by the such Group Member to secure the performance of such Group Member’s obligations under the terms of the lease for such premises;

(12)Solely with respect to Tax Equity Parties, Liens expressly permitted pursuant to the applicable Tax Equity Documents;

(13)Liens on property of any Non-Recourse Party securing Non-Recourse Project Indebtedness that is expressly permitted under Section 7.03; and

(14)to the extent constituting Liens, the rights of Tax Equity Investors pursuant to Permitted Tax Equity Financings.

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Notwithstanding the foregoing, no consensual Liens shall exist on Equity Interests that constitute Collateral other than pursuant to clauses (a) and (c) above.

For purposes of determining compliance with this Section 7.01, (A) Liens need not be incurred solely by reference to one category of Liens permitted by this Section 7.01 but are permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that such Lien (or any portion thereof) meets the criteria of one or more of the categories of Liens permitted by this Section 7.01, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this provision.
Section 7.02 Investments. Neither the Borrower nor any other Group Member shall directly or indirectly, make any Investments, except:
(a)Investments in Eligible Investments;
(b)Intercompany Investments (including Intercompany Investments the payment of which is made solely with Equity Interests (other than Disqualified Equity Interests) of any indirect parent of the Borrower);
(c)with respect to Group Members other than the Equity Holder and the Borrower, Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(d)Permitted Acquisitions made solely using (i) funds on deposit in the Equity Account or Reinvestment Account and/or (ii) the proceeds of any Borrowing of Loans made concurrently with such Permitted Acquisition;
(e)(x) Existing Investments and (y) additional Investments with respect thereto made or funded solely using (i) funds on deposit in the Equity Account and/or (ii) the proceeds of any Borrowing of Loans made concurrently with the making or funding of such additional Investment with respect thereto;
(f)Solely with respect to Tax Equity Parties, Investments expressly permitted pursuant to the applicable Tax Equity Documents;
(g)the Transactions;
(h)Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

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(i)with respect to Group Members other than the Equity Holder and the Borrower, Permitted Project Undertakings and Guarantees entered into in the ordinary course of business of Project Obligations (provided in each case that such obligations do not constitute Indebtedness)

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(j)Investments otherwise permitted hereunder made or funded solely using funds on deposit in the Equity Account;
(k)Investments in the form of a Sale and Leaseback Transaction made pursuant to a Master Lease Agreement; and
(k) Permitted Buyouts made solely using (i) funds on deposit in the Buyout Reserve Account, (ii) funds on deposit in the Equity Account and/or (iii) the proceeds of any Borrowing of Loans made substantially concurrently with the making of such Permitted Buyout.
Section 7.03    Indebtedness. Neither the Borrower nor any other Group Member shall directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness of any Loan Party under the Loan Documents;
(b)Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b);
(c)Indebtedness incurred by any Group Member in connection with an Investment or Disposition expressly permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;
(d)In the case of Group Members other than the Equity Holder, the Borrower and the Tax Equity HoldCos:
(1)Solely with respect to Tax Equity Parties, Indebtedness expressly permitted pursuant to the applicable Tax Equity Documents (including, for the avoidance of doubt, Indebtedness incurred by any Tax Equity Party that is substantially simultaneously incurred and forgiven, canceled or terminated);

(2)Permitted Intercompany Debt and any refinancing thereof with Permitted Intercompany Debt in a principal amount that does not exceed the principal amount (or accreted value, if applicable) of the Permitted Intercompany Debt so refinanced;

(3)Indebtedness consisting of Permitted Hedge Agreements;

(4)Indebtedness incurred by such Group Members in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within thirty (30) days following the incurrence thereof;

(5)obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by such Group Members or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business and consistent

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with past practice of the Group Members (as determined in good faith by the Collateral Manager in accordance with the Management Standard);

(6)to the extent constituting Indebtedness, Permitted Tax Equity Financings;

(7)Indebtedness consisting of reimbursement obligations under a letter of credit supporting Indebtedness permitted pursuant to any other clause of this Section 7.03; and

(8)trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of such Group Member’s business operation so long as such trade accounts are (i) not more than ninety (90) days past due or
(ii) being contested in good faith and by appropriate proceedings and in respect of which adequate reserves are in place in form and substance reasonably satisfactory to the Blackstone Representative; and

(e)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (d) above.
For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (e) above, the Borrower shall, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Indebtedness or any portion thereof in a manner that complies with this Section 7.03 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a).
Section 7.04 Fundamental Changes. Neither the Borrower nor any other Group Member shall merge, effect or undergo any Division, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)Group Members may Dispose of property to the extent expressly permitted pursuant to Section 7.05; and
(b)so long as no Default exists or would result therefrom (in the case of a merger involving a Loan Party), any Group Member (other than the Borrower and the Equity Holder) may merge or consolidate with any other Person in order to effect an Investment expressly permitted pursuant to Section 7.02; provided that (i) the continuing or surviving Person shall be a Group Member and shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement and (ii) if the merging or consolidating Group Member is a Loan Party immediately prior to such merger or consolidation, the continuing or surviving Person shall be a Loan Party.

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Section 7.05    Dispositions. Neither the Borrower nor any other Group Member shall, directly or indirectly, make any Disposition, except:
(a)Dispositions of property (whether now owned or hereafter acquired) made in the ordinary course of business of the Group Members with an aggregate fair market value (together with all other Dispositions made pursuant to this clause (a)) of less than $5,000,000;
(b)Dispositions of Eligible Investments;
(c)Dispositions of property subject to Casualty Events;
(d)Material Dispositions; provided that at the time of such Material Disposition (other than any such Material Disposition made pursuant to a legally binding commitment entered into (1) at a time when no Early Amortization Event, Default or Event of Default had occurred and was continuing (or resulted therefrom) and (2) no earlier than 90 days prior to such Material Disposition), (i) no Default or Event of Default shall have occurred and be continuing or would result from such Material Disposition, (ii) unless otherwise consented to by the Blackstone Representative, no Early Amortization Event shall have occurred and be continuing or would result from such Material Disposition, (iii) the applicable Group Members shall receive one hundred percent (100.0%) of the purchase consideration in the form of cash and (iv) the Group Members shall be in compliance on a Pro Forma Basis with the Concentration Limits;
(e)the unwinding of any Permitted Hedge Agreement; provided that after giving effect to any unwinding, the Group Members shall be in compliance with Section 6.17;
(f)Dispositions required under any Tax Equity Documents;
(g)the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;
(h)Dispositions in the form of a Sale and Leaseback Transaction with respect to an Eligible SLB Project ; and
(i)Dispositions of property (1) by any Guarantor to any other Guarantor (and no other Person) or (2) by any Non-Recourse Party to any other Non-Recourse Party (and no other Person);
provided that:
(1)any Disposition of property by any Group Member shall be for no less than the fair market value of such property at the time of such Disposition (as determined in good faith by the Collateral Manager in accordance with the Management Standard);
(2)any Disposition of any Project by any Group Member either (A) shall be for an amount greater than or equal to the present value of the Forward Project Collections for such Project (using a discount rate of 6.0%) (the “Release Price”) or (B) if for an amount less than the

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present value of the Forward Project Collections for such Project (using a discount rate of 6.0%) (in each case, regardless of any purchase option price), (i) shall require the consent of the Blackstone Representative in its sole discretion and (ii) shall be subject to the satisfaction of the Rating Condition; and
(3)the aggregate Dispositions from the Closing Date through the date of such Disposition shall not exceed 10% of the present value of the Forward Project Collections for all Projects (using a discount rate of 6.0%).
To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Blackstone Representative, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
Section 7.06 Restricted Payments. Neither the Borrower nor any other Group Member shall declare or make, directly or indirectly, any Restricted Payment, except:
(a)each Group Member (other than the Borrower) may make Restricted Payments to the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary, as compared to the other owners of Equity Interests in such Subsidiary, on a pro rata or more than pro rata basis based on their relative ownership interests of the relevant class of Equity Interests);
(b)each Tax Equity Party may make Restricted Payments to the extent (and to the Persons) required under its applicable Tax Equity Documents;
(c)the Borrower may make any Restricted Payment deemed to have occurred on the Closing Date as a result of the Transactions (it being understood that Holdings may use such Restricted Payments to repay its own Indebtedness); and
(d)the Borrower may make Restricted Payments (i) pursuant to the Priority of Payments or (ii) solely using funds on deposit in the Equity Account.
Section 7.07 Transactions with Affiliates. The Borrower shall not, nor shall the Borrower permit any other Group Member to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, involving aggregate payments or consideration in excess of $1,000,000, other than (a) Permitted Acquisitions to the extent expressly permitted under this Article VII, (b) on terms substantially as favorable to the Group Members as would be obtainable by the Group Members at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of Transaction Expenses as part of or in connection with the Transactions, (d) customary operations and maintenance agreements entered into by Project Companies involving payments or consideration not to exceed $1,000,000 per agreement, (e) Restricted Payments expressly permitted under Section 7.06, and Investments expressly permitted under Section 7.02,
(e)transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.07, (g) an obligation under any Material Project Document as in existence on the

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Closing Date, including, for the avoidance of doubt, any sales, leases or transfers of assets as expressly contemplated by the Material Project Documents, and (h) any development fees and fees pursuant to EPC Agreements consistent with the past practices of Holdings and its Subsidiaries.
Section 7.08 Burdensome Agreements. The Borrower shall not, nor shall the Borrower permit any other Group Member to, enter into or permit to exist any Contractual Obligation (other than this Agreement, the other Loan Documents, the Tax Equity Documents and any requirements of Law that are memorialized as Contractual Obligations) that prohibits any Group Member or restricts the ability of any Group Member to (1) create, incur, assume or suffer to exist Liens on the Collateral or property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents or (2) make distributions, dividends or payments to the Borrower; provided that the foregoing shall not apply to Contractual Obligations which (i)(x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.08) are listed on Schedule 7.08 hereto and (y) to the extent Contractual Obligations permitted by clause (i)(x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) arise in connection with any Disposition expressly permitted by Section 7.05 and relate solely to the property or Person subject to such Disposition,
(iii) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (iv) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (v) customary restrictions on Liens in Indebtedness expressly permitted hereunder so long as such Indebtedness permits the first-priority Liens of the Secured Parties on the Collateral, or (vi) arise under Permitted Tax Equity Financings.
Section 7.09 Financial Covenant. The Borrower will not permit the Debt Service Coverage Ratio to be less than 1.10:1.00 as of the last day of a Test Period (commencing with the Test Period ending March 31, 2024).
Section 7.10    Business; Change in Nature of Business; Material Project Documents .
(a)The Equity Holder shall not engage in any business or activity other than holding the Equity Interests of the Borrower, entering into the other Loan Documents to which it is a party, pledging such membership interests to the Collateral Agent under the Security Agreement and any activities incidental to the foregoing.
(b)The Borrower shall not engage in any business or activity other than borrowing the Loans pursuant to this Agreement, entering into the other Loan Documents to which it is a party, pledging its assets to the Collateral Agent under the Security Agreement, owning Equity Interests in Tax Equity JVs, Project Companies or Subsidiaries that directly or indirectly own Project Companies and any activities incidental to the foregoing.
(c)Each other Group Member shall not enter into any activities other than the ownership, development, construction, operation, maintenance and financing of the Projects,

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including through any Sale and Leaseback Transaction of any Eligible SLB Project, or owning Equity Interests in Tax Equity JVs, Project Companies or Subsidiaries that directly or indirectly own Project Companies and any activities incidental to the foregoing.
(d)No Group Member shall (i) cancel or terminate any Master Lease Document to which it is a party or consent to or accept any cancellation or termination of any such Master Lease Document, (ii) sell, assign (other than pursuant to the Security Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Master Lease Document to which it is a party or consent to any assignment by any other party thereto, (iii) waive any material default under, or material breach of, any Master Lease Document to which it is a party or waive, fail to enforce, forgive, compromise, settle, adjust or release any material right, interest or entitlement, howsoever arising, under, or in respect of any such Master Lease Document or in any amend, modify, waive, consent to or supplement any material provision of such Master Lease Document or of the performance of any material covenant or obligation by any other Person, or (iv) enter into any new agreement or instrument replacing or supplementing any Master Lease Document in a manner inconsistent with the requirements for such Master Lease Document under this Agreement, in each case, to the extent that, in the reasonable judgment of any Group Member and subject to the reasonable satisfaction of the Blackstone Representative, any such action would be materially adverse to the Secured Parties or could have material adverse effect on the rights or remedies hereunder.

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ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01    Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):
(a)Non-Payment. Any Loan Party fails to pay (i) within three (3) Business Days of when the same becomes due and payable any interest, fees, costs, expenses or indemnities or other amounts (other than principal) due on or with respect to any Loan or (ii) any principal due on any Loans on the Maturity Date thereof; provided that in the case of a failure to pay due to an administrative error or omission, such failure continues for five Business Days after the Borrower receives written notice or has actual knowledge of such administrative error or omission; or
(b)Specific Covenants. The Borrower or any other Group Member fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05(a) (solely with respect to the Borrower and the Subsidiaries) or Article VII; provided that a Default as a result of a breach of Section 7.09 is subject to cure pursuant to Section 8.05 and such Default will not become an Event of Default for purposes of exercising remedies under Section 8.02 until such cure is no longer available with respect to such Default); or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof by the Administrative Agent to the Borrower; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any certificate required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made provided that, if (i) such Loan Party was not aware that such representation or warranty was incorrect at the time such representation or warranty was made, (ii) the fact, event or circumstance resulting in such incorrect representation or warranty is capable of being cured, corrected or otherwise remedied (including through the receipt and application of indemnification proceeds received from the prior owners of the Borrower or any Loan Party or any Affiliate thereof), and
(iii) such fact, event or circumstance resulting in such incorrect representation or warranty shall have been cured, corrected or otherwise remedied within thirty (30) days from the date a Responsible Officer of any Loan Party obtains knowledge thereof, such false or incorrect representation or warranty shall not constitute a Default or an Event of Default for purposes of the Loan Documents; or
(e)Cross-Default; Cross-Acceleration.
(i)Any Loan Party (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness for borrowed money hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other

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agreement or condition relating to any such Indebtedness, or any other event occurs, and, in each case, continues beyond the applicable grace period with respect thereto, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(i)(B) shall not apply to: (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; (ii) with respect to Indebtedness consisting of any Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (iii) any event requiring a prepayment or offer to purchase pursuant to customary asset sale or change of control provisions; or
(ii)(1) any Project Company fails to observe or perform any agreement or condition relating to any Indebtedness (other than Indebtedness for borrowed money hereunder) having an aggregate principal amount of not less than the Threshold Amount, or any other event occurs, and, in each case, continues beyond the applicable grace period with respect thereto, the effect of which default or other event is to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to: (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; and (B) any event requiring a prepayment or offer to purchase pursuant to customary asset sale or change of control provisions; or
(iii)Any SLB Lessor Event of Default occurs under any Master Lease Document and continues beyond the applicable grace period and/or cure period with respect thereto, if any.

(f)Insolvency Proceedings, Etc. Any Group Member institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or

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(g)Inability to Pay Debts; Attachment. (i) Any Group Member becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Group Members, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)Judgments. There is entered against any Loan Party a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged, stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(i)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or
(j)Guarantee Trigger Event; Material Action. There occurs any Guarantee Trigger Event or Material Action; or
(k)Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or Sections 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any portion of the Collateral purported to be covered thereby, subject only to Permitted Liens and except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement and other than due to any act or omission of any Lender or any Agent; or
(l)ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or any ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or
(m)Disbursement of Funds. The failure on any Payment Date to disburse amounts available in the Payment Account or Collection Account in accordance with the Priority of

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Payments and continuation of such failure for a period of five Business Days or, in the case of a failure to disburse due to an administrative error or omission in each case by the Administrative Agent or the Collateral Agent, such failure continues for five Business Days after the Administrative Agent or the Collateral Agent, as applicable, receives written notice or has actual knowledge of such administrative error or omission and so notifies the Borrower; or
(n)Bankruptcy Remoteness. Any of the following occurs: (1) failure of the Borrower to maintain at least one Independent Director, (2) the Borrower shall cause any Independent Director to be removed without “cause” or (3) the Borrower shall appoint an Independent Director who does not have at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreement or securities; or
(o)Governmental Liens. the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any Group Members and such lien shall not have been released within five Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of any Group Member and such lien shall not have been released within five Business Days; or
(p)Assignment. The Borrower makes or attempts to make any assignment of rights and obligations under the Loan Documents; or
(q)Collateral Manager Events. Any Collateral Manager Termination Event shall occur and, in each case, a replacement or successor Collateral Manager shall not have been appointed (or a replacement or successor Collateral Management Agreement shall not have been entered into, as applicable), that is acceptable to the Lenders in their sole and absolute discretion.
Section 8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may take any or all of the following actions:
(i)solely at the direction of all of the Lenders, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, the Make-Whole Amount determined in respect of such unpaid principal amount, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(ii)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
Section 8.03    Reserved.

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Section 8.04 Application of Funds. Unless and until the principal of and the accrued and unpaid interest on the Loans and all other amounts whatsoever payable by the Borrower have become due and payable pursuant to Section 8.02, any amounts or other distributions received on account of the Obligations, including any proceeds of Collateral, will (except to the extent otherwise expressly provided in this Agreement) be applied in accordance with the Priority of Payments specified in Section 9.08, and thereafter all amounts, proceeds and other distributions of any kind received will be applied to the Obligations in the following order of priority (the “Enforcement Priority of Payments”):
First, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal and interest, but including Attorney Costs payable under Section 11.04 and amounts payable under Article III) payable first, pro rata to the Administrative Agent, the Custodian, the Document Custodian and the Collateral Agent, and second to the Blackstone Representative (in each case in its capacity as such);
Second, to the payment to the Replacement Collateral Manager (if any) of the Senior Replacement Collateral Management Fees;
Third, to payment of that portion of the Obligations constituting principal, interest and any Make-Whole Amount on the Class A Loans and all other amounts on and in respect of all Class A Loans, ratably among the applicable Lenders in proportion to the amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting principal, interest and any Make-Whole Amount on the Class B Loans and all other amounts on and in respect of all Class B Loans, ratably among the applicable Lenders in proportion to the amounts described in this clause Fourth payable to them;
Fifth, to the payment of all other Obligations of the Borrower that are due and payable to the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date;
Sixth, to the payment to the Replacement Collateral Manager (if any) the Junior Replacement Collateral Management Fees;
Seventh, to the payment to the former Collateral Managers of all due and unpaid Management Fees owing to them; and
Last, the balance, if any, after all of the Obligations have been paid in full, including indemnities, to the Borrower or as otherwise required by Law.
Section 8.05    Borrower’s Right to Cure.
(a)Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, if the Collateral Manager determines that an Event of Default under the covenant set forth in Section 7.09 has occurred or may occur, during the period commencing after the beginning of the last

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Fiscal Quarter included in such Test Period and ending ten (10) Business Days after the date on which financial statements are required to be delivered hereunder with respect to such Fiscal Quarter, the Investors may make a Specified Equity Contribution to the Borrower (a “Designated Equity Contribution”), and the amount of the net cash proceeds thereof shall, at the request of the Collateral Manager (on behalf of the Borrower), be deemed to increase the amount set forth in clause (a) of the definition of “Debt Service Coverage Ratio” with respect to such applicable quarter for the purpose of determining compliance with the covenant set forth in Section 7.09 at the end of such quarter and applicable subsequent periods; provided that such net cash proceeds (i) are actually received by the Borrower as cash common equity (including through capital contribution of such net cash proceeds to the Borrower) during the period commencing after the beginning of the last Fiscal Quarter included in such Test Period by the Borrower and ending ten (10) Business Days after the date on which financial statements are required to be delivered with respect to such Fiscal Quarter hereunder and (ii) are Not Otherwise Applied. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.09 and shall not result in any adjustment to any baskets or other amounts other than the amount set forth in clause (a) of the definition of “Debt Service Coverage Ratio” for the purpose of Section 7.09.
(b)(i) In each period of four consecutive Fiscal Quarters, there shall be at least two Fiscal Quarter in which no Designated Equity Contribution is made, (ii) no more than five Designated Equity Contributions may be made in the aggregate during the term of this Agreement,
(i)the amount of any Designated Equity Contribution shall be no more than the amount required to cause the Borrower to be in Pro Forma Compliance with Section 7.09 for any applicable period and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Designated Equity Contribution for determining compliance with Section 7.09 for the Fiscal Quarter with respect to which such Designated Equity Contribution was made; provided that, to the extent such net cash proceeds are actually applied to prepay Indebtedness, such reduction may be credited in any subsequent Fiscal Quarter.

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ARTICLE IX
ACCOUNTS AND COLLATERAL; APPLICATION OF MONIES
Section 9.01    Collection of Money.
(a)Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement (other than amounts specifically required herein to be paid to the Administrative Agent), including, but not limited to, all funds held or received by any Guarantor required to be distributed in accordance with Section 6.14 and otherwise in accordance with the terms and conditions of this Agreement. The Collateral Agent shall segregate and hold all such Money and property received by it as Agent for the Lenders and shall apply it as provided in this Agreement.
(b)The Borrower shall cause each Guarantor and each Tax Equity JV to distribute funds to the Collection Account or the Reinvestment Account of the Borrower in accordance with Section 6.14 for application in accordance with this Article IX.
(c)The accounts established by the Collateral Agent pursuant to this Agreement may include any number of sub accounts deemed necessary by the Collateral Agent or requested by the Collateral Manager for convenience in administering the Collateral Accounts. The Collateral Agent may from time to time establish any additional accounts deemed necessary by the Collateral Agent for convenience in administering the Collateral.
(f) Neither the Collateral Agent nor U.S. Bank shall be required to open any Collateral Account (or receive any Collections) in any non-Dollar Currencies.
Section 9.02    Collection Account.
(a)The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA FINANCE IV, LLC Collection Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Collection Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held in the name of the Collateral Agent for the benefit of the Lenders (and the other Secured Parties) and the Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, the sole right of withdrawal, into which the Collateral Agent shall from time to time deposit Collections and such other amounts as specified in this Agreement. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied for the purposes herein provided. The Collection Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collection Account shall be in accordance with the provisions of Sections 8.04, 9.02 and 9.08.

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(b)All Collections received by the Collateral Agent and amounts required to be transferred from the Debt Service Reserve Account or the Reinvestment Account shall be immediately deposited into the Collection Account. Subject to Section 9.02(e), all such amounts, together with any investments in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Collateral Agent in the Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 9.02. By Borrower Order (which may be in the form of standing instructions), the Borrower shall at all times direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds received into the Collection Account during a Due Period, and amounts received in prior Due Periods and retained in the Collection Account, as so directed in Eligible Investments having stated maturities no later than the second Business Day immediately preceding the next Payment Date.
(c)If, prior to the occurrence of an Event of Default, the Borrower shall not have given any investment directions pursuant to Section 9.02(b), the Collateral Agent shall seek instructions from the Borrower within one Business Day after transfer of such funds to the Collection Account. If the Collateral Agent does not thereupon receive written instructions from the Borrower within five Business Days after transfer of such funds to the Collection Account, the funds held in the Collection Account shall remain uninvested. If, after the occurrence of an Event of Default, the Blackstone Representative (acting at the direction of the Required Lenders) shall not have given investment directions to the Collateral Agent pursuant to Section 9.02(b) for three consecutive Business Days, the Collateral Agent shall invest such funds in the U.S. Bank Money Market Deposit Account (or other standing Eligible Investment selected by the Blackstone Representative) maturing not later than the earlier of (1) 30 days after the date of such investment and (2) the Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in the Collection Account, any gain realized from such investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account.
(d)The Collateral Agent shall, in accordance with the Payment Date Report, transfer to the Payment Account for application pursuant to Section 9.08(a), on or about the Business Day (but in no event more than two Business Days) prior to each Interest Payment Date, any cash then held in the Collection Account other than Collections or income earned on amounts on deposit in the Debt Service Reserve Account or Reinvestment Account received, or amounts transferred from the Debt Service Reserve Account or Reinvestment Account, after the end of the Due Period with respect to such Interest Payment Date. In addition, (i) on the Closing Date, the Borrower shall be entitled to instruct the Collateral Agent to withdraw amounts from the Collection Account to remit to the Administrative Agent for distribution of Upfront Fees payable to the Lenders, (ii) on the date of any amendment, the Borrower shall be entitled to instruct the Collateral Agent to withdraw amounts from the Collection Account to remit to the Administrative Agent for distribution of Upfront Fees payable to the Lenders who have a Commitment to make Loans on such date, and
(iii) on each date of a Borrowing, the Borrower shall be entitled to instruct the Collateral Agent to withdraw amounts from the Collection Account to remit such amounts in accordance with the flow of funds memorandum providing with the related Committed Loan Notice.

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(e)The Collateral Agent agrees to give the Borrower and the Lenders prompt notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Collection Account or any funds on deposit therein, or otherwise to the credit of the Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.
(f)Upon the Collateral Agent’s receipt of a certificate from an Responsible Officer of the Borrower that an amount was deposited into the Collection Account in error and the Borrower has no right to payment of such amount (such amount, an “Excluded Amount”), which certificate includes or is accompanied by written consent of the Blackstone Representative (acting at the direction of the Required Lenders, which shall not be unreasonably withheld or delayed), the Collateral Agent shall remit such amount (but, for the avoidance of doubt, no additional amounts) back to the payor or as otherwise instructed by the Borrower.
(g)At any time and from time to time the Borrower or the Collateral Manager or any Affiliate of the Borrower on the Borrower’s behalf, may deposit into the Collection Account funds not otherwise subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement or the other Loan Documents, provided that, upon the deposit of such funds in the Collection Account, such funds shall automatically be subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement. Any such deposit shall be irrevocable.
Section 9.03 Payment Account; Closing Expense Account; Debt Service Reserve Account; Expense Reserve Account; Reinvestment Account; Equity Account; Quarterly Payment Date Account; Buyout Reserve Account.
(a)Payment Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA FINANCE IV, LLC Payment Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Payment Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held in the name of the Collateral Agent for the benefit of the Lenders (and the other Secured Parties) and the Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). Withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be in accordance with Section 8.04 or Section
9.08 upon Borrower Order or in accordance with the Payment Date Report. The Collateral Agent agrees to give the Borrower and the Lenders immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times with an Eligible Account Bank and shall remain uninvested.

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(b)Closing Expense Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA FINANCE IV, LLC Closing Expense Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Closing Expense Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Closing Expense Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). All Transaction Expenses shall be paid by the Borrower. On or prior to the Initial Borrowing Date, the Borrower shall deposit $0 into the Closing Expense Account in accordance with the preceding sentence, given all Transaction Expenses will be paid by the Borrower on the Initial Borrowing Date. On any Business Day during the period that the Closing Expense Account is open, the Collateral Agent shall apply funds (if any) from the Closing Expense Account, as directed by the Borrower or the Collateral Manager, to pay Transaction Expenses. Upon the delivery on any date that is at least 60 days after the Initial Borrowing Date of a Borrower Order instructing the Collateral Agent to close the Closing Expense Account, all funds (if any) in the Closing Expense Account will be distributed with respect to the Equity Interests of the Borrower (which distribution shall not be considered a Restricted Payment) and the Closing Expense Account will be closed. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest any funds in the Closing Expense Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Closing Expense Account will be deposited in the Closing Expense Account as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Closing Expense Account or any funds on deposit therein, or otherwise to the credit of the Closing Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Closing Expense Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Closing Expense Account shall be in accordance with the provisions of this Section 9.03(b).
(c)Debt Service Reserve Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA FINANCE IV, LLC Debt Service Reserve Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Debt Service Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Debt Service Reserve Account and any DSR L/Cs delivered in respect thereof shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On or prior to the Initial Borrowing Date, the Borrower shall deposit funds into the Debt Service Reserve Account and/or deliver DSR L/Cs to the Collateral Agent in respect thereof in an aggregate amount of Funded DSR greater than or equal to the DSRA Amount on the Initial Borrowing Date. On each Quarterly Payment Date, the Collateral Agent shall deposit funds into the Debt Service Reserve Account as expressly set forth in the Priority of Payments. On any

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Interest Payment Date, to the extent that following the application of funds in the Payment Account in accordance with Section 9.08(a) any amounts payable under Section 9.08(a)(i)(D) remain outstanding (such outstanding amount, the “Interest Deficiency”), the Collateral Agent shall, as directed in the related Payment Date Report, (a) apply funds on deposit in the Debt Service Reserve Account towards the Interest Deficiency until paid in full and (b) if any Interest Deficiency remains following such application of funds, at the direction of the Blackstone Representative, draw any DSR L/Cs in an amount equal to the remaining Interest Deficiency (or, if less, the aggregate undrawn face amount of all DSR L/Cs) and apply the proceeds of such DSR L/Cs towards the Interest Deficiency until paid in full (in each case, in the order of priority set forth in Section 9.08(a)(i)(D)). If any LC Default occurs with respect to any DSR L/C, the Collateral Agent shall, upon request therefor from the Blackstone Representative, draw the full amount available on such DSR L/C and deposit the proceeds of such drawing in the Debt Service Reserve Account. If in respect of any Interest Payment Date the Funded DSR exceeds the DSRA Amount, on or about one Business Day prior to such Interest Payment Date the Collateral Agent shall, at the instruction of the Blackstone Representative, transfer to the Payment Account for application in accordance with Section 9.08(a) an amount equal to the lesser of (a) such excess amount and (b) the amount of funds on deposit in the Debt Service Reserve Account and reduce the available amount of any DSR L/C by any remaining excess amount. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Debt Service Reserve Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Debt Service Reserve Account will be deposited in the Collection Account as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Debt Service Reserve Account or any funds on deposit therein, or otherwise to the credit of the Debt Service Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Debt Service Reserve Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Debt Service Reserve Account shall be in accordance with the provisions of this Section 9.03(c).
(d)Expense Reserve Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA FINANCE IV, LLC Expense Reserve Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Expense Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Expense Reserve Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On or prior to the Initial Borrowing Date, the Borrower shall deposit cash in U.S. dollars in an amount equal to the Expense Reserve Amount into the Expense Reserve Account. On each Interest Payment Date, the Collateral Agent shall deposit funds into the Expense Reserve Account as expressly set forth in the Priority of Payments. Upon direction by a Borrower Order, the Collateral Agent shall apply funds on deposit in the Expense Reserve Account solely to pay Administrative Expenses due and payable at such time, which shall be paid in the order of priority set forth in the definition thereof. On the second Business Day

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prior to the Maturity Date, the Borrower, by Borrower Order, shall direct the Collateral Agent to transfer all amounts on deposit in the Expense Reserve Account to the Payment Account for application in accordance with the Priority of Payments. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Expense Reserve Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Collection Account as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Expense Reserve Account or any funds on deposit therein, or otherwise to the credit of the Expense Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Expense Reserve Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Expense Reserve Account shall be in accordance with the provisions of this Section 9.03(d).
(e)Reinvestment Account. The Collateral Agent may, at any time a Reinvestment Period (if any) is in effect, establish a single, segregated non-interest bearing account in the name “APA FINANCE IV, LLC Reinvestment Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Reinvestment Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Reinvestment Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). Upon receipt of Reinvestment Proceeds from the Borrower, the Collateral Agent shall deposit such Reinvestment Proceeds into the Reinvestment Account (or a subaccount thereof). Upon direction by a Borrower Order, the Collateral Agent shall apply Reinvestment Proceeds on deposit in the Reinvestment Account solely towards Permitted Reinvestments (including Permitted Acquisitions, provided the requirements for Permitted Acquisitions set forth in this Agreement are satisfied) identified by the Borrower. If at any time any Reinvestment Proceeds become Uninvested Proceeds, the Borrower (or the Collateral Manager on its behalf) shall direct the Collateral Agent to transfer such Uninvested Proceeds for application towards the prepayment of the Loans pursuant to Section 2.03(b); provided that in the case of any Uninvested Proceeds arising from Extraordinary Receipts, the Borrower (or the Collateral Manager on its behalf) shall direct the Collateral Agent that 50% of such proceeds shall be transferred to the Collection Account for application in accordance with the Priority of Payments and the remaining 50% of such proceeds shall be transferred for application towards the prepayment of the Loans pursuant to Section 2.03(b). By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Reinvestment Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Reinvestment Account will be deposited in the Collection Account as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Reinvestment Account or any funds on deposit therein, or otherwise to the credit of the Reinvestment Account, shall become subject to any writ, order,

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judgment, warrant of attachment, execution or similar process. The Reinvestment Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Reinvestment Account shall be in accordance with the provisions of this Section 9.03(e).
(f)Equity Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA FINANCE IV, LLC Equity Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Equity Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Equity Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On each Quarterly Payment Date the Collateral Agent shall deposit funds into the Equity Account as expressly set forth in the Priority of Payments. In addition, after the Closing Date, Equity Contributions may be deposited into the Equity Account from time to time. Upon direction by a Borrower Order, the Collateral Agent shall apply amounts on deposit in the Equity Account (1) to Investments permitted under Section 7.02, (2) to prepay the Loans pursuant to Section 2.03, (3) to deposit funds in the Buyout Reserve Account and (4) to make Restricted Payments. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Equity Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Equity Account will be deposited in the Equity Account as it is received. The Collateral Agent agrees to give the Borrower and the Blackstone Representative immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Equity Account or any funds on deposit therein, or otherwise to the credit of the Equity Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Equity Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Equity Account shall be in accordance with the provisions of this Section 9.03(f).
(g)Quarterly Payment Date Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA FINANCE IV, LLC Quarterly Payment Date Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Quarterly Payment Date Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Quarterly Payment Date Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On each Interest Payment Date, the Collateral Agent shall deposit funds into the Quarterly Payment Date Account as expressly set forth in the Priority of Payments (with the amount so deposited in the Quarterly Payment Date Account on such Interest Payment Date being the “Quarterly Payment Date Reserve Amount” for such Interest Payment Date). On the date that is two Business Days before the Quarterly Payment Date associated with such Interest Payment Date, the Borrower, by Borrower Order, shall direct the Collateral Agent to transfer

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funds from the Quarterly Payment Date Account to the Payment Account, for application under the Priority of Payments on such Quarterly Payment Date, in an amount equal to the Quarterly Payment Date Reserve Amount for such Quarterly Payment Date. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Quarterly Payment Date Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Quarterly Payment Date Account will be deposited in the Collection Account as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Quarterly Payment Date Account or any funds on deposit therein, or otherwise to the credit of the Quarterly Payment Date Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Quarterly Payment Date Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Quarterly Payment Date Account shall be in accordance with the provisions of this Section 9.03(g).
(h)Buyout Reserve Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA FINANCE IV, LLC Buyout Reserve Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Buyout Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Buyout Reserve Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On each Quarterly Payment Date, the Borrower shall deliver Buyout L/Cs to the Collateral Agent and/or the Collateral Agent shall deposit funds into the Buyout Reserve Account as expressly set forth in the Priority of Payments, and upon Borrower Order the Collateral Agent shall transfer funds from the Equity Account to the Buyout Reserve Account. Upon direction by a Borrower Order, the Collateral Agent shall apply funds on deposit in the Buyout Reserve Account solely to pay the purchase price of any Permitted Buyout due and payable at such time. If at any time the balance on deposit in the Buyout Reserve Account exceeds the Buyout Reserve Amount at such time, upon Borrower Order the Collateral Agent shall transfer such excess to the Equity Account. On the second Business Day prior to the Maturity Date, the Collateral Agent shall transfer all amounts on deposit in the Buyout Reserve Account to the Payment Account for application in accordance with the Priority of Payments. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Buyout Reserve Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Buyout Reserve Account will be deposited in the Collection Account as it is received. If any LC Default occurs with respect to any Buyout L/C, the Collateral Agent shall, upon request therefor from the Blackstone Representative, draw the full amount available on such Buyout L/C and deposit the proceeds of such drawing in the Buyout Reserve Account. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Buyout Reserve Account or any funds on deposit therein, or

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otherwise to the credit of the Buyout Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Buyout Reserve Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Buyout Reserve Account shall be in accordance with the provisions of this Section 9.03(h).
Section 9.04    Custodian; Collateral Accounts Generally.
(a)The Collateral Agent shall appoint a custodian (the “Custodian”) to act as a securities intermediary for purposes of this Agreement and the other Loan Documents. Initially, such Custodian shall be U.S. Bank. Any successor custodian shall be a state or national bank or trust company which (i) is not an Affiliate of the Borrower, (ii) has a combined capital and surplus of at least U.S. $200,000,000, (iii) is an Eligible Account Bank and (iv) is a securities intermediary. The rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Custodian.
(b)The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA FINANCE IV, LLC, Custodial Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Custodial Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all assets or securities at any time on deposit in, or otherwise to the credit of, the Custodial Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). Except in connection with a liquidation pursuant to Article VIII, the only permitted withdrawal from the Custodial Account or in, or otherwise to the credit of, the Custodial Account shall be as directed, upon Borrower Order, in accordance with the provisions hereof. The Collateral Agent agrees to give the Borrower and the Lenders immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, has become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Custodial Account shall remain at all times with an Eligible Account Bank and shall remain uninvested.
(c)The Custodian shall comply with entitlement orders originated by the Collateral Agent without the further consent of any other person or entity. Without limiting the generality of the foregoing, if the Collateral Agent notifies the Custodian that the Collateral Agent shall exercise exclusive control over any of the Collateral Accounts, the Custodian shall cease complying with entitlement orders or other directions relating to any such Collateral Accounts (or any financial assets or other funds or property credited to or held, deposited, or carried in such Collateral Accounts) originated by the Borrower or any other Person or entity other than the Collateral Agent.
The Custodian shall agree, and U.S. Bank as Custodian hereby agrees, with the Collateral Agent that (1) each Collateral Account shall constitute a securities account, (2) subject to the Control Agreements, all property credited to each Collateral Account shall be treated as a

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“financial asset” for purposes of the UCC, (3) the Custodian shall treat the Collateral Agent as entitled to exercise the rights that comprise each financial asset credited to each Collateral Account, (4) subject to the Control Agreements, the Custodian shall not agree with any person or entity other than the Collateral Agent to comply with entitlement orders originated by any person or entity other than the Collateral Agent, (5) each Collateral Account and all property credited to each such Collateral Account shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of the Custodian or any person or entity claiming through the Custodian (other than the Collateral Agent) except for the right to debit for any item returned by reason of non-sufficient funds, (6) the State of New York shall be the Custodian’s jurisdiction for purposes of the UCC, and (7) such agreement between the Custodian and the Collateral Agent shall be governed by the laws of the State of New York.
(d)All right, title and interest of the Borrower in and to each Collateral Account, all related property, and all proceeds thereof shall be subject to the security interest of the Collateral Agent hereunder.
Section 9.05    Method of Collateral Transfer.
Notwithstanding any other provision of this Agreement, each item of Collateral shall be delivered by (or on behalf of) the Borrower to the Collateral Agent by:
(a)with respect to such of the Collateral as constitutes an instrument, tangible chattel paper, a negotiable document, or money, causing the Collateral Agent (or the Document Custodian on its behalf) to take possession of such instrument indorsed to the Collateral Agent or in blank, or such money, negotiable document, or tangible chattel paper, in the State of Wisconsin or South Carolina (or such other custodial location identified by the Collateral Agent) separate and apart from all other property held by the Collateral Agent (except in the case of Money, which shall be deposited in the appropriate account hereunder);
(b)with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the Collateral Agent (or the Custodian on its behalf) to take possession of the related security certificate in the State of Wisconsin (or such other custodial location identified by the Collateral Agent);
(c)with respect to such of the Collateral as constitutes a certificated security in registered form, causing the Collateral Agent (or the Custodian on its behalf) to take possession of the related security certificate in the State of Wisconsin, indorsed to the Collateral Agent (or the Custodian on its behalf) or in blank by an effective indorsement, or registered in the name of the Collateral Agent (or the Custodian on its behalf), upon original issue or registration of transfer by the issuer of such certificated security;
(d)with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the Collateral Agent or its nominee for the account of the Collateral Agent (or the Custodian on its behalf) as the registered owner of such uncertificated security;

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(e)with respect to such of the Collateral as constitutes a security entitlement, causing the Custodian to indicate by book entry that the financial asset relating to such security entitlement has been credited to the Custodial Account;
(f)with respect to such of the Collateral as constitutes a deposit account, causing such deposit account to be established and maintained subject to the control of the Collateral Agent by a bank the jurisdiction of which for purposes of the UCC, as applied to such account, is the State of New York; and
(g)taking such additional or alternative procedures as may be or hereafter become appropriate to grant a first priority, perfected security interest in such items of the Collateral (subject to Liens expressly permitted under this Agreement) to the Collateral Agent, consistent with applicable law or regulations.
If any item of Collateral is a financial asset issued by an issuer that is not the United States of America, an agency or instrumentality thereof, or some other United States person or entity, and if such item cannot be delivered as set forth above, such item may be delivered by the Person holding such item in an account created and maintained in the name of the Collateral Agent with a banking or securities institution or a clearing agency or system located outside the United States such that the Collateral Agent holds a first priority, perfected security interest in such item of Collateral (subject to Liens expressly permitted under this Agreement).
In connection with each transfer of an item of Collateral to the Collateral Agent, the Collateral Agent shall make appropriate notations on its records indicating that such item of the Collateral is held for the benefit of the Secured Parties pursuant to and as provided in this Agreement and the other Loan Documents. Effective upon the transfer of an item of Collateral to the Collateral Agent, the Collateral Agent shall be deemed to acknowledge that it holds such item of Collateral as Collateral Agent under this Agreement and the other Loan Documents for the benefit and security of the Secured Parties.
Section 9.06    Continuing Liability of the Borrower.
Anything herein to the contrary notwithstanding, each Group Member shall remain liable under each Project Obligation to which it is a party, and, except as would not reasonably be expected to have a Material Adverse Effect, to observe and perform all the conditions and obligations to be observed and performed by it thereunder (including any undertaking to maintain insurance), all in accordance with and pursuant to the terms and provisions thereof, and, except as otherwise expressly provided in any Loan Document, shall do nothing to impair the security interest of the Collateral Agent in any Collateral. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such Project Obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any such Project Obligation, nor shall the Collateral Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of any Group Member thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Project Obligation, or to present or file any claim, or to

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take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.
Section 9.07    Payment Date Reports.
(a)On or prior to the fifth Business Day prior to each Payment Date, the Borrower shall prepare and deliver a report (each, a “Draft Payment Date Report”) in substantially the form of Exhibit K to the Administrative Agent (with a copy to the Collateral Agent and the Blackstone Representative, together with any necessary tax forms for payees to be paid on the upcoming Payment Date) setting forth the following:
(1)in the case of an Interest Payment Date, (x) the amount of Collections received during the preceding Due Period and (y) the amounts proposed to be applied under the Interest Payment Date Priority of Payments on such Interest Payment Date, all determined in accordance with the terms and conditions set forth herein and in the other Loan Documents (and including, for each such payment, all related Payee Information);
(2)in the case of a Quarterly Payment Date:
(i)(x) the amount deposited into the Quarterly Payment Date Account with respect thereto and (y) the amounts proposed to be applied under the Quarterly Payment Date Priority of Payments on such Quarterly Payment Date, all determined in accordance with the terms and conditions set forth herein and in the other Loan Documents (and including, for each such payment, all related Payee Information);
(ii)the Borrower’s calculation of the LTV Ratio for the most recently ended Test Period;
(iii)the Borrower’s calculation of the Debt Service Coverage Ratio for the most recently ended Test Period;
(iv)the then-current Buyout Reserve Amount; and
(v)the then-current SLB Lessee Payment Reserve Amount.
(3)upon the Blackstone Representative’s request (but not more than twice in any in any twelve (12) month period, unless an Event of Default or an Early Amortization Event has occurred and is continuing), Borrower shall use commercially reasonable efforts to provide reporting on Project Company Expenses;
(4)such other information as the Administrative Agent or the Blackstone Representative may reasonably request in relation to the scope of information referred to in clauses (1) and (2) above, respectively.
The Administrative Agent and the Blackstone Representative will cooperate with the Borrower in the preparation of each Draft Payment Date Report and will, among other things,

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provide its calculations and determinations of the amounts payable to the Lenders on such Payment Date.
Each Draft Payment Date Report (including, without limitation, the calculations under clause (2)(ii), (iii) and (iv) above) shall be subject to verification and approval by the Blackstone Representative. If the Blackstone Representative believes that any additional information is reasonably needed to verify such information or calculations, then the Borrower shall promptly provide such information to the Blackstone Representative. If the Blackstone Representative believes that any information or calculation in any Draft Payment Date Report is incorrect in any material respect, then the Blackstone Representative and the Borrower shall consult in good faith to resolve such disagreement prior to the related Payment Date.
(b)If a Draft Payment Date Report has been delivered by the Borrower for such Payment Date under paragraph (a) above, and the Blackstone Representative and the Borrower have agreed to the information and calculations set forth therein (or to any revisions thereto) on or prior to the third Business Day preceding such Payment Date, then such Draft Payment Date Report (as so revised) shall constitute the “Payment Date Report” for such Payment Date. In all other cases, the Blackstone Representative shall prepare and deliver to the Borrower, the Administrative Agent and the Collateral Agent, no later than the third Business Day prior to such Payment Date, a report in substantially the form of Exhibit K setting forth its good faith determination of the amounts to be applied under the Priority of Payments on such Payment Date, all determined by it in accordance with the terms and conditions set forth herein and in the other Loan Documents and including, for each such payment, all related Payee Information (which report shall constitute the “Payment Date Report” for such Payment Date).
(c)Simultaneously with delivery of each Draft Payment Date Report, the Borrower shall deliver to the Collateral Agent and the Administrative Agent any IRS forms with respect to any new payee (or updated versions of any previously submitted IRS forms). For the avoidance of doubt, any payments to made to the Lenders shall be made to the Administrative Agent for further distribution to the Lenders in accordance with Section 2.10.
(d)Neither the Administrative Agent, the Blackstone Representative nor the Collateral Agent shall have any obligation to independently verify any Payee Information provided in any Payment Date Report, and shall be conclusively entitled to rely on the accuracy of all Payee Information set forth therein.
(e)Each Payment Date Report shall be deemed to be an instruction to the Collateral Agent or the Administrative Agent, as applicable, to remit the amounts provided for in such report on the related Payment Date. Each of the Collateral Agent and the Administrative Agent shall be entitled to conclusively rely upon the information and instructions set forth in each Payment Date Report, and shall have no obligation to determine or verify the information set forth therein. To the extent that the Collateral Agent or the Administrative Agent reasonably determines that it needs additional information to make any payments required in a Payment Date Report, the Collateral Agent or Administrative Agent, as applicable, shall notify the Borrower (with a copy to the Blackstone Representative) and the Borrower shall provide such information to the Collateral Agent and the Administrative Agent (with a copy to the Blackstone Representative). Neither the

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Collateral Agent nor the Administrative Agent shall have any obligation for any failure or delay in making a distribution hereunder resulting from a failure or delay on the part of the Borrower in providing a Payment Date Report or other information or instruction hereunder.
(f)On each Payment Date, the Administrative Agent shall deliver a copy of the Payment Date Report for such Payment Date to each Lender and the Blackstone Representative. Such Payment Date Report shall be provided to the Rating Agency by the Blackstone Representative via email in accordance with Article XI.
Section 9.08    Disbursement of Funds from Payment Account.
(a)Notwithstanding any other provision of this Agreement other than Section 8.04, but subject to the other subsections of this Section and Article II (with respect to optional repayment of Loans):
(i)On each Interest Payment Date, the Collateral Agent shall disburse amounts transferred to the Payment Account from the Collection Account pursuant to Section 9.02(d) as follows and for application in accordance with the following priorities (the “Interest Payment Date Priority of Payments”):
(A)to the payment of taxes of the Borrower, if any, and any governmental fee, including all filing, registration and annual return fees payable by them;

(B)to the payment of the following amounts in the following priority (without duplication):
(1)accrued and unpaid Administrative Expenses in the order set forth in the definition thereof; and
(2)on any Interest Payment Date other than the final Interest Payment Date, to the Expense Reserve Account in an amount equal to (a) the Expense Reserve Amount minus (b) the amount on deposit in the Expense Reserve Account at such time;
provided that the aggregate amount of payments under this clause (B)(1) and (2) shall not exceed the Quarterly Cap on any Interest Payment Date during a calendar quarter;
(C)unless waived by the Collateral Manager (or its designee), which waiver shall be permanent and irrevocable, to the payment to the Collateral Manager (or its designee) of all due and unpaid Management Fees;
(D)in the following order of priority:
(1)first, to the applicable Lenders for payment (on a pro rata basis) of accrued interest on the Class A Loans and any Make-Whole Amount on the Class A Loans, in each case due on such Interest Payment Date; and

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(2)second, to the applicable Lenders for payment (on a pro rata basis) of accrued interest on the Class B Loans and any Make-Whole Amount on the Class B Loans, in each case due on such Interest Payment Date;
(E)to the Lenders for payment (on a pro rata basis) of all other amounts due and payable on such Interest Payment Date (other than principal of the Loans);
(F)the lesser of (x) the Amortization Amount and (y) 100% of remaining cash on deposit in the Payment Account shall be applied (on a pro rata basis as between Class A and Class B) to repay the principal of the Loans; and
(G)all remaining funds to be deposited in the Quarterly Payment Date Account.
(ii)On each Quarterly Payment Date, the Collateral Agent shall, in accordance with the related Payment Date Report, disburse amounts transferred to the Payment Account from the Quarterly Payment Date Account pursuant to Section 9.03(g) as follows and for application in accordance with the following priorities (the “Quarterly Payment Date Priority of Payments”):
(A)if the Funded DSR is less than the DSRA Amount, an amount equal to the excess of the DSRA Amount over the Funded DSR shall be deposited in the Debt Service Reserve Account.
(B)if an Early Amortization Event has occurred and is then continuing, all remaining cash on deposit in the Payment Account shall be applied:

(1)first, to repay the principal of the Class A Loans, until such Early Amortization Event is cured on a pro forma basis or the Class A Loans are repaid in full; and
(2)second, to repay the principal of the Class B Loans, until such Early Amortization Event is cured on a pro forma basis or the Class B Loans are repaid in full;
provided that in each case in respect of any cure of an Early Amortization Event, such Early Amortization Event may only be cured if (x) it occurred solely as a result of the LTV Ratio exceeding the Maximum LTV Ratio and (y) after giving effect to such application of cash, the LTV Ratio is less than or equal to the Maximum LTV Ratio;
(C)to the payment of Permitted Tax Distributions;
(D)to the payment of Administrative Expenses (in the order of priority set forth in the definition thereof) to the extent not paid on the Interest Payment Date relating to such Quarterly Payment Date as a result of the limitation set forth in clause (i)(B) above with respect to such Interest Payment Date;

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(E)on any Quarterly Payment Date other than the final Quarterly Payment Date, to the Buyout Reserve Account in an amount equal to (a) the Buyout Reserve Amount at such time minus
(b)the amount on deposit in the Buyout Reserve Account at such time; and
(F) remaining cash on deposit in the Payment Account, at the sole discretion and direction of the Borrower (or the Collateral Manager on its behalf), (1) to be applied to prepay the principal of the Loans pursuant to Section 2.03(a); (2) to make any Permitted Acquisitions; (3) to make any Intercompany Investment, Existing Investment or Permitted Buyout; (4) to be held in the Collection Account and/or (5) if and only if Restricted Payment Conditions are satisfied on such date, to be transferred to the Equity Account or to Holdings (or such other Person designated by the Borrower), in each case, in accordance with such instructions and in such amounts as are specified by the Collateral Manager or Borrower to the Collateral Agent.
(b)If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required pursuant to any clause in the Priority of Payments, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.08(a) and ratably or in the order provided within a clause, as applicable, in accordance with the respective amounts owing under any such clause to the extent funds are available therefor.
(c)All amounts to be paid to Holdings under this Section 9.08 shall be paid to such account as the Collateral Manager may designate and upon such payment will be released from the lien of this Agreement.

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ARTICLE X ADMINISTRATIVE AGENT AND OTHER AGENTS
Section 10.01 Appointment and Authorization of Agents.
(a)Each Lender irrevocably appoints and authorizes the Agents and the Blackstone Representative to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Only the Agents (and not one or more of the Lenders) and the Blackstone Representative shall have the authority to deal directly with the Borrower under this Agreement and each Lender acknowledges that all notices, demands or requests from such Lender to the Borrower must be forwarded to the Blackstone Representative and the applicable Agent for delivery to the Borrower. Each Lender acknowledges that the Borrower has no obligation to act or refrain from acting on instructions or demands of one or more Lenders absent written instructions from an Agent in accordance with its rights and authority hereunder. As to any matters not expressly provided for by this Agreement, the Blackstone Representative and the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (and, as applicable in the case of the Administrative Agent, the Blackstone Representative), and such instructions shall be binding; provided that the Blackstone Representative and the Agents shall not be required to take any action which exposes the Blackstone Representative or the Agents to liability or which is contrary to this Agreement or the Loan Documents or applicable Law. Neither the Blackstone Representative nor any Agent shall have any liability for any failure or delay in taking or exercising any discretionary action, right or remedy for which no instructions have been received from the Required Lenders (or, the in case of the Collateral Agent, the Administrative Agent or the Blackstone Representative on their behalf), and each such Blackstone Representative and Agent shall be entitled to refrain from such act or taking such action unless and until such instructions have been received. The Borrower agrees to compensate the Blackstone Representative and the Agents for their fees as set forth herein and in the Agent Fee Letter pursuant to the Priority of Payments. The Borrower agrees to compensate the Lenders for their fees as set forth herein and any additional fee letters, as applicable.
In connection with any act, action or inaction that the Administrative Agent or the Blackstone Representative is authorized to take in connection with this Agreement or any Loan Documents (each, a “covered action”), the Administrative Agent and the Blackstone Representative may (and it shall be deemed reasonable for the Administrative Agent or the Blackstone Representative to) request instructions from the Required Lenders (and, as applicable, the Blackstone Representative) with respect to such covered action (and it shall be deemed reasonable for the Administrative Agent or the Blackstone Representative to take (or refrain from taking) any covered action so instructed by the Required Lenders (and, as applicable, the Blackstone Representative) or such other group of Lenders). If the Administrative Agent or the Blackstone Representative requests instructions from the Required Lenders (and, as applicable, the Blackstone Representative) with respect to any covered action (including failure to act) in connection with this Agreement or any Loan Document, the Administrative Agent and

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the Blackstone Representative shall be entitled to refrain from taking such covered action unless and until the Administrative Agent or the Blackstone Representative shall have received instructions from the Required Lenders (or such other group of Lenders) or the Blackstone Representative with respect thereto; and neither the Administrative Agent nor the Blackstone Representative shall incur liability to any Lender by reason of so refraining. Any Lender providing an instruction, approval or consent to the Administrative Agent shall notify it to the extent that it constitutes a Debt Fund Affiliate or an Affiliated Lender.

Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Blackstone Representative, the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Blackstone Representative, the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Blackstone Representative, the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Blackstone Representative, the Administrative Agent or the Collateral Agent pursuant to Section 10.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article X (including Section 10.07, as though such co-agents, sub-agents and attorneys-in- fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.
(c)In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, the “AML Laws”), the Agents are required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Agents. Accordingly, each of the parties agrees to provide to the Agents upon their request from time to time such identifying information and documentation as may be necessary for Agents to comply with the AML Laws.
(d)Except as provided in Sections 10.09 and 10.11, the provisions of this Article X are solely for the benefit of the Blackstone Representative, the Administrative Agent, the Collateral

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Agent, the Document Custodian and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. In performing its functions and duties solely under this Agreement, and under the other Loan Documents, each Agent shall act solely as the agent of the Lenders (other than as specified in Section 11.07(d) relating to the maintenance of the Register) and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Lenders. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VIII.
Section 10.02 Delegation of Duties. Each Agent may execute any of its respective duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, consultants or experts. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of each Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent. Each Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of bad faith, gross negligence or willful misconduct (as determined in the final non- appealable judgment of a court of competent jurisdiction).
Section 10.03 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (1) with the consent or at the request of the Required Lenders or (2) in the absence of its own gross negligence or willful misconduct (as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity,
(e)be responsible for or have any duty to ascertain, verify or inquire into (1) the satisfaction of any condition set forth in Article IV or elsewhere herein or (2) any statement, warranty or representation made in connection with this Agreement or any Borrowing or Commitment hereunder or (d) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, any loss or diminution in the value of the Collateral, or the

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existence, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Except as expressly provided herein, delivery of any report, information or documents to an Agent shall not constitute constructive notice of any information contained therein or determinable from information contained therein. Without limiting the generality of any terms of this section, the Agents shall have no liability for any failure, inability or unwillingness on the part of the Lenders, the Collateral Manager or the Borrower to provide accurate and complete information on a timely basis to the Agents or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the its part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from the Borrower, the Collateral Manager, any Lender or any other Person under or in connection with this Agreement or any Loan Document except (1) as specifically provided in this Agreement or any Loan Document and (2) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request. Under no circumstances shall the Agents be deemed liable for any special, indirect, punitive or consequential damages (including lost profits) even if such Agent has been advised of the likelihood of such damages and regardless of the form of action. No provision of this Agreement or the other Loan Documents shall require the Agents to advance, expend or risk its own funds or otherwise incur any financial liability or expense in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk, expense or liability is not reasonably assured to it. The Agents shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Agents shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances. No Agent shall have any obligation to determine: (i) if any Collateral or any Project meets the criteria or eligibility restrictions imposed by this Agreement or other Loan Documents, including without limitation in respect of the Eligibility Criteria and the Collateral and Guarantee Requirement, (ii) whether any counterparty constitutes an Acceptable CS Customer or whether any project is an Eligible CS Project, (iii) the Debt Service amount, Buyout Reserve Amount or SLB Lessee Payment Reserve Amount, (iv) the sufficiency, validity, enforceability or genuineness of any Buyout L/Cs or DSR L/Cs, or whether any such letter of credit satisfies the requirements hereunder, (v) any Make-Whole Amount, (vi) whether

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the Restricted Payment Conditions are satisfied or (vii) whether the delivery conditions specified in Section 9.05 have been satisfied. In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure to invest funds in the absence of instruction from the Borrower or the Blackstone Representative in accordance with this Agreement.

Section 10.04 Reliance by Agents. The Blackstone Representative and each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Blackstone Representative or Agent. The Blackstone Representative and each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice, direction or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Blackstone Representative and each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Whenever in the administration of this Agreement or any other Loan Document an Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Agent may, in the absence of bad faith on its part, rely upon an Officer’s certificate or opinion of counsel. Any permissive right of Agent to take or refrain from taking actions enumerated in this Agreement or other Loan Document shall not be construed as a duty. No Agent shall be liable for any error in judgment made in good faith, or any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder. The Administrative Agent shall be entitled to conclusively rely upon an instruction or consent provided by the Blackstone Representative as if such instruction was provided directly by the Required Lenders (or such other group of Lenders as may be expressly provided for herein). The Collateral Agent shall be entitled to conclusively rely upon an instruction or consent provided by the Blackstone Representative or the Administrative Agent as if such instruction was provided directly by the Required Lenders (or such other group of Lenders as may be expressly provided for herein).
Section 10.05 Notice of Default. Each Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless an Administrative Officer of such Agent shall have received written notice from a Lender, the Collateral Manager or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The applicable Agent will notify the Lenders and the Borrower of its receipt of any such notice. The Agents shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII.

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Section 10.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.
Section 10.07 Indemnification of Agents. Each Lender, ratably in accordance with its Pro Rata Share, shall indemnify each Agent and its Agent-Related Persons (to the extent not reimbursed by the Borrower as may be required under this Agreement) against any cost, expense (including fees of counsel and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence, willful misconduct or bad faith) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder or thereunder. The undertaking in this Section 10.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of each Agent.
Section 10.08 Agents in Their Individual Capacities. Each Agent and each of their Affiliates (collectively, the “Agent Entities”) may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though the Agent Entities were not the Administrative Agent or Collateral Agent (as applicable) hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Agent Entities may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans (if any), each Agent Entity shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent and

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the terms “Lender” and “Lenders” shall refer to each such Person in its individual capacity to the extent such Person is a Lender hereunder. The Agents Entities shall be permitted to receive additional compensation that could be deemed to be in such Agent Entity’s economic self-interest for (1) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub- custodian with respect to certain of the Eligible Investments, (2) using Affiliates to effect transactions in certain Eligible Investments, and (3) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement. In addition, for the avoidance of doubt, it is acknowledged and agreed that U.S. Bank Trust Company, National Association and its Affiliates may serve in various Agent capacities hereunder and under the other Loan Documents and its rights, benefits, protections and immunities in each such capacity shall not be limited as a result of serving in such additional Agent capacities and the knowledge of each such Agent shall not be imputed on another Agent. Any successor to any Agent shall also have the rights attributed to the Agents under this Section 10.08.
Section 10.09 Successor Agents. Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent (or, shall resign in the event it no longer has a short-term issuer rating of at least “A-1” by S&P (or a long-term issuer rating of at least “A+” by S&P if such institution has no short-term issuer rating)), as applicable, upon thirty
(30) days’ notice to the Lenders, the Borrower and each other Agent, provided that any such resignation by an Agent shall not be effective until a successor agent shall have been appointed and approved in accordance with this Section 10.09. The Administrative Agent and the Collateral Agent may be removed by an affirmative vote of the Required Lenders upon a good faith determination that the Administrative Agent or the Collateral Agent has acted with gross negligence or committed an act of willful misconduct, bad faith or fraud or has failed to act in its capacity as the Administrative Agent or Custodial Agreement as required under this Agreement due to gross negligence, willful misconduct or fraud. If either the Administrative Agent or the Collateral Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Administrative Agent or Collateral Agent, as applicable, the Lenders and each other Agent. If the Administrative Agent or the Collateral Agent resigns or is removed by the Required Lenders or the Borrower, as applicable, the Required Lenders shall appoint a successor agent, which successor agent shall (a) in the case of the Administrative Agent, be selected from among the Lenders, (b) be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), (f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed), (c) be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000, and (d) be rated at least investment grade by one or more NRSRO at the time of such appointment; provided that in no event shall any such successor Administrative Agent or Collateral Agent be a Defaulting Lender or a Disqualified Lender. If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, in the case of a resignation, and the Borrower, in the case of a removal may appoint, after consulting with the Lenders and the Borrower (in the case of a resignation), a successor agent which, in the case of the Administrative Agent, shall be from among the Lenders (subject

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to the proviso at the end of the immediately preceding sentence). Upon the acceptance of its appointment as successor agent, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent under the Loan Documents and the term “Administrative Agent” or “Collateral Agent” shall mean such successor Administrative Agent or collateral agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation or removal in accordance herewith as the Administrative Agent or the Collateral Agent, the provisions of this Article X and the provisions of Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent in respect of the Loan Documents. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Administrative Agent’s or the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. If the Required Lenders do not so appoint a successor agent as provide for above, any Lender or Agent may petition a court of competent jurisdiction for the appointment of a successor agent. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent in accordance herewith by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (x) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (y) otherwise ensure that Section 6.11 is satisfied, the Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent under the Loan Documents, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent. Any Person into which any Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any Person succeeding to the corporate trust services business of such Agent shall be the successor of such Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto.
Section 10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be (to the fullest extent permitted by

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mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Blackstone Representative, the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Blackstone Representative, the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Blackstone Representative, the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.07, 9.08, 10.04 and 10.05) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.07, 10.04 and 10.05.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 10.11 Collateral and Guaranty Matters. Each Lender (including in its capacity as a counterparty to a Permitted Hedge Agreement) and each other Secured Party by its acceptance of the Collateral Documents irrevocably agrees:
(a)that any Lien on any property granted to or held by the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Collateral Agent under the Loan Documents (or, if such transferee is a Person required to grant a Lien to the Collateral Agent on such asset, at the option of the applicable Loan Party, such Lien on such asset may still be released in connection with the transfer so long as (x) the transferee grants a new Lien to the Collateral Agent on such asset substantially concurrently with the transfer of such asset, (y) the transfer is between parties organized under the laws of different jurisdictions and at least one of such parties is a Foreign Subsidiary and (z) the priority of the new Lien is the same as that of the original Lien and the Lien of the Secured Parties on such asset is

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not impaired or otherwise adversely affected by such release and granting of such new Lien as reasonably determined by the Blackstone Representative), (iii) subject to Section 11.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (b) below, (v) to the extent (and only for so long as) such property constitutes an “Excluded Asset” or (vi) if the release of such Lien on such property is permitted under the terms of each applicable Collateral Document; and
(b)that any Guarantor shall be automatically released from its obligations under the Guaranty if (i) such Guarantor is no longer a Subsidiary of the Borrower or (ii) subject to Section 11.01, if such release is approved, authorized or ratified in writing by the Required Lenders.
Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release a Guarantor from its obligations under the Guaranty pursuant to this Section 10.11. In each case as specified in this Section 10.11, the Collateral Agent will promptly upon the request of the Borrower (and each Lender irrevocably authorizes the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of a Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.11 (and the Collateral Agent may rely conclusively on a certificate of a Responsible Officer of the Borrower to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent. For the avoidance of doubt, no release of Collateral or a Guarantor effected in the manner permitted by this Section 10.11 shall require the consent of any holder of obligations under any Permitted Hedge Agreement.
Section 10.12 [Reserved].
Section 10.13 Appointment of Supplemental Agents.
(a)It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Blackstone Representative, Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Blackstone Representative, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Blackstone Representative, the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional

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individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
(b)In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article X and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require. No Agent shall be responsible for the negligence or misconduct of a Supplemental Agent appointed with due care or at the direction of the Required Lenders.
(c)Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Blackstone Representative, the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Blackstone Representative, the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.
Section 10.14 Withholding Tax Indemnity. To the extent required by any applicable law, the applicable Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that such Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify such Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the applicable Agent (to the extent that such Agent has not already been reimbursed by the Borrower pursuant to Section 3.01 and Section 3.02 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by such Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by an Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document

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against any amount due an Agent under this Section 10.14. The agreements in this Section 10.14 shall survive the resignation and/or replacement of an Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.
Section 10.15 ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using Plan Assets in connection with the Term Loans,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-
14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to, such Lender’s entrance into, participation in, administration of and performance of the Term Loans,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans and this Agreement satisfies the requirements of sub-sections (b) through
(g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to, such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, such Lender and the Borrower to the effect that such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not,

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for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 10.16 Document Custodian The Document Custodian is hereby appointed as the custodian for each instrument of the type described in Section 9.05(a) hereof other than letters of credit (all such instruments, the “Custody Documents”), in each case except to the extent that the Collateral Agent directs that such items be provided to it. The Borrower shall deliver, or cause to be delivered, all Custody Documents to the Document Custodian in physical form at the address specified on Schedule 11.02(a) hereof. The Document Custodian shall hold all Custody Documents received by it in physical form (or, if applicable, electronic form) at one of its offices in the United States (for purposes hereof, the “Custodial Office”). The Document Custodian may change the Custodial Office at any time and from time to time upon notice to the Borrower, the Collateral Manager, the Collateral Agent, the Blackstone Representative and the Administrative Agent, provided that the replacement Custodial Office shall be an office of the Document Custodian located in the United States. All Custody Documents held by the Document Custodian shall be available for inspection by the Blackstone Representative, the Administrative Agent and the Lenders upon prior written request and during normal business hours of the Document Custodian. Any such inspection shall occur no earlier than five Business Days after such inspection is requested in writing and the costs of such inspection shall be borne by the requesting party. The Blackstone Representative (including its representatives and designees) may not request more than two inspections per year or, if an Event of Default has occurred and is continuing no more than once a month. Notwithstanding anything to the contrary herein, the Document Custodian shall not be required to hold or accept custody of any other document hereunder to the extent such document is of a type not approved for deposit into the custodial vault of the Document Custodian. For the avoidance of doubt, the Document Custodian shall not be required to review or provide any certifications in respect of Custody Documents delivered and held by it. For the avoidance of doubt, other than in respect of Custody Documents, the Document Custodian shall not be required to hold custody of underlying agreements, related contracts or documents related to the Collateral. Any Custody Documents delivered to the Document Custodian shall be accompanied by a checklist identifying such documents and referencing this transaction.
After the occurrence and during the continuance of an Event of Default, the Document Custodian agrees to cooperate with the Blackstone Representative and the Collateral Agent (acting at the direction of the Blackstone Representative) in order to take any action that the Blackstone Representative deems necessary or desirable in order for the Collateral Agent to perfect, protect or more fully evidence the security interests granted under the Loan Documents, or to enable any of them to exercise or enforce any of their respective rights hereunder. If the Document Custodian receives instructions from the Collateral Agent, the Collateral Manager or the Borrower that conflict with any instructions received by the Blackstone Representative after the occurrence and during the continuance of an Event of Default, the Document Custodian shall rely on and follow the instructions given by the Blackstone Representative. The Borrower (or the

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Collateral Manager on its behalf) may cause the release of Custody Documents, in each case (1) to the extent such documents are no longer required to be held hereunder and (2) subject to the written approval by the Blackstone Representative, by delivery of a request for release substantially in the form of Exhibit N hereto from the Borrower (or the Collateral Manager on its behalf) and such request for release shall be deemed a certification that such conditions for release have been satisfied. Upon receipt of such direction and approval by the Blackstone Representative, the Document Custodian shall release the Custody Documents to, or at the direction of, the Collateral Manager, and neither the Borrower nor the Collateral Manager will be required to return the related Custody Documents to the Document Custodian. Written instructions as to the method of shipment and shipper(s) the Document Custodian is directed to utilize in connection with the transmission of Custody Documents in the performance of the Document Custodian’s duties herein shall be delivered by the Borrower or the Collateral Manager, as applicable, to the Document Custodian prior to any shipment of any Custody Documents hereunder. If the Document Custodian does not receive any such written instruction from the Borrower or Collateral Manager, as applicable, the Document Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Borrower or the Collateral Manager shall arrange for the provision of such services at the sole cost and expense of the Borrower and shall maintain such insurance against loss or damage to the Custody Documents as the Borrower or Collateral Manager, as applicable, deem appropriate.
In accepting such appointment and performing its duties hereunder, the Document Custodian shall be entitled to all of the rights, remedies, immunities and indemnities provided to the Collateral Agent hereunder, mutatis mutandis. Without limiting the foregoing, the Document Custodian shall be entitled to resign, and may be removed, in the same manner as the Collateral Agent; provided that the Collateral Agent and the Document Custodian shall at all times be the same institution (or an Affiliate thereof).

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ARTICLE XI MISCELLANEOUS
Section 11.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Blackstone Representative, acting at the direction of the Required Lenders, and such Loan Party (with an executed copy thereof promptly delivered to the Administrative Agent if not otherwise a party thereto) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender); provided, however, that no increase to any Commitment of any Lender shall be made without the satisfaction of the Rating Condition and the written consent of the Blackstone Representative, acting in its sole discretion;
(b)postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Sections 2.05 or 2.06 without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest);
(c)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan or to whom such fee or other amount is owed; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)modify any provision of Section 8.04 or 11.01 or the definition of “Required Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, in each case, without the written consent of each Lender directly and adversely affected thereby;
(e)other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(f)other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees provided by the Guarantors, without the written consent of each Lender;

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(g)modify the relative priority of payment of the Class A and Class B Loans or any provision related thereto without the written consent of each Lender;
(h)modify any provision requiring the ratable transfer or assignment of the Class A and Class B Loans without the written consent of each Lender; and
(i)modify any provision of Section 2.11 without the written consent of each Lender.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding anything to the contrary in this Section 11.01, this Agreement and any other Loan Document may be amended solely with the consent of the Blackstone Representative, the Administrative Agent and/or the Collateral Agent (if applicable) and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (A) to correct or cure ambiguities, errors, omissions or defects, (B) to effect administrative changes of a technical or immaterial nature, (C) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (D) add any financial covenant or other terms for the benefit of all Lenders or any Class of Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement, or (E) to implement amendments permitted by this Agreement or the other Collateral Documents that do not by the terms of other Collateral Documents require lender consent, and, in each case of clauses (A), (B) and (C), such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Blackstone Representative and may be, together with this Agreement, amended, supplemented and waived with the consent of the Blackstone Representative and/ or the Collateral Agent (if applicable) at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents and, in each case, such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Section 11.02 Notices and Other Communications; Facsimile Copies.

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(a)General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission or electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower (or any other Loan Party) or the Blackstone Representative, the Administrative Agent or any other Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02(a) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Blackstone Representative, the Administrative Agent or the Collateral Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 11.02(d)), when delivered; provided that notices and other communications to the Blackstone Representative, the Administrative Agent and the Collateral Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. Any notice not given during normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient. Any notice to be provided to a Lender may be provided to the Administrative Agent on such Lender’s behalf.
(b)Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.
(c)Reliance by Agents and Lenders. The Blackstone Representative, the Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and

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liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of bad faith, gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Blackstone Representative, the Administrative Agent or Collateral Agent may be recorded by the Blackstone Representative, the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.
(d)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent or the Blackstone Representative, acting reasonably, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent or the Blackstone Representative that it is incapable of receiving notices under such Article by such communication. The Blackstone Representative, the Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.
Section 11.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Blackstone Representative, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 11.04 Costs and Expenses. The Borrower agrees (a) whether or not the transactions contemplated hereby are consummated, to pay or reimburse the Blackstone Representative, the Administrative Agent, the Collateral Agent, the Custodian and the Document Custodian for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall (I) in the case of the Blackstone Representative and the Lenders, be limited to primary counsel for the Blackstone Representative (which shall be King & Spalding LLP and EKM Legal Consulting PLLC for any and all of the foregoing in connection with the Transactions and other matters, including primary syndication, to occur on or prior to or otherwise in connection with the Closing Date) and one local counsel for the Blackstone Representative as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees)) and (II) in the case of the Agents, be limited to one primary counsel for the Agents (which shall be Alston & Bird LLP for any and all of the foregoing in

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connection with the Transactions and other matters, including primary syndication, to occur on or prior to or otherwise in connection with the Closing Date) and one local counsel for the Agents as reasonably necessary in each relevant jurisdiction material to the interests of the Agents taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees)), (b) from and after the Closing Date, to pay or reimburse the Blackstone Representative, the Administrative Agent, the Collateral Agent, Custodian, the Document Custodian and each Lender for all reasonable and documented out-of- pocket costs and expenses incurred in connection with the enforcement or exercise (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), and including all respective Attorney Costs which shall (I) in the case of the Blackstone Representative and the Lenders, be limited to Attorney Costs of one counsel to the Blackstone Representative (and one local counsel to the Blackstone Representative as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees)) and (II) in the case of the Agents, be limited to Attorney Costs of one counsel for the Agents (and one local counsel for the Agents as reasonably necessary in each relevant jurisdiction material to the interests of the Agents taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees)) and (c) from and after the Closing Date, to pay or reimburse the Lenders the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of- pocket expenses incurred by any Agent. If required by the NAIC, the Borrower shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). The agreements in this Section
11.04 shall survive the termination of the Aggregate Commitments, the repayment of all other Obligations and the resignation or removal of the Blackstone Representative, the Administrative Agent and each Agent. All amounts due under this Section 11.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that, with respect to the Closing Date, all amounts due under this Section 11.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three (3) Business Days of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Blackstone Representative or the Administrative Agent in its sole discretion.
For the avoidance of doubt, this Section 11.04 shall not apply to Taxes.
Section 11.05 Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each of the Blackstone Representative, each Lender and their respective Affiliates and their respective officers, directors, employees, partners, agents, advisors and other

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representatives of each of the foregoing (collectively the “Lender Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all such Lender Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all such Lender Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction for all such affected Lender Indemnitees that are similarly situated taken as a whole) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Lender Indemnitee in any way arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby,
(b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Lender Indemnitee is a party thereto, and in each case including any tax credit recapture under any Project subject to a Sale and Leaseback Transaction (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Lender Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Lender Indemnitee, be available to the extent that such Indemnified Liabilities (x) resulted from the gross negligence, bad faith, willful misconduct or fraud of such Lender Indemnitee or of any of its Affiliates or Controlling Persons or their respective directors, officers, employees, partners, agents, advisors or other representatives as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) arising from a material breach of any obligations under any Loan Document by such Lender Indemnitee or of any of its Affiliates or Controlling Persons or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) arising from any dispute solely among Lender Indemnitees (other than any claims against an Lender Indemnitee in its capacity or in fulfilling its role as an Agent or any similar role under any Facility and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates).
The Borrower shall indemnify and hold harmless each of the Administrative Agent, the Collateral Agent, the Custodian and the Document Custodian and their respective Affiliates and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively the “Agent Indemnitees” and, together with the Lender Indemnitees, the “Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Agent Indemnitee in any way arising out of or in connection with (a) the execution,

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delivery, enforcement (including the enforcement of this indemnity), performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Agent Indemnitee is a party thereto, and in each case including any tax credit recapture under any Project subject to a Sale and Leaseback Transaction (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Agent Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Agent Indemnitee, be available to the extent that such Indemnified Liabilities resulted from the gross negligence, bad faith or willful misconduct of such Agent Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction.
No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Intralinks, Debtdomain, Roadshow Access (if applicable) or other similar information transmission systems in connection with this Agreement or any other Loan Document, except to the extent such damages have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Affiliates or Controlling Persons or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, nor, to the extent permissible under applicable Law, shall (A) any Indemnitee or (B) any Loan Party, Investor, Project Company or any of their respective Affiliates or Subsidiaries have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of the preceding clause (B), in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses in each case subject to the indemnification provisions of this Section
11.05); it being agreed that this sentence shall not limit the indemnification obligations of the Borrower or the Guarantors. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 11.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 11.05.

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The agreements in this Section 11.05 shall survive the resignation or removal of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section
11.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.
Section 11.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Bank Funding Rate from time to time in effect, in the applicable currency of such recovery or payment.
Section 11.07 Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 11.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 11.07(l), (B) in the case of any Assignee that is the Borrower or any of its Subsidiaries, Section 11.07(m), or (C) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, Section 11.07(p), (ii) by way of participation in accordance with the provisions of Section 11.07(f) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.07(h); provided, however, that notwithstanding anything to the contrary, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender or a Disqualified Lender (so long as the Administrative Agent may make a schedule thereof available to any Lender upon request, in each case, subject to the confidentiality provisions of Section 11.08) (and any failure of the Borrower to respond to any request for consent of assignment shall not cause such Person to cease to constitute a Disqualified Lender), (ii) a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or (iii) the Borrower or any of its Subsidiaries (except pursuant to Section 11.07(m)). Nothing in this Agreement,

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expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Any assignment or participation of a Loan or Commitment by a Lender without the Borrower’s consent (A) to a Disqualified Lender or (B) to the extent the Borrower’s consent is required under this Section 11.07, to any other Person, shall be null and void, and, in the event of any assignment or participation of any Loan or Commitment by a Lender in breach of the foregoing, the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation in addition to any other remedies available to the Borrower at law or in equity. In addition, the Borrower may (i) terminate any Commitment of such Person and prepay any applicable outstanding Loans at a price equal to the lesser of par and the amount such Person paid to acquire such Loans, without premium, penalty, prepayment fee or breakage, and/or (ii) require such person to assign its rights and obligations to one or more Eligible Assignees at the price indicated above (which assignment shall not be subject to any processing and recordation fee) and if such Person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Person, then such Person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (b) no such person shall receive any information or reporting provided by the Borrower, the Administrative Agent, the Collateral Agent or any Lender,
(c) for purposes of voting, any Loans or Commitments held by such Person shall be deemed not to be outstanding, and such Person shall have no voting or consent rights with respect to “Required Lender” or class votes or consents, (d) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected class (giving effect to clause (c) above) so approves and (e) such Person shall not be entitled to any expense reimbursement or indemnification rights and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall only apply to the Person specified in clauses (A) or (B) of the first sentence of this paragraph and not to any assignee of such Person that becomes a Lender so long as such assignee becomes an assignee in accordance with the provisions of this Section 11.07. Nothing in this Agreement shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that the Borrower and its Subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 11.07. Additionally, each Lender agrees that the Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this paragraph against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.
The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (b) have any liability

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with respect to any assignment or participation of loans, or disclosure of confidential information, to any Disqualified Lender. Notwithstanding anything to the contrary, nothing in the foregoing shall prejudice any right or remedy that the Borrower may have at law or in equity against any Lender who enters into an assignment, participation or other transaction (including the disclosure of confidential information) with a Disqualified Lender in contravention of the terms of this Agreement.
(b)(i) Subject to Section 11.07(a) and the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:
(A)the Borrower; provided that the Borrower shall be deemed to have consented to any such assignment of any Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof to a Responsible Officer of the Borrower; provided, further, that no consent of the Borrower shall be required for (i) an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender, an Approved Fund or a Blackstone Asset Based Finance Entity, (ii) if an Event of Default has occurred and is continuing or (iii) an assignment of all or a portion of the Loans pursuant to Section 11.07(l) or Section 11.07(m); and
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than
$1,000,000 and shall be in increments of $1,000,000 in excess thereof (provided that simultaneous assignments to or from two or more Approved Funds shall be aggregated for purposes of determining compliance with this Section 11.07(b)(ii)(A)), unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of
$3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds;

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(C)other than in the case of assignments pursuant to Section 11.07(m), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the Assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms required pursuant to Section 3.01(e); and
(D)(i) no Loan may be transferred or assigned other than in a transfer or assignment of an equal proportion of each Class of Loans held by the transferring or assigning Lender (before giving effect to such transfer or assignment) and (ii) no Commitments may be transferred or assigned other than in a transfer or assignment of an equal proportion of each Class of Commitments held by the transferring or assigning Lender (before giving effect to such transfer or assignment).
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Sections 11.07(d) and (e), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 11.07(m), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.02, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall

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execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(f).
(d)The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption, each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrower to the Administrative Agent pursuant to Section 11.07(m) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to such Lender’s own interest only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 11.07(d) and Section 2.09 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders. Upon request by the Administrative Agent, the Borrower shall (i) promptly (and in any case, not less than five (5) Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 11.01) provide to the Administrative Agent, a complete list of all Affiliated Lenders holding Term Loans at such time and (ii) not less than five (5) Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 11.01, provide to the Administrative Agent, a complete list of all Debt Fund Affiliates holding Term Loans at such time.
(e)Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, if required, and, if required, the Borrower to such assignment and any applicable tax forms required pursuant to Section 3.01(e), the Administrative Agent shall promptly
(i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
(f)Any Lender may at any time sell participations to any Person, subject to the proviso in the first paragraph of Section 11.07(a) (each, a “Participant”), in all or a portion of such

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Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) no Loan may be participated other than in a participation of an equal proportion of each Class of Loans held by the selling Lender (before giving effect to such participation) and (v) no Commitments may be participated other than in a participation of an equal proportion of each Class of Commitments held by the selling Lender (before giving effect to such participation). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 11.01 that requires the affirmative vote of such Lender, in each case, to the extent the Participant is directly and adversely affected thereby. Subject to Section 11.07(g), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.02 (subject to the requirements and limitations of such Sections, including the requirements under Section 3.01(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender and Section 3.04 as though it were an Assignee. Each Participant will provide any applicable tax forms required pursuant to Section 3.01(e) solely to the participating Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Loans or its other obligations under any Loan Document) except to the extent that
(x) such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or (y) upon request of the Borrower, to confirm no Participant of Term Loans is a Disqualified Lender. The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(g)A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

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(h)Any Lender may, without the consent of the Borrower, the Blackstone Representative or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(i)[Reserved].
(j)Notwithstanding anything to the contrary contained herein, without the consent of the Borrower, the Blackstone Representative or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(k)[Reserved].

(l)Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through open market purchases, solely on a pro rata basis, and in each case subject to the following limitations:
(i)the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit I-1 hereto (an “Affiliated Lender Assignment and Assumption”);
(ii)Affiliated Lenders will not receive information provided solely to Lenders by the Blackstone Representative, the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders, the Blackstone Representative and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II, and shall not be permitted to challenge the Blackstone Representative’s, the Administrative Agent’s or any Lender’s attorney-client privilege;
(iii)the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders shall not exceed thirty percent (30.0%) of the principal amount of all

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Term Loans at such time outstanding (measured at the time of purchase) (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; and
(iv)as a condition to each assignment pursuant to this clause (l), the Administrative Agent shall have been provided an Affiliated Lender Notice in the form of Exhibit I-2 to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Term Loans against the Administrative Agent, in its capacity as such.
Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit I-2.
(m)Any Lender (for such purposes, the “Relevant Lender”) may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Borrower or any of its Subsidiaries through (notwithstanding Sections 2.10 and 2.11 or any other provision in this Agreement) open market purchase on a pro rata or non-pro rata basis; provided that:
(i)the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower or a Subsidiary shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer;
(ii)the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower or a Subsidiary;
(iii)the Borrower shall have first offered to all Lenders on a ratable basis the right to sell Term Loans to the Borrower or such Subsidiaries on the same terms offered to such Relevant Lender;
(iv)the Borrower or such Subsidiary funds the purchase of such Term Loans solely through amounts on deposit in the Equity Account; and
(v)the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

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(n)Notwithstanding anything in Section 11.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom unless the action in question affects any Affiliated Lender (in its capacity as a Lender) in a disproportionately adverse manner than its effect on the other Lenders, or subject to Section 11.07(o), any plan of reorganization pursuant to the Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Blackstone Representative, the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Blackstone Representative, the Administrative Agent or any Lender to take (or refrain from taking) any such action and:
(A)all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and
(B)all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.
(o)Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Required
Lenders to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Required Lenders’ sole discretion, unless the Required Lenders instruct such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Required Lenders direct; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Required Lenders) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders.
(p)Notwithstanding anything in Section 11.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Blackstone Representative, the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, to the extent there is any Lender that is not a Blackstone Asset Based Finance Entity, all Term Loans held by Debt Fund Affiliates may not account for more than 49.9% (pro rata among such Debt Fund Affiliates)

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of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 11.01.
Section 11.08 Confidentiality.
(a)Each Lender and the Agents agrees that it shall maintain confidentiality with regard to nonpublic information obtained from or on behalf of the Borrower pursuant to or in connection with this Agreement or any other Loan Document; provided that the Lenders and the Agents shall not be precluded from making disclosure regarding such information: (1) to the Administrative Agent and to the Blackstone Representative; (2) to the Administrative Agent’s, the Blackstone Representative’s, the Lenders’ and the Agents’ counsel, accountants, auditors, valuation providers, investors, financing sources, consultants and other professional advisors; (3) to officers, directors, employees, examiners, agents and partners of the Administrative Agent, the Blackstone Representative, any current or prospective Lender or Assignee and its Affiliates (including any Blackstone Asset Based Finance Entity and Blackstone Asset Based Finance Investor, to the extent such Blackstone Asset Based Finance Entity (or the related Blackstone Asset Based Finance Entity, in the case of a Blackstone Asset Based Finance Investor) is contemplating becoming a Lender hereunder), each Lender and their Affiliates and the Agents and their Affiliates who need to know such information in accordance with customary practices for Lenders of such type; (4) in response to a subpoena or order of a court or governmental agency or regulatory authority having jurisdiction over the Administrative Agent, the Blackstone Representative, such Lender, Agent or any Affiliate thereof (provided that the Administrative Agent, the Blackstone Representative or the applicable Lender or Agent shall use reasonable efforts to provide reasonable prior notice to the Borrower before making such disclosure, other than in respect of any routine examination by such agency or authority); (5) to any entity guaranteeing or participating, or considering guaranteeing or participating in, any credit made under this Agreement if such entity would be expected to be eligible to be a Participant or Assignee hereunder (provided that the Lenders and Agents shall require that any such entity be subject to this Section 11.08; however, the Lenders and Agents shall have no duty to monitor any participating entity and shall have no liability in the event that any participating entity violates this Section 11.08); (6) as required by law or legal process or regulation applicable to the Administrative Agent, to the Blackstone Representative, to such Lender, to such Agent or to any Affiliate thereof; (7) as reasonably necessary in connection with the exercise of any right or remedy, or performance of any duty, hereunder or under any other Loan Document to the extent the Person that receives such information agrees in writing to be subject to this Section 11.08; (8) to any Rating Agency then rating any Loans (provided that any such Rating Agency to which disclosure is to be made shall have been identified to the Borrower); (9) as among the Administrative Agent, the Blackstone Representative, the Lenders and the Agents, to each other; (10) to any current or prospective funding source of any Blackstone Asset Based Finance Entity or Blackstone Asset Based Finance Investor, including any current and prospective investors or funding sources of a fund administered, managed, advised or sub-advised by Blackstone Asset Based Finance; or (11) to the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about a Lenders’ investment portfolio. In connection with enforcing its rights pursuant to this Section 11.08, the Borrower shall be entitled to the equitable remedies of specific performance and injunctive relief

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against the Administrative Agent, the Blackstone Representative, the Agents or any Lender which shall breach the confidentiality provisions of this Section 11.08.
(b)Notwithstanding any contrary agreement or understanding, the Collateral Manager, the Borrower, the Agents and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. Federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. Federal, state or local law.
Section 11.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Collateral Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Blackstone Representative, the Collateral Agent, the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Collateral Agent and the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower, the Blackstone Representative, the Collateral Agent and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Blackstone Representative, the Administrative Agent, the Collateral Agent and each Lender under this Section 11.09 are in addition to other rights and remedies (including other rights of setoff) that the Blackstone Representative, the Administrative Agent, the Collateral Agent and such Lender may have.

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Section 11.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 11.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents and the Blackstone Representative may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by an original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.
Section 11.12 Integration; Termination. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents, the Blackstone Representative or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties party thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section 11.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent, the Blackstone Representative and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent, the Blackstone Representative or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 11.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be

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affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.14, if and to the extent that the enforceability of any provision in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Blackstone Representative then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 11.15 GOVERNING LAW.
(a)THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT, THE BLACKSTONE REPRESENTATIVE AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT, THE BLACKSTONE REPRESENTATIVE AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 11.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE BLACKSTONE REPRESENTATIVE, THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.

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Section 11.16 WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 11.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties, the Blackstone Representative, the Administrative Agent and the Collateral Agent, and the Administrative Agent shall have been notified by each Lender that each Lender has executed it and thereafter this Agreement shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 11.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
Section 11.18 USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Blackstone Representative, the Administrative Agent and the Collateral Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender, the Blackstone Representative, the Administrative Agent or the Collateral Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders, the Blackstone Representative, the Administrative Agent and the Collateral Agent.

Section 11.19 No Advisory or Fiduciary Responsibility.
(a)In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents, the Blackstone Representative and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and

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accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Blackstone Representative and the Lenders and their respective Affiliates is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Blackstone Representative or the Lenders or their respective Affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, the Blackstone Representative or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents (or their respective Affiliates), the Blackstone Representative or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Blackstone Representative and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents, the Blackstone Representative or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Blackstone Representative and the Lenders and their respective Affiliates have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Blackstone Representative and the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.
(b)Each Loan Party acknowledges and agrees that each Lender and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Investor, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender or Affiliate thereof were not a Lender or an Affiliate thereof (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, the Borrower, any Investor or any Affiliate of the foregoing. Each Lender and any Affiliate thereof may accept fees and other consideration from the Borrower, any Investor or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, the Borrower, any Investor or any Affiliate of the foregoing. Some or all of the Lenders may have directly or indirectly acquired certain equity interests (including warrants) in the Borrower, an Investor or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to the Borrower, an Investor or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its Affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as agent thereunder

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and such Lender or an Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by the Borrower, an Investor or an Affiliate thereof.
Section 11.20 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 11.21 Effect of Certain Inaccuracies. In the event that any financial statement or Compliance Certificate previously delivered pursuant to Section 6.02(a) was inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Interest Rate for any period (an “Applicable Period”) than the Interest Rate applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Interest Rate shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Borrower shall within fifteen (15) days after the delivery of the corrected financial statements and Compliance Certificate pay to the Administrative Agent the accrued additional interest or fees owing as a result of such increased Interest Rate for such Applicable Period. This Section 11.21 shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.06(b) and 8.01.
Section 11.22 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures any Lender could purchase the specified currency with such other currency at such Lender’s New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such other currency such Lender may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to such Lender in the specified currency, such Lender agrees to remit such excess to the Borrower.
Section 11.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement,

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arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto to any Lender that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
APA FINANCE IV, LLC,
as Equity Holder

By: APA FINANCE IV HOLDINGS, LLC
Its Sole Member

By: APA GENERATION, LLC
Its: Sole Member

By: APA GENERATION HOLDINGS, LLC
Its Sole Member

By ALTUS POWER, LLC
Its Sole Member

By ALTUS POWER, INC.
Its Managing Member

By:        /s/ Gregg Felton     Name: Gregg Felton
Title: Chief Executive Officer

[Credit Agreement Signature Page]

APA FINANCE IV HOLDINGS, LLC,
as Equity Holder

By: APA GENERATION, LLC
Its: Sole Member

By: APA GENERATION HOLDINGS, LLC
Its Sole Member

By ALTUS POWER, LLC
Its Sole Member

By ALTUS POWER, INC.
Its Managing Member

By:        /s/ Gregg Felton     Name: Gregg Felton
Title: Chief Executive Officer

[Credit Agreement Signature Page]

BLACKSTONE ASSET BASED FINANCE ADVISORS LP,
as Blackstone Representative

By:        /s/ Marisa Beeney     Name: Marisa Beeney
Title: Authorized Signatory Address for notices:
345 Park Avenue, 30th Floor New York, NY 10154
Email: abf-pm@blackstone.com

[Credit Agreement Signature Page]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Administrative Agent

By:    /s/ Aaron X. Smith
Name: Aaron X. Smith
Title: President

[Credit Agreement Signature Page]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:             Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Document Custodian

By:             Name:
Title:

[Credit Agreement Signature Page]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Administrative Agent

By:             Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:        /s/ Nicholas Kennedy     Name: Nicholas Kennedy
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Document Custodian

By:             Name:
Title:

[Credit Agreement Signature Page]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Administrative Agent

By:             Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:             Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Document Custodian

By:    /s/ Kenneth Brandt
Name: Kenneth Brandt
Title: President

[Credit Agreement Signature Page]

[Credit Agreement Signature Page]

Lenders:

SECURITY LIFE OF DENVER INSURANCE COMPANY – CITADEL TRUST, as a Lender

By: Blackstone Asset Based Finance Advisors LP, pursuant to powers of attorney now and hereafter granted to it

By:        /s/ Marisa Beeney     Name: Marisa Beeney
Title: Authorized Signatory

ALLIANZ LIFE INSURANCE COMPANY OF
NORTH AMERICA, as a Lender

By: Blackstone Asset Based Finance Advisors LP, pursuant to powers of attorney now and hereafter granted to it

By:        /s/ Marisa Beeney     Name: Marisa Beeney
Title: Authorized Signatory

THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY, as a Lender

By: Blackstone Asset Based Finance Advisors LP, pursuant to powers of attorney now and hereafter granted to it
By:        /s/ Marisa Beeney     Name: Marisa Beeney
Title: Authorized Signatory

[Credit Agreement Signature Page]

LINCOLN LIFE & ANNUITY COMPANY OF
NEW YORK, as a Lender

By: Blackstone Asset Based Finance Advisors LP, pursuant to powers of attorney now and hereafter granted to it

By:        /s/ Marisa Beeney     Name: Marisa Beeney
Title: Authorized Signatory

Address for notices:

345 Park Avenue, 30th Floor New York, NY 10154
Email: abf-pm@blackstone.com

[Credit Agreement Signature Page]